EXECUTION VERSION

EXHIBIT 10.10

CREDIT AGREEMENT

dated as of

February 13, 2014
among

YRC WORLDWIDE INC.,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME
THE LENDERS PARTY HERETO
and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent
______________________________________________________
CREDIT SUISSE SECURITIES (USA) LLC and RBS CITIZENS, N.A.
as Joint Lead Arrangers and Joint Bookrunners

[Reference No. 5865-866]

[[NYCORP:3444845v19:4340W: 02/12/2014--06:02 PM]]

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Defined Terms 1

Section 1.02.	Other Interpretive Provisions 51

Section 1.03.	Certifications 52

Section 1.04.	Accounting Terms 52

Section 1.05.	Rounding 52

Section 1.06.	References to Agreements, Laws, Etc 52

Section 1.07.	Times of Day 53

Section 1.08.	Timing of Payment of Performance 53

Section 1.09.	Cumulative Credit Transactions 53

Section 1.10.	Pro Forma Calculations 53

Section 1.11.	Certain Accounting Matters 54

Section 1.12.	Classification of Loans and Borrowings 55

Section 1.13.	Currency Equivalents Generally 55

Section 1.14.	Excluded Swap Obligations 56
ARTICLE 2
THE CREDITS

Section 2.01.	Commitments 57

Section 2.02.	Loans 57

Section 2.03.	Borrowing Procedure 58

Section 2.04.	Evidence of Debt; Repayment of Loans 59

Section 2.05.	Fees 60

Section 2.06.	Interest on Loans 60

Section 2.07.	Default Interest 60

Section 2.08.	Alternate Rate of Interest 60

Section 2.09.	Termination and Reduction of Commitments 61

Section 2.10.	Conversion and Continuation of Borrowings 61

Section 2.11.	Repayment of Term Borrowings 63

Section 2.12.	Voluntary Prepayment 63

Section 2.13.	Mandatory Prepayments 65

Section 2.14.	Pro Rata Treatment 68

Section 2.15.	Sharing of Setoffs 68

Section 2.16.	Payments 69

Section 2.17.	Incremental Credit Extensions 70

Section 2.18.	Refinancing Amendments 72

Section 2.19.	Extensions of Term Loans 74
ARTICLE 3
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01.	Taxes 76

Section 3.02.	Illegality 79

Section 3.03.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans 80

Section 3.04.	Funding Losses 81

Section 3.05.	Matters Applicable to all Requests for Compensation 82

Section 3.06.	Replacement of Lenders under Certain Circumstances 83

Section 3.07.	Survival 85
ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01.	All Credit Extensions 85

Section 4.02.	First Credit Extension 85
ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01.	Existence, Qualification and Power; Compliance with Laws 88

Section 5.02.	Authorization; No Contravention 88

Section 5.03.	Governmental Authorization; Other Consents 89

Section 5.04.	Binding Effect 89

Section 5.05.	Financial Statements; No Material Adverse Effect 89

Section 5.06.	Compliance With Laws 90

Section 5.07.	Ownership of Property; Liens 90

Section 5.08.	Environmental Matters 91

Section 5.09.	Taxes 91

Section 5.10.	ERISA Compliance 92

Section 5.11.	Subsidiaries 92

Section 5.12.	Margin Regulations; Investment Company Act 92

Section 5.13.	Disclosure 93

Section 5.14.	Labor Matters 93

Section 5.15.	Insurance 93

Section 5.16.	Solvency 94

Section 5.17.	No Other Borrowed Money Indebtedness 94

Section 5.18.	Collateral Documents 94

Section 5.19.	Compliance with Anti-Terrorism and Corruption Laws 96
ARTICLE 6
AFFIRMATIVE COVENANTS

Section 6.01.	Financial Statements, Reports, Etc 96

Section 6.02.	Certificates; Other Information 99

Section 6.03.	Notices 100

Section 6.04.	Payment of Taxes 101

Section 6.05.	Preservation of Existence, Etc 101

Section 6.06.	Maintenance of Properties 101

Section 6.07.	Maintenance of Insurance 101

Section 6.08.	Compliance with Laws 103

Section 6.09.	Books and Records 103

Section 6.10.	Inspection Rights 103

Section 6.11.	Additional Collateral; Additional Guarantors 103

Section 6.12.	Compliance with Environmental Laws 105

Section 6.13.	Further Assurances and Post-Closing Conditions 105

Section 6.14.	Designation of Subsidiaries 106

Section 6.15.	Maintenance of Ratings 106

Section 6.16.	Use of Proceeds 106
ARTICLE 7
NEGATIVE COVENANTS

Section 7.01.	Liens 107

Section 7.02.	Investments 111

Section 7.03.	Indebtedness 114

Section 7.04.	Fundamental Changes 118

Section 7.05.	Dispositions 120

Section 7.06.	Restricted Payments 123

Section 7.07.	Change in Nature of Business; Organization Documents 124

Section 7.08.	Transactions with Affiliates 125

Section 7.09.	Burdensome Agreements 125

Section 7.10.	Financial Covenant 127

Section 7.11.	Capital Expenditures 127

Section 7.12.	Fiscal Year 128

Section 7.13.	Prepayments, Etc. of Indebtedness 128
ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.01.	Events of Default 129

Section 8.02.	Remedies Upon Event of Default 132

Section 8.03.	Exclusion of Immaterial Subsidiaries 133

Section 8.04.	Application of Funds 133
ARTICLE 9
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
ARTICLE 10
MISCELLANEOUS

Section 10.01.	Notices; Electronic Communications 136

Section 10.02.	Survival of Agreement 139

Section 10.03.	Binding Effect 140

Section 10.04.	Successors and Assigns 140

Section 10.05.	Expenses; Indemnity 145

Section 10.06.	Right of Setoff 148

Section 10.07.	Applicable Law 148

Section 10.08.	Waivers; Amendment 148

Section 10.09.	Interest Rate Limitation 151

Section 10.10.	Entire Agreement 151

Section 10.11.	WAIVER OF JURY TRIAL 151

Section 10.12.	Severability 151

Section 10.13.	Counterparts 152

Section 10.14.	Headings 152

Section 10.15.	Jurisdiction; Consent to Service of Process 152

Section 10.16.	Confidentiality 153

Section 10.17.	Lender Action 153

Section 10.18.	USA PATRIOT Act Notice 153

Section 10.19.	Collateral And Guaranty Matters 154

Section 10.20.	Secured Hedge Agreements 155

Section 10.21.	Payments Set Aside 155

Section 10.22.	No Advisory or Fiduciary Responsibility 155

Section 10.23.	Intercreditor Agreements 156
ARTICLE 11
GUARANTEE

Section 11.01.	The Guarantee 157

Section 11.02.	Obligations Unconditional 157

Section 11.03.	Certain Waivers. Etc 158

Section 11.04.	Reinstatement 159

Section 11.05.	Subrogation; Subordination 159

Section 11.06.	Remedies 159

Section 11.07.	Instrument for the Payment of Money 159

Section 11.08.	Continuing Guarantee 159

Section 11.09.	General Limitation on Guarantee Obligations 160

Section 11.10.	Release of Guarantors 160

Section 11.11.	Right of Contribution 160

Section 11.12.	Additional Guarantor Waivers and Agreements 160

SCHEDULES
1.01(a)     Excluded Real Property
1.01(b)Guarantors
1.01(c)    Mortgaged Properties
1.01(d)    Pension Fund Entities
2.01    Lenders and Commitments
4.02(b)    Local Counsel Opinions
5.10(b)    Multiemployer Plans
5.11    Subsidiaries and Other Equity Interests
5.14    Labor Matters
6.13(a)    Certain Collateral Documents
7.01(b)    Existing Liens
7.02(e)    Existing Investments
7.03(b)    Existing Indebtedness
7.05     Asset Sales
7.08    Transactions with Affiliates
7.09    Certain Contractual Obligations
EXHIBITS
Exhibit A    Form of Administrative Questionnaire
Exhibit B    Form of Assignment and Acceptance
Exhibit C    Form of Request for Credit Extension
Exhibit D    Form of Security Agreement
Exhibit E    Form of Intercompany Note
Exhibit F    Form of Compliance Certificate

Exhibit G-1	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships)

Exhibit G-2	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships)

Exhibit G-3	Form of United States Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships)

Exhibit G-4	Form of United States Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships)
Exhibit H    Form of Solvency Certificate
Exhibit I    Form of ABL Intercreditor Agreement
Exhibit J    Form of Term Note
Exhibit K    Auction Procedures

CREDIT AGREEMENT, dated as of February 13, 2014 (this “Agreement”), among YRC WORLDWIDE INC., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto from time to time, the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article 1), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any permitted successor or assign thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any permitted successor or assign thereto, the “Collateral Agent”) for the Lenders.
The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount of $700,000,000, the proceeds of which shall be used on the Closing Date, together with the proceeds of the ABL Facility, to repay, refinance or replace in full the Borrower’s indebtedness under the Existing Credit Agreement and the Existing ABL Facility, to pay the Transaction Expenses and for working capital and other general corporate purposes. On the Closing Date, the Borrower and certain of its subsidiaries, as borrowers, will enter into the ABL Credit Agreement and will make borrowings thereunder, the proceeds of which will be used (i) on the Closing Date, solely to fund, through the issuance of letters of credit under, or the rollover of outstanding letters of credit into, the approximately $365,000,000 of letters of credit then outstanding under the Existing Credit Agreement, and (ii) after the Closing Date, solely for working capital and other general corporate purposes of the Borrower and its subsidiaries.
Accordingly, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABL Agent” shall mean, as the context may require, RBS Citizens Business Capital (a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A.), in its capacity as administrative agent under the ABL Facility Documentation, RBS Citizens Business Capital (a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A.), in its capacity as collateral agent under the ABL Facility Documentation, such agents collectively or any permitted successor or assignee administrative agent or collateral agent under the ABL Facility Documentation.
“ABL Credit Agreement” shall mean that certain asset-based revolving credit agreement dated as of the Closing Date, among the Borrower, YRC Inc., a Delaware corporation, USF Reddaway Inc., an Oregon corporation, USF Holland Inc., a Michigan corporation and New Penn Motor Express, Inc., a Pennsylvania corporation, the other subsidiaries of the Borrower party thereto, the lenders party thereto and the ABL Agent, as the same may be amended, restated, modified, supplemented, extended, renewed, restructured, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents and resulting in a financing that constitutes (or that would constitute if incurred as a new financing) a Permitted Refinancing of the ABL Facility Indebtedness), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof), in each case as and to the extent permitted by this Agreement and, if applicable, the ABL Intercreditor Agreement.
“ABL Facility” shall mean the asset-based revolving credit facility made available to the Borrower and certain of its Subsidiaries pursuant to the ABL Credit Agreement.
“ABL Facility Documentation” shall mean the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith and including all “Loan Documents” (as defined in the ABL Credit Agreement) or similar term.
“ABL Facility Indebtedness” shall mean Indebtedness of the Borrower or any Restricted Subsidiary outstanding under the ABL Facility Documentation.
“ABL Intercreditor Agreement” shall mean the intercreditor agreement dated as of the Closing Date among the Administrative Agent and/or Collateral Agent, the ABL Agent and the Loan Parties, substantially in the form attached as Exhibit I together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Collateral Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s and/or Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent.
“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“ABL Secured Parties” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Lender” shall mean, with respect to any Refinancing Amendment, Incremental Amendment or in respect of any bank, financial institution or investor not theretofore a Lender that agrees to provide an Other Term Loan or Incremental Term Loan pursuant thereto, provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such bank, financial institution or investor as would be required under Section 10.04(b) for an assignment of Loans to such bank, financial institution or investor.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent and approved by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed).
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agents” shall have the meaning assigned to such term in Article 9.
“Agreement” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Alternative Incremental Indebtedness” shall mean all Permitted Additional Debt incurred pursuant to Section 7.03(p); provided that (i) the aggregate principal amount at the time of the incurrence thereof (when taken together with any Incremental Term Loans and Alternative Incremental Indebtedness that has been incurred or will be incurred simultaneously therewith) shall not exceed the Maximum Incremental Facility Amount, (ii) the maturity date of such Alternative Incremental Indebtedness shall not be earlier than the Latest Maturity Date and (iii) the Weighted Average Life to Maturity of such Alternative Incremental Indebtedness shall not be less than the remaining Weighted Average Life to Maturity of the then outstanding Term Loans.
“Applicable ECF Percentage” shall mean, for any Excess Cash Flow Period, (a) 50% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 3.50:1.00, (b) 25% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 3.50:1.00 but is greater than 3.00:1.00, and (c) 0% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 3.00:1.00.
“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 7.0% per annum and (b) with respect to any ABR Term Loan, 6.0% per annum.
“Arranger” shall mean each of Credit Suisse Securities (USA) LLC and RBS Citizens, N.A., in its capacity as joint lead arranger and joint lead bookrunner in respect of this Agreement.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Borrower (such approval of the Borrower shall not be unreasonably withheld, conditioned or delayed).
“Attorney Costs” shall mean and shall include all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Manager” shall mean Credit Suisse Securities (USA) LLC (“CS Securities”) (or, if CS Securities declines to act as Auction Manager, an investment bank or other financial institution or advisor of recognized standing selected by the Borrower).
“Auction Procedures” shall mean the auction procedures with respect to non-pro rata assignments of Term Loans pursuant to Section 10.04(k) set forth in Exhibit K hereto.
“Audited Financial Statements” shall mean the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries for the fiscal years ending December 31, 2010, December 31, 2011 and December 31, 2012 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows of the Borrower and its consolidated subsidiaries.

“Blocked Person” shall mean any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 10.01.
“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Expenditures” shall mean, for any period, the aggregate of (a) all amounts that would be reflected as additions to property, plant or equipment on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by the Borrower and its Restricted Subsidiaries during such period; provided that, Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any of its Restricted Subsidiaries) and for which no Loan Party or any of its Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts and (vi) expenditures made with the Net Proceeds of any debt or equity issuance.
“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Cash Collateral Account” shall mean a blocked account at a commercial bank reasonably satisfactory to the Administrative Agent, in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Equivalents” shall mean any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars and, to the extent consistent with past practice, Canadian Dollars;
(b)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;
(c)    investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, rated at least A-2 or P-2 by S&P or Moody’s;
(d)    investments in demand deposits, certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent, the ABL Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;
(e)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria of clause (d) above;
(f)    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above; and
(g)    other short-term investments entered into in accordance with normal investment policies and practices of any Foreign Subsidiary consistent with past practices for cash management and constituting investments in governmental obligations and investment funds analogous to and having a credit risk not greater than investments of the type described in clauses (a) through (f) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (a) above; provided that such amounts are converted into currencies listed in clause (a) within ten Business Days following the receipt of such amounts.
“Casualty Event” shall mean any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property or as compensation for such condemnation event.
“Change of Control” shall mean:
(a)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;
(b)    occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c)    a “change of control” (or similar event) shall occur under (i) the ABL Facility Documentation or any Permitted Refinancing thereof or (ii) any other Indebtedness for borrowed money with an aggregate principal amount (in the case of this clause (ii)) in excess of the Threshold Amount.
“Charges” shall have the meaning assigned to such term in Section 10.09.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans, Other Term Loans or Extended Term Loans, (b) any Commitment, refers to whether such Commitment is a Term Loan Commitment, Other Term Loan Commitment (and, in the case of an Other Term Loan Commitment, the Class of Term Loans to which such commitment relates), or a commitment in respect of Term Loans to be made pursuant to an Incremental Amendment or an Extension Offer and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Loan Commitments, Other Term Loans, Incremental Term Loans and Extended Term Loans that have different terms and conditions, and each tranche of Extended Term Loans, shall be construed to be in different Classes.
“Closing Date” shall mean February 13, 2014.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all the “Collateral” as defined in any Collateral Document and shall also include the Mortgaged Properties.
“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a)    on the Closing Date the Administrative Agent and the Collateral Agent shall have received each Collateral Document to the extent required to be delivered on the Closing Date pursuant to Section 4.02(d), subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;
(b)    in each case subject to the limitations and exceptions set forth in this Agreement and the Collateral Documents, and to any action required to be taken by the Collateral Agent or the Administrative Agent to effectuate the same, the Obligations shall have been secured by:

(i)
a perfected second priority security interest (subject to Liens permitted by Section 7.01) in all personal property of the Borrower and each Guarantor consisting of all accounts receivable, cash and Cash Equivalents, deposit accounts and supporting obligations and books and records related to the foregoing and, in each case, proceeds thereof;

(ii)
a perfected first priority pledge (subject to Liens permitted by Section 7.01) of all Equity Interests directly held by the Borrower or any Guarantor (which pledge, in the case of Equity Interests of any Foreign Subsidiary or of a Domestic Subsidiary that is a disregarded entity for U.S. Federal income Tax purposes if substantially all of its assets consist of the Equity Interests or Indebtedness of one or more Foreign Subsidiaries, shall be limited to 100% of the non-voting Equity Interests (if any) and 65% of the voting Equity Interests of such Foreign Subsidiary or Domestic Subsidiary, as the case may be);

(iii)
a perfected first priority security interest (subject to Liens permitted by Section 7.01) in, and Mortgages on, each Material Real Property (provided that Mortgages may be delivered after the Closing Date in accordance with Section 6.13(a));

(iv)
a perfected first priority security interest (subject to Liens permitted by Section 7.01) in substantially all plant and equipment of the Borrower and each Guarantor and in all motor vehicles (including tractors, trailers and other rolling stock) of the Borrower and each Guarantor; and

(v)
a perfected first priority security interest (subject to Liens permitted by Section 7.01) in substantially all other personal property of the Borrower and each Guarantor, including investment property, contracts, patents, copyrights, trademarks and other general intangibles (subject to a license in favor of the ABL Agent to use intellectual property, subject to the ABL Intercreditor Agreement), commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing;

(c)    subject to the limitations and exceptions set forth in this Agreement and the Collateral Documents, to the extent a security interest in and mortgage lien on any Material Real Property is required under Section 4.02, 6.11 or 6.13 (together with any Material Real Property that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to such

Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property (the “Mortgage Policies”) issued by Chicago Title or another nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the Real Property (or interest therein, as applicable) covered thereby), insuring the Mortgages to be valid, subsisting Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01, each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit (if available after the applicable Loan Party uses commercially reasonable efforts), doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), (iii) either (1) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey for which all charges have been paid, dated a date, containing a certification and otherwise being in form and substance reasonably satisfactory to the Collateral Agent or (2) such documentation as is sufficient to omit the standard survey exception to coverage under the Mortgage Policy with respect to such Mortgaged Property and affirmative endorsements reasonably requested by the Collateral Agent, including “same as” survey and comprehensive endorsements, (iv) customary legal opinions, addressed to the Collateral Agent and the Secured Parties, and (v) in order to comply with the Flood Laws, the following documents: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”); (B) if any of the material improvement(s) to the improved Material Real Property is located in a special flood hazard area, a notification thereof to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community in which the property is located does not participate in the NFIP; (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., a countersigned Borrower Notice or return receipt of certified U.S. Mail or overnight delivery); and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which such Material Real Property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”); and
(d)    after the Closing Date, each Restricted Subsidiary of the Borrower that is not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11 or 6.13; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees any ABL Facility Indebtedness, any Junior Financing, Permitted Additional Debt, or any Permitted Refinancing of any Indebtedness thereof, or that is a borrower under the ABL Facility (or any Permitted Refinancing thereof) shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness (or is a borrower with respect thereto).
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, the obtaining of title insurance with respect to or the taking of any other actions with respect to: (i) any fee owned Real Property that is not Material Real Property or any Leasehold Property (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles (other than tractors, trailers and other rolling stock) consisting of an employee or light vehicle and other assets subject to certificates of title with an individual fair market value of less than $40,000, (iii) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement) of an amount less than $5,000,000 and commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is rendered ineffective under the UCC), (v) Collateral in which pledges or security interests are prohibited or restricted by applicable law or require the consent of any governmental authority or third party, which consent has not been obtained, (vi) Margin Stock, (vii) Equity Interests in joint ventures and other non-wholly owned Subsidiaries of the Borrower (but only to the extent that the organizational documents of such Subsidiaries or agreements with other equity holders prohibit or restrict the pledge thereof under restrictions that are enforceable under the UCC), (viii) Equity Interests of (or held as assets by) Unrestricted Subsidiaries, Immaterial Subsidiaries, or captive insurance Subsidiaries, (ix) any lease, license or agreement or any property to the extent a grant of a security interest therein would violate or invalidate such lease, license or agreement or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is deemed effective under the UCC or other applicable law, notwithstanding such prohibition, (x) any assets or rights subject to a purchase money security interest, Capitalized Lease or similar arrangement, (xi) with respect to ABL Priority Collateral, any asset on which perfection action is not required under the ABL Facility Documentation, (xii) any assets to the extent a security interest in such assets could result in adverse Tax consequences as reasonably determined by the Borrower, in consultation with the Administrative Agent, (xiii) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (xiv) any equipment or other collateral with a net book value in an aggregate amount not to exceed $5,000,000, and (xv) other assets not specifically included in the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent in consultation with the Borrower;
(B)    (i) the foregoing definition shall not require control agreements or, except with respect to Equity Interests or Indebtedness represented or evidenced by certificates or instruments, perfection by “control” with respect to any Collateral (including deposit accounts, securities accounts, etc.); (ii) perfection by possession or control shall not be required with respect to (x) any intercompany notes in an aggregate principal amount not to exceed $5,000,000 and (y) any other notes or other evidence of Indebtedness in an aggregate principal amount not to exceed $5,000,000; (iii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the United States (including the Equity Interests of any Foreign Subsidiary) or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); and (iii) except to the extent that perfection and priority may be achieved (w) by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor, (x) with respect to Real Property and the recordation of Mortgages in respect thereof, as contemplated by clauses (b)(iii) and (c) above, (y) with respect to Equity Interests or Indebtedness, by the delivery of certificates or instruments representing or evidencing such Equity Interests or Indebtedness along with appropriate undated instruments of transfer executed in blank, or (z) by notation of liens on certificate of title, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (A) above and this clause (B);
(C)    the Collateral Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking of other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition (or any similar requirements set forth herein or in any other Loan Documents) where it reasonably determines, in consultation with the Borrower, that such creation or perfection of security interests or Mortgages, or such obtaining of title insurance or taking of other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which such act would otherwise be required by this Agreement or any Collateral Documents; provided that the Collateral Agent shall have received on or prior to the Closing Date, (i) UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, and (ii) any certificates or instruments representing or evidencing Equity Interests of the Borrower and each direct wholly owned Domestic Subsidiary of the Borrower or any Guarantor, in each case accompanied by undated instruments of transfer and stock powers endorsed in blank; and
(D)    Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth in this Agreement and the Collateral Documents.
“Collateral Documents” shall mean, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.02, Section 6.11 or Section 6.13, each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement (if any) and the Second Lien Intercreditor Agreement (if any).
“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment (including pursuant to any Incremental Amendment, Refinancing Amendment or Extension Amendment).
“Communications” shall have the meaning assigned to such term in Section 10.01.
“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit F.
“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income (other than clauses (viii) or (xi)), the sum of the following amounts for such period with respect to Borrower and its Restricted Subsidiaries:
(i)    total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any expenses or losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or other derivative obligations, letter of credit fees, costs of surety bonds in connection with financing activities and any bank fees and financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts entered into for the purpose of hedging interest or commodity rate risk) and annual agency, unused line, facility or similar fees paid under definitive documentation related to Indebtedness (whether amortized or immediately expensed),

(ii)    provision for taxes based on income, profits or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,
(iii)    depreciation and amortization,
(iv)    extraordinary, unusual or non-recurring charges, expenses or losses,
(v)    non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method, purchase accounting adjustments and stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any of the non-cash charges referred to in this clause (v) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid,
(vi)    restructuring costs and charges, integration costs, retention, recruiting, relocation and signing bonuses and expenses, and severance costs (including, for the avoidance of doubt, any bonuses payable in connection with the IBT Transactions in 2014 or 2015),
(vii)    Transaction Expenses,
(viii)    pro forma results for acquisitions (including the commencement of activities constituting such business) and material dispositions (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, and operational changes and operational initiatives (including, to the extent applicable, from the Transactions but excluding the IBT Transactions), including any synergies, operating expense reductions, other operating improvements and cost savings as certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within eighteen (18) months following any such acquisition or disposition, operational change and operational initiatives (with the total add-back pursuant to this clause (viii) or Section 1.09(c) to be limited in the aggregate to 20% of Consolidated EBITDA (prior to giving effect to any such adjustments pursuant to this clause (viii) and Section 1.09(c) but otherwise on a pro forma consolidated basis) in any Test Period; provided, that such limitation on add-backs shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to the Administrative Agent or if such adjustments satisfy the requirements of Regulation S-X),
(ix)    solely for purposes of calculating the Senior Secured Leverage Ratio, adjustments and addbacks described in the Confidential Information Memorandum dated January 2014,
(x)    other transaction specific accruals, costs, charges, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions, investments, restricted payments, dispositions or issuances, amendments, waivers or modifications of debt or equity (whether or not consummated) reasonably expected to be permitted under this Agreement or the consummation of which would result in the repayment in full of the Obligations (other than unasserted contingent indemnity and reimbursement obligations and obligations of any Loan Party arising under any Secured Hedge Agreement),
(xi)    proceeds of business interruption insurance received or reasonably expected to be received within 365 days after the end of such period; provided that any such expected proceeds that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in the fiscal quarter immediately following such 365 day period,
(xii)    charges, losses or expenses to the extent indemnified or insured or reimbursed or reasonably expected to be indemnified, insured or reimbursed by a third party within 365 days after the end of such period; provided that any such expected amounts that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in the fiscal quarter immediately following such 365 day period,
(xiii)    the amount of any minority interest expense attributable to minority interests of third parties in the positive income of any non-wholly owned Restricted Subsidiary,
(xiv)    any net loss from disposed, abandoned or discontinued operations,
(xv)    the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing,
(xvi)    net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements,
(xvii)    the cumulative effect of a change in accounting principles,
(xviii)    realized non-cash foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) and all other non-cash items of income for such period, (ii) any gains and income from investments recorded using the equity method, and (iii) any gains arising out of transactions of the types described in clauses (a)(xii), (xiii), (xiv), (xv) and (xvi) above; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(v)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received).
“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP on a consolidated basis (without duplication) for such period (without deduction for minority interests); provided that in determining Consolidated Net Income, (a) the net income of any other Person which is not a Subsidiary of the Borrower, is an Unrestricted Subsidiary or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Guarantor that could be made during such period; provided, however, that for purposes of calculating the Cumulative Credit for purposes of Section 7.06(e)(y), such income shall only be included (directly or indirectly) to the extent such cash dividends or other cash distributions are actually received from such other Person by the Borrower or a Guarantor, (b) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to the Loan Documents and or the ABL Facility Documentation and (iii) restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower in good faith)) and (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary shall be excluded.
“Consolidated Total Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b).
“Consolidated Total Debt” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (a) the effects of any discounting of Indebtedness as provided in Section 1.10 and (b) Indebtedness in respect of the Existing Series A

Notes to the extent the amount thereof is fully discharged in accordance with its terms), consisting of Indebtedness for borrowed money, Attributable Indebtedness or purchase money Indebtedness, debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments, and all Guarantees of any of the foregoing; provided that (i) Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, bankers’ acceptances and other similar contingent obligations, except to the extent of unreimbursed amounts thereunder, and (ii) Consolidated Total Debt shall not include obligations under Swap Contracts permitted hereunder.
“Consolidated Working Capital” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Deferral Agreement” means that certain Second Amended and Restated Contribution Deferral Agreement, dated as of January 31, 2014, by and between YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., certain other of the Subsidiaries of the Borrower, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Pension Fund Entities and each other pension fund from time to time party thereto and Wilmington Trust Company, all as the same may be amended, amended and restated, restated, supplemented or otherwise modified in accordance with the terms hereof.
“Control” shall have the meaning specified in the definition of “Affiliate”.
“Credit Agreement Refinancing Indebtedness” shall mean Permitted Additional Debt or Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or part, existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing, replacing, restructuring or refinancing Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such exchange, modification, refinancing, refunding, renewal, restructuring, replacement or extension, (ii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged with 100% of the Net Proceeds of the applicable Credit Agreement Refinancing Indebtedness and all accrued, due and payable interest, fees and premiums (if any) in connection therewith shall be paid promptly upon receipt of the proceeds of such Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not have an earlier maturity and has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt and (iv) and, in the case of any high yield notes constituting Credit Agreement Refinancing Indebtedness, such Indebtedness will not have mandatory prepayment provisions (other than related to customary asset sale and change of control and similar offers and AHYDO “catch up” payments) that would result in mandatory prepayment of such Indebtedness prior to the Refinanced Debt.
“Credit Extension” shall mean a Borrowing.
“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)    $20,000,000, plus
(b)    the Cumulative Retained Excess Cash Flow Amount at such time, plus
(c)    the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests of the Borrower or of any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time which proceeds have been received in the form of common or preferred equity (other than Disqualified Equity Interests) by, or contributed as common or preferred equity (other than Disqualified Equity Interests) to the capital of, the Borrower, to the extent Not Otherwise Applied, plus
(d)    to the extent not applied, or required to be applied, to the prepayment of Loans pursuant to Section 2.13, 100% of the aggregate after-tax amount received by the Borrower or any Restricted Subsidiary of the Borrower after the Closing Date in cash and Cash Equivalents from:
(A)    the sale (other than to the Borrower or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or joint ventures, or
(B)    any dividend or other distribution made by an Unrestricted Subsidiary or joint ventures, plus
(e)    the fair market value of all Qualified Equity Interests of the Borrower issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of the Borrower or any of its Restricted Subsidiaries after the Closing Date;
(f)    in the event that the Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (I) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, so long as the Borrower or such Restricted Subsidiary is the surviving Person, and (II) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary), the fair market value (as determined in good faith by the Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation; plus
(g)    the aggregate amount of Declined Proceeds at such time that have been retained by the Borrower in accordance with Section 2.13(d), plus
(h)    to the extent not already included in the Cumulative Retained Excess Cash Flow Amount, an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary after the Closing Date in respect of any Investments made pursuant to Section 7.02(p)(y), and provided in each case that such amount does not exceed the amount of such Investment made pursuant to Section 7.02(p)(y), minus
(i)    any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(p)(y) after the Closing Date and prior to such time, minus
(j)    any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(d)(ii) or Section 7.06(e)(y) after the Closing Date and prior to such time, minus
(k)    any amount of the Cumulative Credit used to make Capital Expenditures pursuant to Section 7.11(ii) after the Closing Date and prior to such time, minus
(l)    any amount of the Cumulative Credit used to make payments or distributions in respect of Permitted Second Priority Additional Debt or Junior Financing (or any Permitted Refinancing thereof) pursuant to Section 7.13(a)(vi) after the Closing Date and prior to such time.
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in any fiscal year, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date; provided, that for purposes of Section 7.06(e)(y), (a) the Cumulative Retained Excess Cash Flow Amount shall only be available if the Total Leverage Ratio at the time of the making of such Investment, Restricted Payment or prepayment, redemption, purchase, defeasance or other payment, as the case may be, calculated on a Pro Forma Basis, is less than or equal to 3.75 to 1.00 and (b) the Cumulative Retained Excess Cash Flow Amount shall be reduced by the amount of Excess Cash Flow attributable to Foreign Subsidiaries to the extent and for so long as such Excess Cash Flow is excluded from Excess Cash Flow prepayments pursuant to Section 2.13(f).
“Current Assets” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than (a) cash and Cash Equivalents, (b) amounts related to current or deferred Taxes based on income or profits,

(c) assets held for sale, (d) loans (permitted) to third parties, (e) pension assets, (f) deferred bank fees, and (g) derivative financial instruments.
“Current Liabilities” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than, without duplication (and to the extent otherwise included therein) (a) the current portion of any Indebtedness, (b) accruals of interest expense (excluding interest expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) the current portion of pension liabilities and (f) revolving loans, swing line loans and letter of credit obligations under the ABL Facility or any other revolving credit facility.
“Custodial Administration Agreement” shall mean the custodial administration agreement, dated as of the date hereof, by and among the Borrower, the Subsidiaries from time to time parties thereto, VINtek, Inc., as custodial administrator, the Collateral Agent, as administrative and collateral agent for the benefit of the Secured Parties, the ABL Agent, as administrative and collateral agent for the benefit of the ABL Secured Parties and the Collateral Agent, as collateral agent for the benefit of the Secured Parties and the ABL Secured Parties.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“December 2013 Exchange Agreements” shall mean each of the exchange agreements dated as of December 22, 2013, as amended, restated, modified, waived, supplemented or consented to, by and among the Borrower and certain of the holders of the Series B Senior Secured Notes due 2015 that are party thereto.
“December 2013 Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of December 22, 2013, as amended, restated modified, waived, supplemented or consented to, by and among the Borrower and each of the purchasers signatory thereto.
“December 2013 Stock Purchase Agreements” shall mean each of the stock purchase agreements dated as of December 22, 2013, as amended, restated, modified, waived, supplemented or consented to, by and among the Borrower and each of the purchasers party thereto.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(d).

“Default” shall mean any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of any grace period, or both, without cure or waiver hereunder, would be an Event of Default.
“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the then Latest Maturity Date; provided that if such Equity Interests are issued pursuant to, or in accordance with a plan for the benefit of employees of the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lenders” shall mean (i) each of those banks, financial institutions and other entities identified in writing prior to the launch of the syndication of the Initial Term Loans by the Borrower to the Administrative Agent, (ii) competitors of the Borrower or the Guarantors identified in writing from time to time by the Borrower to the Administrative Agent and (iii) any known affiliates of the Persons identified pursuant to clause (i) or (ii); provided that a “competitor” or an affiliate of a competitor or an entity referenced in clause (i) shall not include any bona fide debt fund or investment vehicle (other than a Person which is excluded pursuant to clause (i) above) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and whose managers are not involved with any equity or equity-like investments or other investments with an equity component or characteristic managed by any Person described in clause (i) or (ii) above.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia; provided, that notwithstanding the foregoing, “Domestic Subsidiary” shall not include any Subsidiary substantially all of the assets of which are Equity Interests or Indebtedness in (or owed by) one or more Subsidiaries that are not Domestic Subsidiaries.
“Dutch Auction” shall mean an auction conducted by the Borrower in order to purchase Term Loans as contemplated by Section 10.04(k), in accordance in all material respects with the procedures set forth in Exhibit K.
“Eligible Assignee” shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing and except during the primary syndication of the Commitments to those institutions disclosed in writing by the Arranger to the Borrower and approved by the Borrower prior to the Closing Date, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed and the Borrower’s approval being deemed to have been given in the event that the Borrower does not object in writing to an assignment within 10 days after receipt of written notice of such assignment); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any other Controlled Affiliate of the Borrower (it being understood that assignments to the Borrower may only be made pursuant to Section 10.04(k)). “Eligible Assignee” shall not include any Disqualified Lender without the prior written consent of the Borrower (which may be withheld in the Borrower’s sole discretion). Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that the Administrative Agent (in its capacity as such) (x) shall not have any responsibility or obligation to determine whether any Lender or any potential assignee Lender is a Disqualified Lender and (y) shall not have any liability with respect to any assignment or participation made to a Disqualified Lender.
“Environmental Laws” shall mean all federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety (with respect to exposure to hazardous or toxic substances or wastes) or the presence, Release of, or exposure to, hazardous or toxic substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous or toxic substances or wastes.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, capital and operating costs, injunctive relief, costs associated with financial assurance, permitting or closure requirements, natural resource damages and investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding in each case any debt security that is convertible into, or exchanged for, Equity Interests.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean Person, any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is or, within the six year period immediately preceding the Closing Date, was treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) a Reportable Event; (b) the failure to satisfy the minimum funding standard with respect to a Plan within the meaning of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived (unless such failure is corrected by the final due date for the plan year for which such failure occurred), (c) a determination that a Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the receipt by a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates of notice pursuant to Section 305(b)(3)(D) of ERISA that a Multiemployer Plan is or will be in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), or is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of ERISA); (e) the filing pursuant to Section 431 of the Code or Section 304 of ERISA of an application for the extension of any amortization period; (f) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan; (g) the filing of a notice to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (h) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (i) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (j) the incurrence by a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (k) the receipt by a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (l) the receipt by a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability; (m) the occurrence of any event or condition that would reasonably be expected to result in the termination of a Plan or the appointment of a trustee to administer a Plan; (o) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which could result in liability to a Loan Party or any Restricted Subsidiary or with respect to which a Loan Party or any Restricted Subsidiary is a “disqualified person” (as defined in Section 4975 of the Code) or a “party in interest” (as defined in Section 3(14) of ERISA); (p) the incurrence of any liability with respect to any Plan or Multiemployer Plan under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA); or (q) engagement in any transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate (other than the Alternate Base Rate) determined by reference to the Adjusted LIBO Rate.
“Event of Default” shall have the meaning assigned to such term in Article 8.
“Excess Cash Flow” shall mean, for any period, an amount equal to:
(a)    the sum, without duplication, of:

(i)	Consolidated Net Income for such period,

(ii)	an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)
decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period),

(iv)	cash receipts in respect of Swap Contracts during such period to the extent such receipts were not otherwise included in arriving at such Consolidated Net Income,

(v)	the amount of tax expense deducted in determining Consolidated Net Income for such period to the extent it exceeds the amount of cash taxes paid in such period,

(vi)
an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, minus
(b)    the sum, without duplication, of:

(i)	an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii)	the amount of Capital Expenditures made in cash during such period (or committed to be made within 90 days after the end of such period) to the extent financed with Internally Generated Cash,

(iii)
the aggregate amount of payments made in cash during such period (or committed to be paid in cash within 90 days after the end of such period) (other than Capital Expenditures) and capitalized in accordance with GAAP to the extent financed with Internally Generated Cash,

(iv)
the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries during such period, in each case to the extent financed with Internally Generated Cash (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.11 (to the extent actually made) and (C) voluntary prepayments or buybacks of Term Loans made pursuant to Section 10.04(k) (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans), but excluding (W) all voluntary prepayments of Term Loans (other than voluntary prepayments made pursuant to Section 10.04(k)), (X) all prepayments of Indebtedness on the Closing Date in connection with the Recapitalization Transactions or the Refinancing Transactions, (Y) all prepayments, redemptions or repurchases in respect of (i) Permitted Second Priority Additional Debt (or any Permitted Refinancing thereof), except to the extent permitted under Section 7.13(a) and (ii) Junior Financing, except to the extent permitted under Section 7.13(a) and (Z) all prepayments of loans under the ABL Facility or any other revolving credit facility made during such period unless there is a corresponding permanent commitment reduction in connection therewith (it being agreed that any amount excluded pursuant to clause (W), (X), (Y) or (Z) may not be deducted under any other clause of this definition),

(v)
an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(vi)	increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period),

(vii)
cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness and that were made with Internally Generated Cash and were not deducted or were excluded in calculating Consolidated Net Income,

(viii)
the amount of Investments and acquisitions made during such period (or committed to be made within 90 days after the end of such period) in cash pursuant to Section 7.02 (other than Section 7.02(a) or (c)) (net of the cash return on any such Investments received during such period, except to the extent such return was included in the determination of Consolidated Net Income) to the extent that such Investments and acquisitions were not expensed and were financed with Internally Generated Cash,

(ix)
the amount of cash taxes paid in such period (or reasonably expected to be paid within 90 days of the end of such period) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (which amounts shall be included in the calculation of Excess Cash Flow for the period in which they are expensed),

(x)	cash expenditures in respect of Swap Contracts during such fiscal year to the extent such expenditures were not deducted or were excluded in arriving at such Consolidated Net Income, and

(xi)
the aggregate amount of Restricted Payments made in cash permitted by Section 7.06(d)(i) during such period (or committed to be made or paid in cash within the next 90 days after the end of such period).

Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, (i) all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) for purposes of calculating Excess Cash Flow for any period with respect to each Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby consummated during such Excess Cash Flow Period and for the purposes of calculating Consolidated Working Capital, the (A) total assets of a target of such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby has been consummated) and (B) the total liabilities of Borrower and its Restricted Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby has been consummated), shall, in the case of both immediately preceding clauses (A) and

(B), be calculated as the difference between the Consolidated Working Capital at the end of the applicable period from the date of consummation of the Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby. To the extent any amounts that are committed to be made or paid or are reasonably expected to be paid are deducted as permitted by clause (b) of the definition of Excess Cash Flow in respect of any period, such amounts shall not be deducted again for purposes of calculating Excess Cash Flow for the period in which such amounts are actually paid.
“Excess Cash Flow Period” shall mean each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2014, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a) and 6.02(a), respectively, and for which any prepayments required by Section 2.13(a)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.13(a)(i), except to the extent that a prepayment is not made in reliance on Section 2.13(f), in which case the Cumulative Retained Excess Cash Flow Amount shall be reduced by the Retained Percentage of the Excess Cash Flow for which the Applicable ECF Percentage has not been applied to make a prepayment pursuant to Section 2.13(a)(i)).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Real Property” shall mean (a) any Real Property having a fair market value of less than $2,000,000 (at the Closing Date or, with respect to any such Real Property acquired after (or held by a Person that becomes a Loan Party after) the Closing Date as described in Section 6.11 or 6.13, as applicable, at the time of acquisition (or at the time such Person becomes a Loan Party)), in each case, as reasonably estimated by the Borrower in good faith, provided that the aggregate value of Real Property excluded pursuant to this clause (a) shall not exceed $20,000,000 and (b) any Real Property for so long as such Real Property secures the obligations of the Borrower under the Contribution and Deferral Agreement on a first lien basis on the Closing Date and is listed on Schedule 1.01(a); and provided further, that in the case of each of clauses (a) and (b), the Borrower (or its counsel) shall designate any such property as an “Excluded Real Property” by written notice (which may include email or other electronic communication receipt of which is confirmed) to the Administrative Agent (or its counsel) on or prior to the Closing Date or, in the case of clause (a), from time to time thereafter.
“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Law whether or not existing on the Closing Date or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental

(including regulatory) consent, approval, license or authorization (unless such contractual obligation is waived or otherwise removed or such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the Borrower, the burden or cost or other consequences (other than adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower, the tax consequences of providing a Guarantee could be adverse, (f) any Foreign Subsidiary of the Borrower or of any other direct or indirect Domestic Subsidiary or Foreign Subsidiary, (g) any Unrestricted Subsidiary, (h) any Securitization Subsidiary, including without limitation YRCW Receivables LLC, captive insurance company or non-profit Subsidiary, (i) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”), and (j) any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes and all of the assets of which consist of (x) the capital stock or indebtedness of (or owed by) one or more non-U.S. subsidiaries that are CFCs and (y) not more than an immaterial amount of cash.
“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), by and among the Borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, National Association, as administrative agent.
“Existing ABL Facility” shall mean the Credit Agreement dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), by and among YRCW Receivables LLC, as borrower, the Borrower, as servicer, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing 6% Senior Notes” shall mean those certain 6% Convertible Senior Notes due 2014 under that certain Indenture, dated as of February 23, 2010 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among the Borrower, as issuer, the guarantors party thereto and US Bank, National Association, as trustee.
“Existing Series A Notes” shall mean those certain 10% Series A Convertible Senior Secured Notes due 2015 under that certain Indenture, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among the Borrower, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee.
“Existing Series B Notes” shall mean those certain 10% Series B Convertible Senior Secured Notes due 2015 under that certain Indenture, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among the Borrower, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee.
“Extended Term Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extension” shall have the meaning assigned to such term in Section 2.19(a).
“Extension Amendment” shall have the meaning assigned to such term in Section 2.19(c).
“Extension Offer” shall have the meaning assigned to such term in Section 2.19(a).
“Facility” shall mean the Initial Term Loans, the Extended Term Loans, the Incremental Term Loans or the Other Term Loans, as the context may require.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as in effect on the Closing Date, and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections whether in existence on the Closing Date or promulgated or published thereafter.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” shall have the meaning assigned to such term in Section 2.05.
“First Lien Intercreditor Agreement” shall mean a customary “pari passu” intercreditor agreement among the Collateral Agent, the ABL Agent and one or more Senior Representatives for holders of Permitted First Priority Additional Debt in form and substance reasonably satisfactory to the Collateral Agent.
“Flood Laws” shall mean the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board).
“Foreign Disposition” shall have the meaning set forth in Section 2.13(f).
“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, subject to Section 1.11; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” shall have the meaning assigned to such term in Section 10.04(i).
“Guarantee” shall mean, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business, (ii) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or (iii) product warranties. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” shall have the meaning specified in Section 11.01.
“Guarantors” shall mean (i) each wholly owned Domestic Subsidiary of the Borrower as of the Closing Date (other than an Excluded Subsidiary) and (ii) each wholly owned Subsidiary that issues a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11 (which Section 6.11, for the avoidance of doubt, does not require that any Excluded Subsidiary provide such a Guarantee) or otherwise. For avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not (and is not required to be) a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be treated as a Guarantor hereunder for all purposes (each such Subsidiary, an “Electing Guarantor”) and may also cause the Guaranty of any such Electing Guarantor, and any Liens securing such Guaranty, to be released upon providing written notice to the Administrative Agent and the Collateral Agent that such Electing Guarantor shall be treated as an Excluded Subsidiary to the extent consistent with the definition of Excluded Subsidiary. The Guarantors as of the Closing Date are set forth on Schedule 1.01(b).
“Guaranty” shall mean, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” shall mean (a) any petroleum products, distillates or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Hedge Bank” shall mean any Person that is an Agent, a Lender or an Affiliate of an Agent or a Lender at the time it enters into a Secured Hedge Agreement in its capacity as a party thereto and that is designated a “Hedge Bank” with respect to such Secured Hedge Agreement in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.06, 10.07, 10.11, 10.17, 10.19, 10.20, 10.23, Section 11.10, Article 8, and Article 9 as if it were a Lender.
“IBT” shall mean the International Brotherhood of Teamsters.
“IBT Agreement” shall mean that certain National Master Freight Agreement, effective April 1, 2008, among the IBT, YRC Inc. (formerly, Yellow Transportation, Inc. and Roadway Express, Inc.), USF Holland Inc. and New Penn Motor Express, Inc., as amended, restated, modified, supplemented, extended, renewed or replaced from time to time.
“IBT Extension Agreement” shall mean that certain Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway and the Teamsters National Freight Industry Negotiating Committee of the IBT.
“IBT Transactions” shall mean the modification and extension through March 31, 2019 of the IBT Agreement, and the approval and ratification of the IBT Extension Agreement by the members of the IBT in accordance in all material respects with all applicable laws, rules, regulations and other requirements relating thereto.
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower that does not individually have total assets or annual revenues in that exceed 1.0% of the Borrower’s total assets or annual revenues as of the end of each fiscal quarter; provided that the aggregate amount of assets or annual revenues of such Subsidiaries shall not at any time exceed 2.5% of the Borrower’s total assets or annual revenues as of the end of each fiscal quarter; provided further that if, as of the date the financial statements for any fiscal quarter of the Borrower are delivered or required to be delivered hereunder, the consolidated assets or revenues of all Restricted

Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” shall have, as of the last day of such fiscal quarter, exceeded the limits set forth above, then within 10 Business Days (or such later date as agreed by the Administrative Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), the Borrower shall redesignate one or more Immaterial Subsidiaries, in each case in a written notice to the Administrative Agent, such that, as a result thereof, the consolidated assets and revenues of all Restricted Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Restricted Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Restricted Subsidiary, to the extent not otherwise qualifying as an Excluded Subsidiary, shall comply with Section 6.11, to the extent applicable.
“Increase Amount Date” shall have the meaning assigned to such term in Section 2.17(c).
“Incremental Amendment” shall have the meaning assigned to such term in Section 2.17(c).
“Incremental Facility” shall have the meaning assigned to such term in Section 2.17(b).
“Incremental Lenders” shall have the meaning assigned to such term in Section 2.17(c).
“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.17(a).
“Indebtedness” shall mean, as to any Person at a particular time, without duplication and without reference to what constitutes indebtedness or a liability in accordance with GAAP, all of the following:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services;
(e)    indebtedness (excluding prepaid interest thereon) described in clauses (a) through (d) and (f) through (h) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness;
(g)    all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests (but solely to the extent required to occur on or prior to the Latest Maturity Date (other than as a result of a change of control, asset sale or similar event)); and
(h)    to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person (i) shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly contractually limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (ii) shall exclude (A) trade accounts payable in the ordinary course of business, (B) any earn-out obligation until such earn-out obligation has become due and payable, (C) any current and undeferred pension contributions or health and welfare contributions due from such Person and/or its applicable Subsidiaries to any Pension Fund Entity, (D) liabilities accrued in the ordinary course, (E) deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (F) operating leases, (G) customary obligations under employment agreements and deferred compensation and (H) deferred tax liabilities. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is limited in recourse to the property encumbered thereby shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” shall have the meaning assigned to such term in Section 3.01(a).
“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).
“Information” shall have the meaning assigned to such term in Section 10.16.
“Initial Term Loans” shall mean the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01. For the avoidance of doubt, a Term Loan shall no longer be an “Initial Term Loan” when it shall have become an “Extended Term Loan”.
“Intellectual Property Security Agreement” shall have the meaning given to the term “Grant of Security Interest” in the Security Agreement.
“Intercompany Note” shall mean (i) for existing promissory notes as of the Closing Date, each promissory note (or amended and restated promissory note) with subordination language reasonably acceptable to the Agent and (ii) for promissory notes issued after the Closing Date, a promissory note substantially in the form of Exhibit E.
“Intercreditor Agreement” shall include all permitted intercreditor agreements.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last Business Day) in the calendar month that is 1, 3 or 6 (or, if agreed by all applicable Lenders, 12) months thereafter (or any shorter period agreed by all applicable Lenders), as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash” shall mean cash resulting from operations of the Borrower and the Restricted Subsidiaries and not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests, (y) proceeds of Dispositions (other than in the ordinary course of business) and Casualty Events or (z) proceeds of the incurrence of Indebtedness.
“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall equal (A) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment (including by way of a sale or other disposition of such Investment).
“Junior Financing” shall mean any Permitted Junior Debt having an outstanding aggregate principal amount of not less than the Threshold Amount and any Subordinated Indebtedness (for greater certainty, not including the ABL Facility Indebtedness).
“Junior Financing Documentation” shall mean any documentation governing any Junior Financing.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, any Incremental Term Loan, any Other Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” shall mean, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, requirements, and agreements with, any Governmental Authority.
“Leasehold Property” shall mean any leasehold interest of any Loan Party as lessee under any lease of Real Property.
“Lender” shall mean each lender from time to time party hereto. For avoidance of doubt, each Additional Lender and each Incremental Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, as the case may be, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the

Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease or financing lease having substantially the same economic effect as any of the foregoing).
“Loan” shall mean any Term Loan.
“Loan Documents” shall mean this Agreement (including, without limitation, any amendments to this Agreement), the Collateral Documents, the Custodial Administration Agreement, each Incremental Amendment, each Refinancing Amendment, each Extension Offer and each amendment of any Loan Document in connection therewith, and the Term Notes, if any, executed and delivered pursuant to Section 2.04(e) (except for any “Secured Hedge Agreement”).

“Loan Parties” shall mean, collectively, the Borrower and each Guarantor.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Master Agreement” shall have the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” shall mean a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent), operating results or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders, the Administrative Agent or the Collateral Agent under any Loan Document (other than due to the action or inaction of any Agent or any Lender).
“Material Real Property” shall mean each Real Property that is (i) owned in fee by a Loan Party, (ii) located in the United States and (iii) not an Excluded Real Property.
“Maturity Date” shall mean (i) with respect to the Initial Term Loans borrowed on the Closing Date that have not been extended pursuant to Section 2.19, February 13, 2019 (the “Original Term Loan Maturity Date”), (ii) with respect to any tranche of Extended Term Loans, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders, (iii) with respect to any Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Incremental Facility Amount” shall have the meaning assigned to such term in Section 2.17(a).
“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.
“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.19(b).
“MNPI” shall mean material information concerning the Borrower, Subsidiary or Controlled Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Controlled Affiliate of any of the foregoing or any of their securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Mortgage Policies” shall have the meaning specified in the definition of “Collateral and Guarantee Requirement.”
“Mortgaged Property” shall have the meaning specified in the definition of “Collateral and Guarantee Requirement.” The Mortgaged Properties as of the Closing Date are set forth on Schedule 1.01(c).
“Mortgages” shall mean, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, and any other mortgages executed and delivered pursuant to Section 4.02, 6.11 or 6.13.
“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA to which a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates is an “employer” as defined in Section 3(5) of ERISA.
“Net Proceeds” shall mean:
(a)    100% of the cash proceeds actually received by the Borrower or any wholly owned Restricted Subsidiaries (provided that, for the avoidance of doubt, JHJ International Transportation Co., Ltd. is not a wholly owned Restricted Subsidiary) (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation and similar awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations that are secured by the applicable asset or property (including without limitation principal amount, premium or penalty, if any, interest, fees and expenses and other amounts) (other than pursuant to the Loan Documents, the ABL Facility Documentation (other than in respect of ABL Priority Collateral) or any Permitted Secured Additional Debt), other expenses and brokerage, consultant and other fees actually incurred in connection therewith, (ii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iii) taxes paid or reasonably estimated to be payable as a result thereof (provided, that if the amount of any such estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid), (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (iii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided, that if no Event of Default exists such proceeds may be applied by the Borrower or any Restricted Subsidiary to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition permitted hereunder of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 270 days of such receipt, and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 270 days of such receipt, so used or contractually committed with a third party to be so used (it being understood that if any portion of such proceeds are not so used within such 270 day period but within such 270 day period are contractually committed with a third party to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 270 day period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being understood that such proceeds shall constitute Net Proceeds if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment with a third party entered into at a time when no Specified Default was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless the aggregate net proceeds exceeds

$7,500,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and
(b)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, provided, that, if the amount of any estimated taxes exceeds the amount of taxes actually required to be paid in cash, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or the Restricted Subsidiaries shall be disregarded.
“Non-Consenting Lender” has the meaning set forth in Section 3.06(b).
“Not Otherwise Applied” shall mean, with reference to any amount of net proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.13(a) and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or pursuant to Section 7.02(p)(y), Section 7.03(ee), Section 7.06(e)(y), Section 7.11(ii) or 7.13(a)(vi).
“Obligations” shall mean all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or would accrue but for the operation of applicable Debtor Relief Laws), regardless of whether such interest and fees are allowed or allowable claims in such proceeding and (y) subject to Section 1.14, obligations of any Loan Party arising under any Secured Hedge Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OFAC” shall have the meaning assigned to such term in the definition of “Blocked Person”.
“Organization Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Term Loan Maturity Date” shall have the meaning assigned to such term in the definition of “Maturity Date”.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(a)(ii).
“Other Taxes” shall have the meaning assigned to such term in Section 3.01(b).
“Other Term Loan Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment entered into after the Closing Date.
“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment entered into after the Closing Date.
“Participant Register” shall have the meaning assigned to such term in Section 10.04(f).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Fund Entities” shall mean those entities identified on Schedule 1.01(d) hereto.
“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent and the Borrower, as the same shall be supplemented from time to time.
“Permitted Acquisition” shall have the meaning assigned to such term in Section 7.02(h).
“Permitted Acquisition Provisions” shall have the meaning assigned to such term in Section 2.17(c).
“Permitted Additional Debt” shall mean Indebtedness incurred by the Borrower or any Guarantor, which Indebtedness may be (x) in the form of one or more series of notes and secured by the Collateral on a basis that is not junior to the Liens securing the Obligations (but without regard to the control of remedies) (“Permitted First Priority Additional Debt”), (y) in the form of one or more series of notes or in the form of bank loans and secured by the Collateral on a junior basis to the Obligations (“Permitted Second Priority Additional Debt” and, together with Permitted First Priority Additional Debt, “Permitted Secured Additional Debt”) or (z) in

the form of one or more series of notes or in the form of bank loans and unsecured; provided that (i) (A) if such Indebtedness is Permitted First Priority Additional Debt, such Indebtedness may only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and may not be secured by any assets other than the Collateral and (B) if such Indebtedness is Permitted Second Priority Additional Debt, such Indebtedness may only be secured by assets consisting of Collateral on a junior lien basis to the Obligations, the obligations in respect of any Permitted First Priority Additional Debt and the obligations in respect of the ABL Facility and may not be secured by any assets other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms), if different from the Term Loans, are customary market terms for Indebtedness of such type (provided, that the financial maintenance covenant on the then outstanding Term Loans shall be amended to provide the Lenders the benefit of any financial maintenance covenant of such Permitted Additional Debt that is in addition to or more restrictive in any material manner than the financial maintenance covenant on the then outstanding Term Loans)(provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness (or such shorter period as the Administrative Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period (or such shorter period as the Administrative Agent may agree in its sole discretion) that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (iv) if such Indebtedness is Permitted First Priority Additional Debt, the security agreements relating to such Indebtedness are (taken as a whole) substantially the same as or more favorable to the Loan Parties than the applicable Collateral Documents, or are otherwise reasonably satisfactory to the Administrative Agent (any expression of such satisfaction (or non-satisfaction) not to be unreasonably withheld, conditioned or delayed)), (v) no Default shall exist immediately prior to or after giving effect to such incurrence subject, in the case of any such Indebtedness which is Alternative Incremental Indebtedness, to the Permitted Acquisition Provisions (if applicable) and (vi) if such Indebtedness is Permitted Secured Additional Debt, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of (1) the ABL Intercreditor Agreement, (2) the First Lien Intercreditor Agreement and/or (3) the Second Lien Intercreditor Agreement, as applicable. Permitted Additional Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted First Priority Additional Debt” shall have the meaning assigned to such term in the definition of “Permitted Additional Debt”.
“Permitted Junior Debt” shall mean unsecured Indebtedness incurred by the Borrower or a Guarantor in the form of one or more series of unsecured notes or loans; provided that (i) if constituting Subordinated Indebtedness, (A) such Indebtedness (including any Guarantee thereof) is subordinated to the Obligations on terms customary for high yield subordinated debt securities or otherwise reasonably satisfactory to the Administrative Agent and (B) the Obligations at all times constitute “Designated Senior Debt” (or comparable term) under the documents governing such Indebtedness, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale, change of control or similar provisions or AHYDO “catch-up” payments), in each case prior to the date that is ninety-one (91) days after the then Latest Maturity Date, (iii) such Indebtedness is not at any time guaranteed by any Person that is not a Guarantor or Borrower and (iv) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or optional redemption terms), if different than the Term Loans, are customary market terms for Indebtedness of such type (provided, the financial maintenance covenant on the then outstanding Term Loans shall be amended to provide the Lenders the benefit of any financial maintenance covenant of such Permitted Junior Debt that is in addition to or more restrictive than the financial maintenance covenant on the then outstanding Term Loans) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness (or such shorter period as the Administrative Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period (or such shorter period as the Administrative Agent may agree in its sole discretion) that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).
“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the original aggregate principal amount (or accreted value, if applicable) does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except (i) by an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such modification, refinancing, refunding, renewal, replacement or extension and (ii) by an amount equal to any existing available commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), the Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Indebtedness permitted pursuant to Section 7.03(b) or 7.03(q), or is otherwise a Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment or in lien priority to the Obligations, the Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment or in lien priority, as applicable, to the Obligations on terms (taken as a whole) (x) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness (or such shorter period as the Administrative Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) or (y) otherwise reasonably acceptable to the Administrative Agent)), (ii) the obligors (including any guarantors) in respect of the Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement or extension shall not include any Person other than the obligors (including any guarantors) of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended unless otherwise permitted hereby, (iii) in the case of any Permitted Refinancing in respect of the ABL Facility, such Permitted Refinancing is a revolving working capital facility and is secured only by all or any portion of the collateral securing the ABL Facility (but not by any other assets) pursuant to one or more security agreements subject, in the case of assets constituting (or required to constitute) Collateral, to the ABL Intercreditor Agreement, and (iv) in the case of any Credit Agreement Refinancing Indebtedness, the Permitted Refinancing shall constitute Credit Agreement Refinancing Indebtedness. When used with respect to any specified Indebtedness, “Permitted Refinancing” shall mean the Indebtedness incurred to effectuate a Permitted Refinancing of such specified Indebtedness.
“Permitted Repricing Amendment” shall have the meaning set forth in Section 10.08(b).
“Permitted Second Priority Additional Debt” shall have the meaning assigned to such term in the definition of “Permitted Additional Debt”.
“Permitted Secured Additional Debt” shall have the meaning assigned thereto in the definition of “Permitted Additional Debt”.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA and in respect of which a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates is, or if such plan were terminated would under Section 4069 of ERISA be deemed to be, or within the six year period immediately preceding the date hereof was, a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA or an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 10.01.
“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.
“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.10.
“Pro Rata Share” shall mean, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments (or, if Commitments have been terminated, the principal amount of the Loans) under the applicable Facility or Facilities of such Lender at such time and the denominator of which is the amount of the aggregate Commitments (or, if the Commitments have been terminated, the principal amount of the Loans) under the applicable Facility or Facilities at such time.
“Projections” shall have the meaning set forth in Section 6.01(c).
“Public Lender” shall have the meaning assigned to such term in Section 10.01.
“Qualified Equity Interests” shall mean any Equity Interests that are not Disqualified Equity Interests.
“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries party to the Securitization Facility; (ii) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recapitalization Transactions” shall mean (a) retiring by (x) exchanging for Equity Interests of the Borrower, (y) repaying through the net cash proceeds of one or more equity offerings by the Borrower or (z) setting aside a sufficient amount of cash to redeem at maturity, at least 90% of the aggregate outstanding principal amount of the Borrower’s Existing Series A Notes and Existing Series B Notes, (b) amending and restating that certain Amended and Restated Contribution and Deferral Agreement, dated as of July 22, 2011, among YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., collectively as primary obligors, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Wilmington Trust Company, as agent, and the other funds party thereto, to, among other changes, release all collateral (other than first lien real estate collateral constituting Excluded Real Property) currently securing such indebtedness and extend the maturity to December 31, 2019 and (c) refinancing, redeeming, defeasing or otherwise paying in full in cash (or depositing such amounts with the trustee thereof) all of the Borrower’s Existing 6% Senior Notes.
“Receivables Assets” shall mean (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement, except for Standard Securitization Undertakings, assigned or otherwise transferred or pledged by the Borrower in connection with a Receivables Facility.
“Receivables Facility” shall mean an arrangement between the Borrower or a Restricted Subsidiary and another Person pursuant to which (a) the Borrower or such Restricted Subsidiary, as applicable, sells (directly or indirectly) in the ordinary course of business to such Person accounts receivable owing by customers, together with Receivables Assets related thereto, (b) the obligations of the Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Purchase Obligations) to the Borrower and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.
“Refinanced Debt” shall have the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Lender that will make an Other Term Loan pursuant to such Refinancing Amendment and (d) each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.18.
“Refinancing Transactions” shall mean the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and the Existing ABL Facility, the release of all cash and other amounts restricted under or by the Existing Credit Agreement and the Existing ABL Facility and the termination and release of any and all commitments, security interests and guaranties in connection therewith on the Closing Date.
“Register” shall have the meaning assigned to such term in Section 10.04(d).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Rejection Notice” shall have the meaning assigned to such term in Section 2.13(d).
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor/manager as such Lender or by an Affiliate of such investment advisor/manager.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or from, within or upon any vessel, vehicle, building, structure, facility or fixture.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived with respect to a Plan.
“Repricing Event” shall have the meaning assigned to such term in Section 2.12(d).
“Request for Credit Extension” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Required Class Lenders” shall mean, as of any date of determination, Lenders of a Class having more than 50% of the sum of the outstanding Loans and unused Commitments of the applicable Class.
“Required Lenders” shall mean, at any time, Lenders having Loans and unused Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and unused Term Loan Commitments at such time.
“Responsible Officer” shall mean the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, director of treasury or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed by the recipient of such document to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed by the recipient of such document to have acted on behalf of such Loan Party.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest of the Borrower or any Restricted Subsidiary, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same property.
“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority that is the successor thereto.
“Second Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement among the Collateral Agent and one or more Senior Representatives for holders of Permitted Second Priority Additional Debt, in form and substance reasonably satisfactory to the Collateral Agent.

“Secured Hedge Agreement” shall mean any Swap Contract permitted under Article 7 that is entered into by and between the Borrower or any Guarantor and any Hedge Bank.
“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization Asset” shall mean (a) any accounts receivable or related assets and the collections and proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts, books and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by any Loan Party in connection with a Qualified Securitization Financing.
“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) any Person that is not a Restricted Subsidiary or (b) any other Subsidiary of the Borrower (that in turn sells such Securitization Assets to a Securitization Subsidiary) or a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries; provided that, it is understood and agreed that the ABL Facility is deemed a Securitization Facility.
“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing or a Receivables Facility.
“Securitization Purchase Obligation” shall mean any obligation of the Borrower or a Restricted Subsidiary in respect of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to purchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to such party.
“Securitization Subsidiary” shall mean any Subsidiary the Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any

Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets.
“Security Agreement” shall mean, except as the context may otherwise require, both (a) a Security Agreement substantially in the form of Exhibit D and (b) the Security and Collateral Agency Agreement, dated as of the date hereof, among the Collateral Agent, as collateral agent and term loan representative, the ABL Agent, as ABL representative, and the Borrower and the other Loan Parties party thereto.
“Security Agreement Supplement” shall have the meaning specified in the Security Agreement.
“Senior Representative” shall mean, with respect to any series of Permitted Secured Additional Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Total Debt as of such date that is secured by a Lien on any asset or property of the Borrower or its Restricted Subsidiaries to (b) Consolidated EBITDA for the Test Period applicable as of such date.
“Specified Default” shall mean an Event of Default under Section 8.01(a), (f) or (g).
“Specified Pension Fund Obligations” shall mean the payment obligations due from the Borrower and/or its applicable Subsidiaries to the Pension Fund Entities under the terms and conditions of the Contribution Deferral Agreement.
“Specified Representations” shall mean those representations and warranties made by the Borrower in Sections 5.01(a) (with respect to organizational existence only), 5.01(b), 5.02(a) (with respect to the execution, delivery, and performance of the Loan Documents), 5.02(c)(i) (with respect to the execution, delivery, and performance of the Loan Documents, the incurrence of Indebtedness hereunder and the granting of the guarantees and the security interests in respect hereof), 5.02(c)(iii) (except with respect to any violation to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect), 5.04, 5.12, 5.16, 5.17, 5.18(a) and 5.19.
“Specified Transaction” shall mean any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case consummated after the Closing Date and whether by merger, consolidation, amalgamation or otherwise, and any incurrence or repayment of Indebtedness, Restricted Payment, or Incremental Term Loan, in each case, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis”.

“SPV” shall have the meaning assigned to such term in Section 10.04(i).
“Standard Securitization Undertakings” shall mean representations, warranties, covenants, guarantees and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Securitization Facility, it being understood that any Securitization Purchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” shall mean any Indebtedness that is, or is required to be, subordinated in right of payment to the Obligations.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (ii) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Borrower” shall have the meaning specified in Section 7.04(d).
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” shall have the meaning assigned to such term in Section 3.01(a).
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01 or, otherwise, in the Assignment and Acceptance, Incremental Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Term Loan Commitment, as the case may be. The initial aggregate amount of the Term Loan Commitments as of the Closing Date is $700,000,000.
“Term Loans” shall mean the Initial Term Loans, Extended Term Loans, Incremental Term Loans and Other Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit J hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Term Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Test Period” shall mean, for any date of determination under this Agreement, the most recent period as of such date of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 6.01(a) or 6.01(b), as applicable, or, prior to the first such requirement, the four fiscal quarter period ended September 30, 2013.
“Threshold Amount” shall mean $30,000,000.
“Total Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period applicable as of such date.
“tranche” shall have the meaning assigned to such term in Section 2.19(a).
“Transaction Expenses” shall mean any costs, fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including costs and bonuses associated with the IBT Transactions and, for the avoidance of doubt, any costs, fees or expenses incurred under the Contribution Deferral Agreement), this Agreement and the other Loan Documents.
“Transactions” shall mean, collectively, (a) the consummation of the IBT Transactions, (b) the consummation of the Recapitalization Transactions, (c) the execution and delivery by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder on the Closing Date, (d) the execution and delivery by the Borrower and the Subsidiaries party thereto of the ABL Facility Documentation and the funding under the ABL Facility on the Closing Date, (e) the execution and delivery by the Borrower and the Subsidiaries party thereto of the Contribution Deferral Agreement on January 31, 2014, (f) the performance by the Borrower of its obligations under the December 2013 Stock Purchase Agreement, December 2013 Exchange Agreements and the December 2013 Registration Rights Agreement, (g) the Refinancing Transactions and (h) the payment of the Transaction Expenses.
“Transferred Guarantor” shall have the meaning specified in the Section 11.10.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
“Unaudited Financial Statements” shall mean the unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its consolidated Subsidiaries as at the end of and for the fiscal quarters ended September 30, 2013.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” shall have the meaning assigned to such term in Section 3.01(d).
“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced, restructured or extended (the “Applicable Indebtedness”), the effects of any amortization of or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, restructuring, refunding, renewal, replacement or extension shall be disregarded.
“wholly owned” shall mean, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(ii)    The term “including” is by way of example and not limitation.
(c)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(d)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(e)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(f)    All references to “knowledge” or “awareness” of any Loan Party or a Restricted Subsidiary thereof means the actual knowledge of a Responsible Officer of a Loan Party or such Restricted Subsidiary.
(g)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)    The word “or” is not exclusive.
(i)    For purposes of determining compliance with any one of Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time.
Section 1.03.    Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.04.    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein or therein.

Section 1.05.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.06.    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications are not prohibited by hereby; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.07.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.08.    Timing of Payment of Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.09.    Cumulative Credit Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.
Section 1.10.    Pro Forma Calculations.
(a)    Notwithstanding anything to the contrary herein, the Total Leverage Ratio and Senior Secured Leverage Ratio shall be calculated in the manner prescribed by this Section 1.10; provided that, notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.10, when calculating the Total Leverage Ratio for purposes of the Applicable ECF Percentage of Excess Cash Flow, the events described in this Section 1.10 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect (provided, further, that the foregoing limitation will not be constituted to limit the deductibility of any amounts that are committed to be made or paid or are reasonably expected to be paid in the calculation of Excess Cash Flow for any period as provided for in the definition of Excess Cash Flow).

(b)    For purposes of calculating the Total Leverage Ratio and the Senior Secured Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10, then the Total Leverage Ratio and the Senior Secured Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.10.
(c)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, any synergies, operating expense reductions, other operating improvements and cost savings as certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within eighteen (18) months following any such acquisition or disposition, operational change and operational initiatives. Notwithstanding the foregoing, (A) all pro forma adjustments under this clause (c) shall not, taken together with those added pursuant to clause (a)(viii) of the definition of “Consolidated EBITDA”, increase pro forma Consolidated EBITDA by more than 20% for any Test Period (calculated prior to giving effect to any addback pursuant to this clause (c) or clause (a)(viii) of the definition of “Consolidated EBITDA”); provided, that such limitation on pro forma adjustments shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to the Administrative Agent or if such adjustments satisfy the requirements of Regulation S-X and (B) no pro forma adjustments under this clause (c) shall be made in respect of the Transactions (including in respect of the IBT Transaction).
(d)    In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio or Senior Secured Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes and not incurred in reliance on Section 7.03(t)), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio or Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period of the Total Leverage Ratio or Senior Secured Leverage Ratio. Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.
(e)    Whenever any provision of this Agreement requires the Borrower to have a Total Leverage Ratio or the Senior Secured Leverage Ratio (in each case) on a Pro Forma Basis in connection with any action to be taken by the Borrower hereunder, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance or such Total Leverage Ratio.
Section 1.11.    Certain Accounting Matters. Notwithstanding any other provision contained herein or in any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (a) without giving effect to any election under Statement of Financial Accounting Standards 159 or Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Restricted Subsidiaries at “fair value”, as defined therein; (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 and/or Statement of Financial Accounting Standards 150 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; (c) treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower or any Restricted Subsidiary and otherwise eliminating all accounts of Unrestricted Subsidiaries. Furthermore, unless the Borrower elects otherwise, notwithstanding any other provision contained herein or in any other Loan Document, for all purposes under this Agreement and the other Loan Documents, including negative covenants, financials covenants and component definitions, operating leases and Capitalized Leases will be deemed to be treated in a manner consistent with their current treatment under GAAP as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. For the avoidance of doubt, the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP, except as expressly set forth in clauses (a) and (b) of this Section 1.11.
Section 1.12.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term Borrowing”).
Section 1.13.    Currency Equivalents Generally.
(a)    For purposes of determining compliance with Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09, 7.11 and 7.13 with respect to any amount of Indebtedness, Lien, Asset Sale, Restricted Payment, Capital Expenditure, affiliate transaction, Contractual Obligation, prepayment of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder) and once incurred or made, the amount of such Indebtedness, Lien, Asset Sale, Restricted Payment, Capital Expenditure, affiliate transaction, Contractual Obligation, prepayment of Indebtedness or Investment, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
(b)    For purposes of determining the Total Leverage Ratio or Senior Secured Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
Section 1.14.    Excluded Swap Obligations.
(a)    Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party for which there are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party on a ratable basis determined without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(b)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under Article 11 and the Loan Documents in respect of Swap Obligations (subject to the limitations provided in Section 11.09). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guaranty under Section 11 is released. Each Qualified ECP Guarantor intends that this Section 1.14 constitute, and this Section 1.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(c)    The following terms shall for purposes of this Section 1.14 have the meanings set forth below:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or would otherwise become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor would otherwise become effective with respect to such related Swap Obligation.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.
ARTICLE 2
THE CREDITS
Section 2.01.    Commitments. Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Term Loan to be made on the Closing Date (i.e., the amount advanced to the Borrower on the Closing Date) shall be equal to 99% of the principal amount of such Loan (it being agreed that the full principal amount of each such Term Loan shall be the “initial” principal amount of such Term Loan and deemed outstanding on the Closing Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Term Loan as provided hereunder). Amounts repaid or prepaid in respect of an Initial Term Loan may not be reborrowed.

Section 2.02.    Loans.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Term Loans or Other Term Loans, to the extent otherwise provided in the applicable Incremental Amendment or Refinancing Amendment) or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Subject to Sections 2.08 and 3.02 each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to such Lender in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time plus up to an additional 3 Interest Periods in respect of each (i) Incremental Facility, (ii) Extended Term Loans and (iii) Other Term Loans, provided that the total number of such additional Interest Periods does not exceed 15 at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Initial Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Request for Credit Extension.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
Section 2.03.    Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before a proposed Borrowing (or, in the case of the initial extension of credit on the Closing Date, prior to the proposed Borrowing), and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each such telephonic Request for Credit Extension shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Request for Credit Extension and shall specify the following information: (i) the Class of Loans to be borrowed and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided that, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing with an Interest Period in excess of one month); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Request for Credit Extension, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
Section 2.04.    Evidence of Debt; Repayment of Loans.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 (or, in the case of Extended Term Loans, Incremental Term Loans or Other Term Loans, as provided for in the applicable Extension Offer, Incremental Amendment, Refinancing Amendment or other governing documentation).

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms and (ii) in the event of any conflict between the accounts set forth in paragraphs (b) and (c) above, the amounts set forth in the accounts maintained pursuant to paragraph (c) shall prevail.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a Term Note. In such event, the Borrower shall promptly execute and deliver to such Lender a Term Note payable to such Lender and its registered assigns in accordance with Section 10.04. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Term Note, the interests represented by such Term Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns, unless such Term Note is duly cancelled.
(f)    This Section 2.04 shall at all times be interpreted and administered in such a way at the Term Notes will be issued in “registered form” within the meaning of Treasury Regulation Section 5f.163-1(a).
Section 2.05.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative agent fees applicable to the Facilities payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (the “Fees”).
(b)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06.    Interest on Loans.
(a)    Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.07.    Default Interest. The Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times, after as well as before judgment, equal to (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum, and such interest shall be payable on written demand.
Section 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have revoked such notice, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
Section 2.09.    Termination and Reduction of Commitments.
(f)    The Term Loan Commitment for the Initial Term Loan in effect on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

(g)    Upon at least one Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any Class of unfunded Term Loan Commitments; provided, however, that each partial reduction of any Class of Term Loan Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000; provided further that , a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(h)    Each reduction in the Term Loan Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.
Section 2.10.    Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, on the day of any conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
(i)    until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month;
(ii)    each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(iii)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(b)    each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(i)    if any Eurodollar Borrowing is converted on a day prior to the last day of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 3.04;
(c)    any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing, unless agreed by all applicable Lenders;
(d)    any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and
(e)    upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default under Section 8.01(a), (g) or (h), no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
Each notice pursuant to this Section 2.10 shall (except as set forth herein) be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.
Section 2.11.    Repayment of Term Borrowings.
(a)    The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2014, an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.12 and 2.13 or, if applicable, Section 10.04(k)(vii) and as a result of the conversion of Initial Term Loans to Extended Term Loans or the refinancing of Initial Term Loans with Credit Agreement Refinancing Indebtedness) and (ii) on the applicable Maturity Date for such Initial Term Loans, the aggregate principal amount of such Initial

Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Upon the conversion of Initial Term Loans to Extended Term Loans or the refinancing of Initial Term Loans with Credit Agreement Refinancing Indebtedness, all amortization payments shall be reduced ratably by the aggregate principal amount of the Initial Term Loans so converted, refinanced or replaced. The Borrower shall repay Incremental Term Loans, Extended Term Loans and Other Term Loans in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Amendment, Extension Offer, Refinancing Amendment or other governing documentation.
(b)    To the extent not previously paid, all Term Loans (including, for avoidance of doubt, Term Loans that are not Initial Term Loans) shall be due and payable on the applicable Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(c)    All repayments pursuant to this Section 2.11 shall be subject to Section 3.04, but shall otherwise be without premium or penalty.
Section 2.12.    Voluntary Prepayment.
(c)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,500,000.
(d)    Except as may otherwise be set forth in any Extension Offer, any Refinancing Amendment or any Incremental Amendment, voluntary prepayments of Term Loans pursuant to this Section 2.12 (i) shall be applied ratably to each Class of Term Loans then outstanding and (ii) with respect to each Class of Term Loans, shall be applied against the remaining scheduled installments of principal due in respect thereof (in the case of the Initial Term Loans, as set forth in Section 2.11) as directed by the Borrower (or, absent such direction, in direct order of maturity).
(e)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (provided, that the provisions of Section 3.04 shall apply to any prepayment that is not made as a result of the failure of such condition). All prepayments under this Section 2.12 shall be subject to Section 2.12(d) (to the extent applicable) and Section 3.04 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(f)    In the event that (other than in connection with a refinancing of the entirety of the Credit Facilities in connection with a Change of Control, a sale of all or substantially all of the assets of the Borrower, or an acquisition or another transaction not otherwise permitted hereunder), on or prior to the two year anniversary of the Closing Date, (i) the Borrower voluntarily prepays any Initial Term Loans with the proceeds of, or any conversion of Initial Term Loans into, any new or replacement tranche of term loan Indebtedness (including any new or additional Term Loans under this Agreement and Credit Agreement Refinancing Indebtedness) incurred for the primary purpose of prepaying, repaying or replacing the Initial Term Loans and having or resulting in an effective yield (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice) payable generally to the lenders of such Indebtedness (but excluding the effect of any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such Indebtedness), is, or upon satisfaction of the specified conditions could be, lower than the effective yield in respect of the Refinanced Debt (as determined on the same basis), (ii) any waiver, amendment or modification shall become effective with respect to any Initial Term Loans the primary purpose of which is to reduce the effective yield (determined on the basis set forth in clause (i)) with respect to such Initial Term Loans or (iii) a Term Lender is deemed a Non-Consenting Lender and must assign its Initial Term Loans pursuant to Section 3.06(a) in connection with any waiver, amendment or modification the primary purpose of which is to reduce the effective yield (determined on the basis set forth in clause (i)) with respect to such Initial Term Loans (each of clauses (i), (ii), and (iii) a “Repricing Event”), then in each case, the Borrower shall pay to the Administrative Agent on the date of such Repricing Event, for the ratable account of each applicable Term Loan Lender, (a) in the case of clauses (i) and (iii), (x) if such Repricing Event occurs prior to the one year anniversary of the Closing Date, a prepayment premium of 2% of the amount of the Term Loans being prepaid or assigned and (y) if such Repricing Event occurs on or after the one year anniversary of the Closing Date but on or prior to the two year anniversary of the Closing Date, a prepayment premium of 1% of the amount of the Term Loans being prepaid or assigned and (b) in the case of clause (ii), (x) if such Repricing Event occurs prior to the one year anniversary of the Closing Date, a payment equal to 2% of the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such waiver, amendment or modification and (y) if such Repricing Event occurs on or after the one year anniversary of the Closing Date but on or prior to the two year anniversary of the Closing Date, a payment equal to 1% of the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such waiver, amendment or modification.

Section 2.13.    Mandatory Prepayments.
(d)    (i) Within five (5) Business Days after the earlier of (x) 90 days after the end of each Excess Cash Flow Period and (y) the date on which financial statements have been delivered pursuant to Section 6.01(a) (commencing with the Excess Cash Flow Period ended December 31, 2014) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered or required to have been covered by such financial statements minus (B) the sum of (1) all voluntary prepayments of principal of Term Loans that are Initial Term Loans or are pari passu with the Initial Term Loans and Other Applicable Indebtedness during such Excess Cash Flow Period and (2) all voluntary prepayments of loans under the ABL Facility during such fiscal year to the extent accompanied by a corresponding permanent reduction in the commitments under the ABL Facility and, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are funded with Internally Generated Cash. Notwithstanding anything to the contrary contained herein, the Borrower shall not be obligated to make any such prepayments described in this Section 2.13(a)(i) (and no Default or Event of Default shall arise as a result of such nonpayment) to the extent such payment would constitute a violation or breach of the ABL Credit Agreement in respect of minimum liquidity requirements (as in effect on the date hereof in respect of such restriction, or as otherwise modified, supplemented or amended in a manner not adverse to the Lenders).
(i)    If (1) the Borrower or any Restricted Subsidiary Disposes of any property or assets pursuant to Section 7.05 (j), (l), (t) or under any transaction that would be prohibited by Section 7.05(other than so long as the ABL Credit Agreement is in effect, any Disposition of ABL Priority Collateral), or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or a Restricted Subsidiary of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds realized or received; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted First Priority Additional Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted First Priority Additional Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.13(a)(ii) shall be reduced accordingly; provided further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased (after giving effect to any requirement under the documentation for such Other Applicable Indebtedness to offer such declined payments to other holders of such Other Applicable Indebtedness prior to making such proceeds available to the Borrower), the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(ii)    If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness permitted under Section 7.03 (other than any Credit Agreement Refinancing Indebtedness), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after (or, in the case of Credit Agreement Refinancing Indebtedness, within the Business Day of the date of) the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds.
(e)    Except as may otherwise be set forth in any Extension Offer, any Refinancing Amendment, any Permitted Repricing Amendment, any Incremental Amendment, or any other governing documentation, each prepayment of Term Loans pursuant to Section 2.13(a) shall be applied ratably to each Class of Term Loans then outstanding; provided, that any prepayment of Term Loans pursuant to the parenthetical in Section 2.13(a)(iii) shall be applied solely to each applicable Class of Refinanced Debt.
(f)    With respect to each Class of Term Loans, each prepayment pursuant to Section 2.13(a) shall be applied in direct order of maturity to the remaining scheduled repayments of such Term Loans (in the case of the Initial Term Loans, required pursuant to Section 2.11(a)); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to Section 2.13(d). For the avoidance of doubt, this Section 2.13(c) is applicable to any prepayment made with the Net Proceeds of Credit Agreement Refinancing Indebtedness.
(g)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.13(a) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share or other applicable share of the prepayment. Each Term Lender may reject all of its Pro Rata Share or other applicable share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.13(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time, one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that, for the avoidance of doubt, no Lender may reject any prepayment made with proceeds of Credit Agreement Refinancing Indebtedness. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans unless the Borrower and the Administrative Agent agree to an extension of time for such failure to be corrected. Any Declined Proceeds shall be retained by the Borrower.
(h)    Funding Losses, Etc. All prepayments under this Section 2.13 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and shall be made together with, in the case of any such prepayment of a Eurodollar Loan on a day prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Loan pursuant to Section 3.04. All prepayments under Section 2.13(a)(iii) shall be subject to Section 2.12(d) (to the extent applicable). Notwithstanding any of the other provisions of Section 2.13(a), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Loans is required to be made under Section 2.13(a) prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder (including accrued interest to the last day of such Interest Period) into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.13. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.13(a).
(i)    Foreign Dispositions; Foreign Excess Cash Flow. Notwithstanding any other provisions of this Section 2.13, (A) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are (x) prohibited or delayed by applicable local law or (y) restricted by applicable organizational or constitutive documents or any agreement, from being repatriated to the United States, in each case the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.13 but may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use reasonable efforts (as determined in the Borrower’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational or constitutive document impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, applicable organizational or constitutive document impediment, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than 5 Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses payable or reserved against as a result thereof) (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.13 and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Subsidiary Excess Cash Flow could cause adverse tax consequences to the Borrower, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.
Section 2.14.    Pro Rata Treatment. Except as required under Section 3.02, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Term Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders of the applicable Class in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans); provided that the provisions of this Section 2.14 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.
Section 2.15.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.15 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower as to which the provisions of this Section 2.15 shall apply (provided, that if the applicable payment, assignment, sale or participation to the Borrower is expressly permitted under Section 10.04, the provisions of this Section 2.15 shall not be construed to apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation. For the avoidance of doubt, neither this Section nor Section 2.14 shall not limit the ability of the Borrower to (i) purchase and retire Term Loans pursuant to an open market purchase or a  Dutch Auction or (ii) pay principal, fees, premiums and interest with respect to Other Term Loans or Incremental Term Loans following the effectiveness of any Refinancing Amendment, any Extension Offer or Incremental Amendment, as applicable, on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Extending Lenders or Lenders pursuant to such Incremental Amendment or Refinancing Amendment, as applicable.
Section 2.16.    Payments.
(a)    The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts due and payable) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.01. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
Section 2.17.    Incremental Credit Extensions.
(a)    The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make a copy of such notice available to each of the Lenders), request one or more additional tranches or additions to an existing tranche of term loans (the “Incremental Term Loans”) in an amount (when taken together with any Alternative Incremental Indebtedness issued or incurred prior to, or that will be issued or incurred concurrently with, the incurrence of the Incremental Term Loans) not to exceed $250,000,000, so long as the Senior Secured Leverage Ratio calculated on a Pro Forma Basis shall not be greater than 3.25 to 1.0 (calculated as if such Incremental Term Loans had been outstanding on such last day and as though any unsecured Alternative Incremental Indebtedness were secured Alternative Incremental Indebtedness), plus (z) the aggregate amount of all voluntary prepayments of Term Loans pursuant to Section 2.12(a) (the “Maximum Incremental Facility Amount”), provided that the Borrower shall have delivered a certificate of a Responsible Officer certifying that the Maximum Incremental Facility Amount has not been exceeded, together with reasonably detailed calculations with respect thereto (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.01(a) or 6.01(b) and Section 6.02(a), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA for the relevant period). Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the Maximum Incremental Facility Amount).
(b)    The following terms shall apply to any Incremental Term Loans established pursuant to an Incremental Amendment: (i) such Incremental Term Loans shall rank pari passu in right of payment and of security with all other Term Loans; (ii) the maturity date of such Incremental Term Loans shall not be earlier than the Original Term Loan Maturity Date; (iii) the amortization requirements for such Incremental Term Loans may differ from that of other outstanding Initial Term Loans, provided the Weighted Average Life to Maturity of such Incremental Term Loans is not less than the remaining Weighted Average Life to Maturity of the then outstanding Initial Term Loans; (iv) such Incremental Term Loans, to the extent secured, shall not be secured by any Lien on any asset of the Borrower or the Guarantors that does not also secure the then outstanding applicable Term Loans; (v) any Incremental Term Loans may rank junior in right of security with the other Term Loans or be unsecured, and if such Incremental Term Loans rank junior in right of security or are unsecured, the Incremental Facility pursuant to which such Incremental Term Loans are extended shall be established as a separate Facility from the then existing Term Loan Facility; (vi) the covenants, events of default and guarantees of such Incremental Term Loans, if not consistent with the terms of the Initial Term Loans, shall be on customary market terms for Indebtedness of such type (as determined by the Borrower in good faith) (provided, that the financial maintenance covenant on the then outstanding Term Loans shall be amended to provide the Lenders the benefit of any financial maintenance covenant of such Incremental Term Loans that is in addition to or more restrictive in any material manner than the financial maintenance covenant on the then outstanding Term Loans) and (vii) the applicable yield relating to any term loans incurred pursuant to such Incremental Amendment (each facility thereunder, the “Incremental Facility”), shall not exceed the applicable yield with respect to the Initial Term Loans by more than 0.50% per annum unless the yield applicable to the Initial Term Loans is increased so that the yield applicable to the applicable Incremental Facility does not exceed the yield applicable to the Initial Term Loans by more than 0.50% per annum; provided that in determining the yield applicable to the Initial Term Loans and the applicable Incremental Facility, (A) all upfront or similar fees or original issue discount (amortized over the shorter of (1) the Weighted Average Life to Maturity of such loans and (2) four years) payable by the Borrower to the Lenders of the Initial Term Loans or the applicable Incremental Facility in the primary syndication thereof shall be included, (B) if the Incremental Facility includes an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors and (C) structuring, arrangement or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Term Loans shall be excluded.
(c)    Each notice from the Borrower pursuant to this Section 2.17 shall set forth (i) the requested amount and proposed terms of the relevant Incremental Term Loans and (ii) the date on which the relevant increase is requested to become effective (the “Increase Amount Date”). Incremental Term Loans may be made by any existing Lender (but no existing Lender shall have any obligation to make any Incremental Term Loan except to the extent that it has agreed to do so pursuant to an Incremental Amendment) or by any other Additional Lender (the Lenders or Additional Lenders making such Incremental Term Loans, collectively, the “Incremental Lenders”). Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender and the Administrative Agent. The Incremental Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Incremental Lenders providing the relevant Incremental Terms Loans; provided that to the extent such terms and documentation are not consistent with this Agreement in any material respect (except to the extent permitted by the foregoing clauses), they shall be reasonably satisfactory to the Administrative Agent. The effectiveness of any Incremental Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.01 (and for purposes thereof the making of the Incremental Term Loans shall be deemed to be a Request for Credit Extension) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and a solvency certificate or representation, in each case consistent with those delivered on the Closing Date under Section 4.02 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent), and customary reaffirmation agreements. Notwithstanding anything to the contrary above, in connection with the incurrence of any Incremental Term Loans, if the proceeds of such Incremental Term Loans are to be used, in whole or in part, by the Borrower or any other Loan Party to finance, in whole or in part, a Permitted Acquisition or other permitted Investment, then (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Increase Amount Date shall be (x) the Specified Representations (conformed as necessary for such Permitted Acquisition or other permitted Investment) and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any Affiliate of the Borrower) has the right to terminate the obligations of the Borrower or such Affiliate under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement and (B) no Event of Default under Section 8.1(a), (f) or (g) would exist after giving effect to such incurrence (“Permitted Acquisition Provisions”). The Borrower will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement.
(d)    Any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms thereof, to the extent such terms are permitted under this Section 2.17. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.17 and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Incremental Amendment and as required by applicable Law to protect the Collateral Agent’s perfected security interest thereon (as reasonably determined by the Collateral Agent), the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date after giving effect to such Incremental Amendment (or such later date as may be advised by local counsel to the Collateral Agent).
(e)    This Section 2.17 shall supersede any provisions in Section 2.14, 2.15 or 10.08 to the contrary.

Section 2.18.    Refinancing Amendments.
(a)    At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness (other than Permitted Additional Debt) in respect of all or any portion of the Term Loans then outstanding under this Agreement, in the form of Other Term Loans or Other Term Loan Commitments pursuant to a Refinancing Amendment; provided that (A) such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (B) such Credit Agreement Refinancing Indebtedness will have such pricing, fees, interest, premiums and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof (provided, that such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment), (C) such Credit Agreement Refinancing Indebtedness will have a maturity date later than the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Refinanced Debt, (D) the covenants, events of default and guarantees of such Credit Agreement Refinancing Indebtedness, if not consistent with the terms of the Initial Term Loans, shall be on customary market terms for Indebtedness of such type (as determined by the Borrower in good faith) ((provided, that the financial maintenance covenant on the then outstanding Term Loans shall be amended to provide the Lenders the benefit of any financial maintenance covenant of such Credit Agreement Refinancing Indebtedness that is in addition to or more restrictive in any material manner than the financial maintenance covenant on the then outstanding Term Loans)) and (E) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans being so refinanced. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.01 (and for purposes thereof the incurrence of the Credit Agreement Refinancing Indebtedness shall be deemed to be a Request for Credit Extension) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and a solvency certification or representation, in each case consistent with those delivered on the Closing Date under Section 4.02 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent), and customary reaffirmation agreements. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.18(a) shall be in an aggregate principal amount that is (x) not less than $40,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.
(b)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. Without limiting the foregoing, in connection with any Refinancing Amendment, the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date after giving effect to such Refinancing Amendment so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).
(c)    This Section 2.18 shall supersede any provisions in Section 2.14, 2.15 or 10.08 to the contrary.
Section 2.19.    Extensions of Term Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Lender, the Borrower may from time to time with the consent of any Lender that shall have accepted such offer extend the maturity date of any Term Loans and otherwise modify the terms of such Term Loans of such Lender pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans as so extended, as well as the group of original Term Loans not so extended, being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and a separate Class of Term Loans), so long as the following terms are satisfied (or waived): (i) no Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the Lenders, and no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans, (ii) except as to interest rates, fees, amortization, final maturity date, premium, AHYDO “catch up” payments, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms and conditions that are substantially identical to, or less favorable to the lenders or investors providing such Extended Term Loans as the tranche of Term Loans subject to such Extension Offer and any Incremental Term Loans, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date and the amortization schedule applicable to Term Loans pursuant to Section 2.11(a) for periods prior to the then applicable Latest Maturity Date may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer, (vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 , 2.13 or 2.15 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.12, 2.13, 2.14 and 2.15) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.
(c)    Each of the parties hereto hereby (A) agrees that this Agreement and the other Loan Documents may be amended to give effect to each Extension (an “Extension Amendment”), without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.11 with respect to any Class of Term Loans subject to an Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.11), (iii) modify the prepayments set forth in Sections 2.12 and 2.13 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Extension, the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date after giving effect to such Extension (or such later date as may be advised by local counsel to the Collateral Agent).
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19.
(e)    This Section 2.19 shall supersede any provisions in Section 2.14, 2.15 or 10.08 to the contrary.
ARTICLE 3
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01.    Taxes.
(e)    Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document to any Lender or Agent shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments, withholdings (including backup withholding), fees or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), excluding (i) Taxes imposed on or measured by net income, however denominated, and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, (ii) Taxes attributable to the failure by the relevant Lender or Agent to deliver the documentation required to be delivered pursuant to clause (d) of this Section 3.01, (iii) Taxes imposed by a jurisdiction as a result of any connection between such Lender or Agent and such jurisdiction other than any connection arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, or enforcing any Loan Document, (iv) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower or any Guarantor (as appropriate) is located, (v) any U.S. federal withholding tax imposed on amounts payable hereunder pursuant to a law in effect at such time the Lender or Agent becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 3.06), or designates a new lending office, except in each case to the extent such Lender (or its assignor, if any) was entitled at the time of designation of a new lending office (or assignment) to receive additional amounts with respect to such withholding tax pursuant to this Section 3.01 and

(vi) any tax to the extent imposed as a result of a Lender or Agent’s (A) failure to comply with the applicable requirements of FATCA in such a way to reduce such tax to zero or (B) election under Section 1471(b)(3) of the Code (all such non-excluded Taxes imposed on such payments, being hereinafter referred to as “Indemnified Taxes”). If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Indemnified Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable by the Borrower or Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), such Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, the applicable withholding agent shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.
(f)    In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Acceptance, grant of a Participation, transfer or assignment to or designation of a new applicable lending office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) except for Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).
(g)    The Borrower and each Guarantor agree to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes paid by such Agent or Lender and (ii) any expenses arising therefrom or with respect thereto, provided such Agent or Lender, as the case may be, provides Borrower or Guarantor with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.
(h)    Each Lender and Agent shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender or Agent to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding the foregoing, a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver. In addition, each Lender and Agent shall deliver to the Borrower and the Administrative Agent such other tax forms or other documents as shall be prescribed by applicable Law, to the extent applicable, (x) to demonstrate that payments to such Lender or Agent under this Agreement and the other Loan Documents are exempt from any United States federal withholding tax imposed pursuant to FATCA or (y) to allow the Borrower and the Administrative Agent to determine the amount to deduct or withhold under FATCA from a payment hereunder. Without limiting the foregoing:
(i)    Each Lender and Agent that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender or Agent (as the case may be) is exempt from federal backup withholding.
(ii)    Each Lender and Agent that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:
(A)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(B)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms) and, in the case of an Agent, a withholding certificate that satisfies the requirements of Treasury Regulation Sections 1.1441-1(b)(2)(iv) and 1.1441-1(e)(3)(v) as applicable to a U.S. branch that has agreed to be treated as a U.S. person for withholding tax purposes,
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit

G-1, G-2, G-3 or G-4, as applicable (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN, or
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner). Each Lender and Agent shall deliver to the Borrower and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Administrative Agent, or promptly notify the Borrower and the Administrative Agent that it is unable to do so. Each Lender and Agent shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrower or the Administrative Agent.
(i)    Any Lender or Agent claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its lending office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the reasonable, good faith determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
(j)    If any Lender or Agent determines, in its reasonable, good faith discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower or Guarantor, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Borrower and Guarantors, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(k)    Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02.    Illegality. If any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.04. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.03.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.
(g)    If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes for which additional amounts are payable pursuant to Section 3.01, or any Taxes excluded from the definition of Indemnified Taxes under exception (iii) thereof to the extent such Taxes are imposed on or measured by net income or profits or are franchise taxes (imposed in lieu of the foregoing taxes) and any Taxes excluded from the definition of Indemnified Taxes under exceptions (i), (ii), (iv), (v) and (vi) thereof or (ii) reserve requirements contemplated by Section 3.03(c) or reflected in the Adjusted LIBO Rate) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(h)    If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any entity controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or controlling entity for such reduction within fifteen (15) days after receipt of such demand.
(i)    Except to the extent already reflected in the Adjusted LIBO Rate, the Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each applicable Eurodollar Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurodollar Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(j)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(k)    If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another lending office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such

Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).
Section 3.04.    Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(i)    any continuation or conversion of any Eurodollar Loan of the Borrower on a day prior to the last day of the Interest Period for such Loan, or any payment or prepayment of any Eurodollar Loan of the Borrower on a day prior to the last day of the Interest Period for such Loan; or
(ii)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan of the Borrower on the date or in the amount notified by the Borrower;
including an amount equal to the excess, as reasonably determined by such Lender, of (1) its cost of obtaining funds for the Eurodollar Loan that is the subject of such event for the period from the date of such event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (2) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such event for such period, but excluding (a) loss of anticipated profits, and (b) any loss, cost or expense resulting from Indemnified Taxes or Other Taxes for which additional amounts are payable pursuant to Section 3.01, or any Taxes excluded from the definition of Indemnified Taxes under Section 3.01.
Section 3.05.    Matters Applicable to all Requests for Compensation.
(d)    Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.
(e)    With respect to any Lender’s claim for compensation under Section 3.01, 3.02 or 3.03, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another any applicable

Eurodollar Loan, or, if applicable, to convert ABR Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(f)    If the obligation of any Lender to make or continue any Eurodollar Loan, or to convert ABR Loans into Eurodollar Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s applicable Eurodollar Loans shall be automatically converted into ABR Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02 or 3.03 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurodollar Loans shall be applied instead to its ABR Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Loans shall be made or continued instead as ABR Loans (if possible), and all ABR Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as ABR Loans.
(g)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02 or 3.03 hereof that gave rise to the conversion of any of such Lender’s Eurodollar Loans pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
(h)    Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted or made after the Closing Date, regardless of the date enacted or adopted.
Section 3.06.    Replacement of Lenders under Certain Circumstances.

(a)    If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.03 as a result of any condition described in such Sections or any Lender ceases to make any Eurodollar Loans as a result of any condition described in Section 3.02 or Section 3.03 or (ii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.04(b) (unless otherwise agreed, with the assignment fee to be paid by the Borrower in such instance) (it being understood that any such assignment shall become effective only in accordance with Section 10.04(e)), all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (ii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (ii);
(b)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each directly and adversely affected Lender, each Lender with respect to a certain Class of Loans or each directly and adversely affected Lender with respect to a certain Class of Loans, in each case in accordance with Section 10.08, and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all Lenders or all directly and adversely affected Lenders of a certain Class, the Required Class Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
(c)    Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Term Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Term Note executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender.
(d)    Notwithstanding anything to the contrary contained above, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with Article 9.
Section 3.07.    Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Commitments and repayment of all other Obligations hereunder.
ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Loans) is subject to satisfaction (or waiver) of the following conditions precedent:
(a)    The representations and warranties set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the date of such Credit Extension with the same effect as though made on and as of such date or such earlier date, as applicable.
(b)    No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 4.01(a) and (b) have been satisfied or waived on and as of the date of the applicable Credit Extension.
Section 4.02.    First Credit Extension. Each Lender shall make the Credit Extension to be made by it on the Closing Date subject to satisfaction (or waiver) of the following conditions precedent:
(l)    The Administrative Agent shall have received the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date:
(i)    executed counterparts of this Agreement duly executed by the Borrower and each Guarantor; and
(ii)    a Term Note executed by the Borrower in favor of each Lender that has requested a Term Note at least two Business Days in advance of the Closing Date.
(m)    The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, an opinion of (i) Kirkland & Ellis LLP, counsel for the Loan Parties, and (ii) from each local counsel for the Loan Parties listed on Schedule 4.02(b), in each case, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders and in customary form and substance, and the Borrower hereby requests such counsel to deliver such opinions.
(n)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization or certificate of formation, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (to the extent applicable) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization or certificate of formation of such

Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party on the Closing Date, and (E) as to the absence of any proceeding for the dissolution or liquidation of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
(o)    (i) The Administrative Agent shall have received the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to each Loan Party in the states or other jurisdictions of formation of such Loan Party and with respect to such other locations and names listed on the Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search and (ii) each of the Security Agreement and the Intellectual Property Security Agreement shall have been duly executed and delivered by each Loan Party that is to be a party thereto, together with (x) certificates, if any, representing the Equity Interests pledged by the Borrower and the Guarantors accompanied by undated stock powers executed in blank and (y) documents and instruments to be recorded or filed that the Administrative Agent may deem, subject to Section 6.13 reasonably necessary to satisfy the Collateral and Guarantee Requirement.
(p)    [Reserved].
(q)    Prior to or substantially concurrently with the funding of the Loans on the Closing Date (i) the ABL Credit Agreement shall have become effective and all conditions to the initial credit extension thereunder satisfied and (ii) the ABL Intercreditor Agreement shall have been duly executed and delivered by the ABL Agent and each Loan Party party thereto.
(r)    Prior to or substantially concurrently with the funding of the Loans on the Closing Date (i) the IBT Transactions shall have been consummated and (ii) the IBT Agreement, as modified pursuant to the IBT Transactions, shall be in full force and effect.
(s)    Prior to or substantially concurrently with the funding of the Loans on the Closing Date, (i) the Recapitalization Transactions and the Refinancing Transactions shall have been consummated, and (ii) the Borrower shall have performed its then due obligations under the December 2013 Stock Purchase Agreement, the December 2013 Exchange Agreements and the December 2013 Registration Rights Agreement and, in each case, the Administrative Agent shall have received evidence thereof reasonably satisfactory to the Administrative Agent.
(t)    The Administrative Agent shall have received a solvency certificate, substantially in the form set forth in Exhibit H, from the chief financial officer or chief accounting officer or other officer with equivalent duties of the Borrower, or in lieu thereof at the option of the Borrower, an opinion of a nationally recognized valuation firm as to the solvency (on a consolidated basis) of the Borrower and its Subsidiaries as of the Closing Date.
(u)    Prior to or substantially concurrently with the initial Credit Extension, all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement and the Existing ABL Facility shall have been paid in full (other than contingent obligations and backstopped letters of credit) and all cash and other amounts restricted under or by the Existing Credit Agreement or the Existing ABL Facility shall have been released and the commitments thereunder terminated and all guarantees and security in support thereof terminated, discharged and released, in each case with evidence thereof reasonably satisfactory to the Administrative Agent. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness for borrowed money other than (i) Indebtedness outstanding under this Agreement, (ii) the ABL Facility Indebtedness, and (iii) Indebtedness permitted pursuant to Section 7.03.
(v)    The Administrative Agent shall have received all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested in writing at least five Business Days prior to the Closing Date.
(w)    The Administrative Agent shall have received a certificate from an officer of the Borrower certifying that since December 31, 2012, there has not occurred any Material Adverse Effect.
(x)    The Administrative Agent and the Arranger shall have received all applicable fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document on or prior to the Closing Date.
(y)    To the extent required by Section 6.07, the Administrative Agent shall have received evidence that the insurance required by Section 6.07 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder.
Solely for purposes of determining whether the conditions set forth in Section 4.01 or 4.02 have been satisfied in respect of any Credit Extension, the Agents and each Lender party hereto shall be deemed to have consented to, approved, accepted or be reasonably satisfied with any document delivered prior to such Credit Extension or other matter (in each case, for which such consent, approval, acceptance or satisfaction is expressly required by Section 4.01 or 4.02, as applicable) by releasing its signature page to this Agreement or to an Assignment and Assumption, as the case may be.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each of the Guarantors party hereto represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions, and (e) has all requisite franchises, licenses, authorizations, qualifications, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to any Loan Party), (c), (d) or (e), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) are within such Loan Party’s organizational powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Indebtedness of such Person in excess of the Threshold Amount or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (c)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) to the extent required thereunder or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens), (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 5.05.    Financial Statements; No Material Adverse Effect.
(i)    The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(ii)    The Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and the absence of footnotes.
(b)    The forecasts of income statements of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts it being understood by the Agents and the Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Restricted Subsidiaries, (B) no assurance is given by the Borrower and its Restricted Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material.
(c)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06.    Compliance With Laws. Neither the Borrower nor any of the Restricted Subsidiaries or any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where in each case such violation or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 5.07.    Ownership of Property; Liens.
(f)    Each of the Borrower and the Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Property material to its business), free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)    As of the Closing Date, Schedule 9 to the Perfection Certificate dated the Closing Date contains a true and complete list of each Material Real Property owned by the Borrower each other Loan Party and its Restricted Subsidiaries.
(h)    As of the Closing Date, except as otherwise disclosed in writing to the Collateral Agent, no Mortgage encumbers improved Mortgaged Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Laws unless Evidence of Flood Insurance has been delivered to the Collateral Agent.
Section 5.08.    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(d)    Each Loan Party and each Restricted Subsidiary is and has been in compliance with all Environmental Laws, which includes obtaining and maintaining all Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and the Restricted Subsidiaries;
(e)    the Loan Parties and the Restricted Subsidiaries have not received notice alleging any Environmental Liability or proposing or seeking to revoke, modify or deny the renewal of any Environmental Permit required to be held by the Loan Parties or the Restricted Subsidiaries, and neither the Loan Parties nor the Restricted Subsidiaries have become subject to any Environmental Liability;
(f)    there has been no Release, discharge or disposal of Hazardous Materials (i) on, to, at, under or from any Real Property or any vehicles or facilities owned or leased by any of the Loan Parties or the Restricted Subsidiaries, or, to the knowledge of the Borrower, formerly owned, operated or leased by any Loan Party or any Restricted Subsidiary, or (ii) arising out of the conduct of the Loan Parties or the Restricted Subsidiaries that, in the case of (i) or (ii), could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by or on behalf of any Loan Party or any Restricted Subsidiary or for which any Loan Party or Restricted Subsidiary reasonably could be expected to otherwise incur any Environmental Liability; and
(g)    there are no facts, circumstances or conditions arising out of or relating to, and there are no pending or reasonably anticipated requirements under Environmental Law associated with, the operations of the Loan Parties or the Restricted Subsidiaries or any Real Property, vehicles or facilities currently or, to the knowledge of the Borrower, previously owned or leased by the Loan Parties or any Restricted Subsidiary that, in such case, are known to or would reasonably be likely to require investigation, remedial activity or corrective action or cleanup by or on behalf of any Loan Party or any Restricted Subsidiary or that are known to or would reasonably be likely to result in the Borrower or any other Loan Party or Restricted Subsidiary incurring any Environmental Liability or capital expenditures to achieve or maintain compliance with Environmental Laws.
Section 5.09.    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Restricted Subsidiaries have timely filed all tax returns required to be filed (taking into account any extensions), and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted if such contest shall have the effect of suspending enforcement or collection of such Taxes and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Party against any Loan Party or any Restricted Subsidiary that would, if made, individually or in the aggregate, have a Material Adverse Effect.
Section 5.10.    ERISA Compliance.
Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:
(j)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws (and the regulations and published interpretations thereunder).
(k)    The Loan Parties, their Restricted Subsidiaries and their respective ERISA Affiliates may incur liability for ordinary course contributions to (and make payments in satisfaction of such liabilities) plans listed on Schedule 5.10(b), which are Multiemployer Plans.
(l)    No ERISA Event has occurred.

Section 5.11.    Subsidiaries. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any direct or indirect Restricted Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Restricted Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and (if applicable) non-assessable and all Equity Interests owned by a Loan Party (or a Restricted Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (a) those created under the Collateral Documents or under the ABL Facility Documentation (which Liens shall be subject to the ABL Intercreditor Agreement) and (b) any other Lien that is permitted under Section 7.01. As of the Closing Date, (i) Section 2(c) of the Perfection Certificate sets forth the name and jurisdiction of each Loan Party and (ii) Schedule 5 to the Perfection Certificate sets forth the direct ownership interest of the Borrower and any Loan Party thereof in each such Subsidiary, including the percentage of such ownership.
Section 5.12.    Margin Regulations; Investment Company Act.
(a)    No Loan Party or Restricted Subsidiary is engaged nor will it engage, principally, or as one of its important activities in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation T, U or X.
(b)    Neither the Borrower, nor any of the Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13.    Disclosure. No confidential information memorandum, report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to any Agent or any Lender about the Borrower and its Subsidiaries in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were or will be made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation;it being understood and agreed by the Agents and the Lenders that such projections as to future events (i) are not to be viewed as facts, (ii) are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Restricted Subsidiaries and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material.
Section 5.14.    Labor Matters.

(f)    Except as, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (i) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing; (ii) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters; and (iii) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. Except as disclosed on Schedule 5.14, as of the Closing Date no Loan Party is a party to or bound by any collective bargaining agreement or, with respect to any Foreign Subsidiary, any similar agreement. To the knowledge of any Loan Party, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.
(g)    (i) The IBT Agreement is in full force and effect and (ii) other than as contemplated by the IBT Transactions, the IBT Agreement has not been amended, waived or otherwise modified in any respect materially adverse to the Borrower and its Subsidiaries (taken as a whole). For purposes of this Section 5.14(b), it is understood that the resolution in the ordinary course of business of an employee grievance seeking to enforce the IBT Agreement terms will not be deemed to constitute an amendment, waiver of other modification to the IBT Agreement.
Section 5.15.    Insurance. Each of the Borrower and its Subsidiaries maintains, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, that each of the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or each such Subsidiary, as applicable, operates.
Section 5.16.    Solvency. Immediately after giving effect to the consummation of the Transactions to occur on the Closing Date, including the making of the Loans under this Agreement, and immediately after giving effect to the application of the proceeds of such Loans, on the Closing Date (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis (on a going concern basis), exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this Section 5.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability in the ordinary course of business.
Section 5.17.    No Other Borrowed Money Indebtedness. Immediately after giving effect to the consummation of the Transactions to occur on the Closing Date the Borrower and its Subsidiaries shall have outstanding no Indebtedness for borrowed money other than (a) Indebtedness outstanding under this Agreement, (b) the ABL Facility Indebtedness, (c) Indebtedness set forth on Schedule 7.03(b) and (d) Indebtedness permitted pursuant to Section 7.03.
Section 5.18.    Collateral Documents.
(a)    Valid Liens. The Collateral Documents are, or on execution and delivery thereof by the parties thereto will be, effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified in Section 2 of the Perfection Certificate (and payments of all fees) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), and (iii) the Lien of the Collateral Agent on all certificates of title in respect of any Collateral, the Liens created by the Collateral Documents (other than the Mortgages) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in such Collateral, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01 (other than Liens securing Permitted Second Priority Additional Debt or any Permitted Refinancing thereof and Liens securing ABL Facility Indebtedness or Permitted Refinancing thereof that are intended to be junior to the Liens of the Collateral Documents).
(b)    PTO Filing; Copyright Office Filing. When the Security Agreement or a short form thereof is properly filed (and payments of all fees) in the United States Patent and Trademark Office and the United States Copyright Office, to the extent such filings may perfect such interests, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01 (other than Liens securing Permitted Second Priority Additional Debt or any Permitted Refinancing thereof and Liens securing ABL Facility Indebtedness or Permitted Refinancing thereof that are intended to be junior to the Liens of the Collateral Documents) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents, Trademarks and Copyrights acquired by the grantors thereof after the Closing Date).
(c)    Mortgages. Upon recording thereof in the appropriate recording office (and payments of all applicable fees), each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and a security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, subject only to Liens permitted hereunder, and when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11 and 6.13, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Party to such Mortgage in the Mortgaged Property described therein and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01.
(d)    Rolling Stock. Upon the recording thereof on the applicable certificate of title (and filing of financing statements and payment of applicable fees, which shall be for the account of the Borrower), the notation of the Administrative Agent’s lien on any rolling stock or other goods subject to a certificate of title is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and a security interest in, all of the Loan Parties’ right, title and interest in and to such Collateral and the proceeds thereof, subject only to Liens permitted hereunder, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01.
Notwithstanding anything herein (including this Section 5.18 or Section 5.04) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 4.02(d) or Section 6.13, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.02(d).
Section 5.19.    Compliance with Anti-Terrorism and Corruption Laws.
(a)    To the extent applicable, the Borrower and the Restricted Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(b)    None of the Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or controlled Affiliate of the Borrower or any Restricted Subsidiary, (i) is a Blocked Person or (ii) is currently subject to any U.S. sanctions administered by OFAC that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Borrower or any Restricted Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
No part of the proceeds of the Loans will be used by the Borrower or any of the Restricted Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
ARTICLE 6
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than obligations under Secured Hedge Agreements or contingent indemnification or reimbursement obligations) hereunder which is accrued or payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.15) cause each of the Restricted Subsidiaries to:
Section 6.01.    Financial Statements, Reports, Etc. In the case of the Borrower, deliver to the Administrative Agent for prompt further distribution to each Lender:
(c)    within 90 days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP, any other independent registered public accounting firm of nationally recognized standing or any other independent registered public accounting firm approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards, (ii) shall not be subject to qualifications or exceptions as to the scope of such audit,(iii) shall be without a “going concern” disclosure or like qualification or exception (other than with respect to, or disclosure or an exception or qualification solely resulting from, (x) the impending maturity of any Indebtedness, (y) any prospective or actual default under any financial covenant, or (z) in respect of the fiscal year ending December 31, 2013 and (iv) shall be accompanied with customary management discussion analysis;

(d)    within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2014), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and accompanied by customary management discussion and analysis;
(e)    within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2013) of the Borrower, a reasonably detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flows and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood by the Agents and the Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Restricted Subsidiaries, (B) no assurance is given by the Borrower and its Restricted Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material; and
(f)    within five (5) days of delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 or Section 6.02(b) may be satisfied with respect to information of the Borrower and the Subsidiaries by furnishing within the time period specified in the applicable paragraph (A) the applicable financial statements of the Borrower or (B) the Borrower’s Form l0-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of KPMG LLP, any other independent registered public accounting firm of nationally recognized standing or any other independent registered public accounting firm approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards, (ii) shall not be subject to qualifications or exceptions as to the scope of such audit and (iii) shall be without a “going concern” disclosure or like qualification or exception (other than with respect to, or disclosure or an exception or qualification solely resulting from, the (A) impending maturity of any Indebtedness or (B) any prospective or actual default under any financial covenant or (C) in respect of the fiscal year ending December 31, 2013).
Documents required to be delivered pursuant to Section 6.01(a), (b), (c) and (d) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet and provides notice thereof to the Administrative Agent; (ii) such documents are posted on Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that: (i) promptly following written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a).
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(i)    no later than 5 days after the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) (or the date on which such delivery is required), commencing with the first full fiscal quarter completed after the Closing Date, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; it being understood that , if applicable for such period of delivery, such Compliance Certificate shall include (i) information about Net Proceeds received in the period for individual amounts greater than $5,000,000 and set forth statements of the Borrower’s intention regarding the use of any portion of such Net Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition permitted hereunder of all or substantially all the assets of, or all the Equity Interests (other than directors qualifying shares) in a Person, division or line of business previously acquired) and (ii) calculations setting forth in reasonable detail the amount of any Cumulative Credit available at the beginning of the applicable period and at the end of such period and the amount and application of any Cumulative Credit during such period (it being understood that the Borrower has the right to reallocate usage of the Cumulative Credit in accordance with Section 1.02(i) from time to time);
(j)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(k)    promptly after the furnishing thereof, copies of any material notices of default received by any Loan Party or Restricted Subsidiary (other than in the ordinary course of business) or furnished to any holder of Indebtedness or debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of the ABL Facility Documentation, any Junior Financing Documentation, any Permitted Additional Debt or any Permitted Refinancing of any thereof, in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 6.02;
(l)    together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections of the Perfection Certificate describing the legal name and the jurisdiction of organization or formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.13(a) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary and as a Loan Party or a non-Loan Party as of the date of delivery of such Compliance Certificate;
(m)    promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(n)    promptly after the written request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(o)    promptly after the receipt thereof by the Borrower or any of the Restricted Subsidiaries, a copy of any final “management letter” received by any such Person from its certified public accountants and the management’s response thereto; and
(p)    promptly following any request therefor by the Administrative Agent or any Lender, copies of (i) any material documents described in Section 101(k) of ERISA that any Loan Party may request with respect to any Multiemployer Plan and (ii) any material notices described in Section 101(l) of ERISA that any Loan Party may request with respect to any Plan or Multiemployer Plan, provided that if any Loan Party has not requested such material documents or material notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, such Loan Party shall make a request for such material documents or material notices from the such administrator or sponsor at the earliest date on which such Loan Party determines that it is commercially reasonable to so request in order to avoid the occurrence of an event that could reasonably be expected to result in a material liability, and shall provide copies of such material documents and material notices promptly after receipt thereof.
Notwithstanding anything to the contrary, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law or any binding agreement, or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.03.    Notices. Promptly after the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent (which shall provide notice to the Lenders):
(e)    of the occurrence of any Default;
(f)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(g)    of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against the Borrower or any of its Restricted Subsidiaries that has a reasonable likelihood of adverse determination and such determination could reasonably be expected to result in a Material Adverse Effect;

(h)    of the occurrence of any ERISA Event following the Closing Date that, alone or together with any other ERISA Events that have occurred following the Closing Date, could reasonably be expected to result in a Material Adverse Effect and
(i)    of the redemption of the Existing Series A Notes.
Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c), (d) or (e) (as applicable) and (y) setting forth details of the occurrence referred to in Section 6.03(a), (b), (c), (d) or (e), as applicable, and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04.    Payment of Taxes. Promptly pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such Taxes or, where the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05 and (b) obtain, maintain, renew, extend and keep in full force and effect all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Borrower) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.06.    Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in satisfactory working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business.
Section 6.07.    Maintenance of Insurance.
(h)    Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the

Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons in such similar or same locations.
(i)    Requirements of Insurance. (A) Use commercially reasonable efforts to cause, not later than 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), all insurance required pursuant to Section 6.07(a) (x) to provide (and to continue to provide at all times thereafter) that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent or (ii) for any other reason upon not less than 20 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent and (y) subject to the terms, conditions and provisions of the ABL Intercreditor Agreement to name the Collateral Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable (and to continue to so name the Collateral Agent at all times thereafter), (B) Use commercially reasonable efforts to deliver, not later than 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), a copy of the policy (and to the extent any such policy is cancelled or not renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto, and (C) in the case of all property insurance policies located in the United States, not later than 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) cause such policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after such date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent during the continuance of such Event of Default.
(j)    Flood Insurance. Following the Closing Date, the Borrower shall deliver to the Collateral Agent annual renewals of the flood insurance policy under the property policy or annual renewals of a force-placed flood insurance policy.
(k)    [reserved].
(l)    Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of material loss with that required to be maintained under this Section 6.07 is taken out by the Borrower or another Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto once available.

Section 6.08.    Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09.    Books and Records. Maintain proper books of record and account, in which entries are made that are full, true and correct in all material respects and are in conformity with GAAP (except as noted therein) and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be.
Section 6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and subject to bona fide confidentiality obligations, limitations imposed by law and attorney-client privilege and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
Section 6.11.    Additional Collateral; Additional Guarantors. Subject to the terms, conditions and provisions of the Intercreditor Agreement, at the Borrower’s expense, take all reasonable actions which are necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(c)    Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower, (y) the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary, or (z) any wholly owned Domestic Subsidiary that is an Excluded Subsidiary ceasing to be an Excluded Subsidiary necessary such that no direct or indirect wholly owned Domestic Subsidiary will be an Excluded Subsidiary by virtue of the provisions set forth in clause (c) of the definition of “Excluded Subsidiary” in Section 1.01):

(i)    within 60 days after such formation, acquisition, designation or other event, or such longer period as the Administrative Agent may agree in writing in its reasonable discretion:
(A)    causing each such Domestic Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Intercompany Note and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (consistent with the Mortgages (if any), Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(B)    causing each such Domestic Subsidiary (and the parent of each such Domestic Subsidiary that is a Loan Party) to deliver to the Collateral Agent any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
(C)    taking and causing each such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and the delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(ii)    if reasonably requested by the Administrative Agent or the Collateral Agent, within 45 days after such request (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), delivering to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and
(iii)    promptly after the reasonable request therefor by the Administrative Agent or Collateral Agent, delivering to the Collateral Agent with respect to each Material Real Property, any existing surveys, title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Collateral Agent any existing environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, and where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained.

(d)    if reasonably requested by the Administrative Agent or the Collateral Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), delivering to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to the validity, perfection, existence and priority of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (c) below.
(e)    not later than 120 days after (i) the acquisition by any Loan Party of Material Real Property or (ii) the release of any first lien security interest on any Real Property securing the obligations under the Contribution Deferral Agreement, in each case, that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), which Material Real Property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, causing such property to be subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and taking, or causing the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.
Section 6.12.    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent the Loan Parties or the Restricted Subsidiaries are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.
Section 6.13.    Further Assurances and Post-Closing Conditions.
(h)    Within 60 days after the Closing Date (subject to extension by the Administrative Agent or the Collateral Agent in its reasonable discretion), deliver each Collateral Document set forth on Schedule 6.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral free of any other pledges, security interests or mortgages, except Liens expressly permitted hereunder, to the extent required pursuant to the Collateral and Guarantee Requirement.
(i)    Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral (including, without limitation, any defect or error related to certificates of title for vehicles and other rolling stock) as to which the Borrower reasonably agrees is a defect or error, and (ii) subject to the terms of the Collateral Documents, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Loan Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of any Material Real Property of any Loan Party subject to a Mortgage, the Borrower shall cooperate with the Administrative Agent and/or Collateral Agent, as applicable, in obtaining such appraisals and shall pay all reasonable out-of-pocket costs and expenses relating thereto.
Section 6.14.    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the ABL Facility or any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the aggregate Investment therein of the Borrower and its Subsidiaries (as applicable). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary and (y) the amount of the Investment originally made in respect of the designation of such Subsidiary as an Unrestricted Subsidiary.
Section 6.15.    Maintenance of Ratings. In the case of the Borrower, use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower.
Section 6.16.    Use of Proceeds. The Borrower shall use the proceeds of the Term Loans borrowed on the Closing Date to fund the Transactions on the Closing Date, to pay Transaction Expenses and for general corporate purposes.
ARTICLE 7
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than obligations under Secured Hedge Agreements or contingent indemnification or reimbursement obligations) hereunder which is accrued or payable shall remain unpaid or unsatisfied, then from and after the Closing Date:
Section 7.01.    Liens. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(q)    Liens created pursuant to any Loan Document;
(r)    Liens existing or contemplated on the Closing Date and listed on Schedule 7.01(b); provided that (i) the Lien does not extend to any additional property other than (A) any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, or asset of the Borrower or any Restricted Subsidiary and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender), and (ii) such Lien does not secure any obligation (including unused commitments) other than those it secured on the Closing Date or, to the extent constituting Indebtedness, any Permitted Refinancing of the Indebtedness secured thereby on the Closing Date or, to the extent not constituting Indebtedness, any extensions, renewals, restructurings, refinancings and replacements thereof;
(s)    Liens for unpaid utilities, taxes, assessments or governmental charges that are (i) not overdue for a period of more than thirty (30) days and are not otherwise delinquent, securing obligations in an amount not to exceed $500,000, or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) otherwise not required to be paid pursuant to Section 6.04;
(t)    Statutory, lease or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that either secure obligations in an amount not to exceed $1,000,000 or are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(u)    (i) Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a

violation of Section 436 of the Code) and (ii) Liens in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;
(v)    Liens to secure the performance of bids, trade contracts, governmental contracts and leases (in the case of each of the foregoing, other than for Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;
(w)    (i) easements, rights-of-way, restrictions (including zoning restrictions and other land use regulations), encroachments, protrusions, reservations and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located; provided in the case of this clause (ii) that such ground leases do not confer rights on the counter-party(ies) thereto superior to those of the Collateral Agent in the relevant property;
(x)    Liens securing judgments not constituting an Event of Default under Section 8.01(h);
(y)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(z)    Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(aa)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) arising in the ordinary course of business in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to the general terms and conditions of such banking institutions;

(bb)    Liens (i) on cash earnest money deposits or other cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(e), (h), (l), (p), (r) or (v), in each case to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(cc)    Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03 and (ii) in favor of the Borrower or any Guarantor;
(dd)    any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business; provided, that no such lease or sublease shall constitute a Capitalized Lease;
(ee)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02(a);
(ff)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(gg)    Liens (including any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor under Capitalized Leases) securing Indebtedness permitted under Section 7.03(e) or Section 7.03(ff); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement, as applicable, of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(hh)    Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03;
(ii)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;
(jj)    Liens arising from precautionary Uniform Commercial Code financing statements or similar filings;
(kk)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in the ordinary course of business;
(ll)    Liens on the Collateral securing Indebtedness permitted under Section 7.03(o) or other obligations otherwise secured pursuant to or in connection with the documents governing such Indebtedness; provided, that such Liens shall be subject to the ABL Intercreditor Agreement;
(mm)    Liens on the Collateral securing Credit Agreement Refinancing Indebtedness that is Permitted Secured Additional Debt and any Permitted Refinancing of the foregoing; provided, that (x) any such Liens securing any Permitted Refinancing in respect of Credit Agreement Refinancing Indebtedness that is Permitted First Priority Additional Debt are subject to the ABL Intercreditor Agreement, if applicable, and the First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Credit Agreement Refinancing Indebtedness that is Permitted Second Priority Additional Debt are subject to the ABL Intercreditor Agreement, if applicable, and the Second Lien Intercreditor Agreement;
(nn)    Liens on the Equity Interests of any joint venture entity or other non-wholly owned Subsidiary of the Borrower consisting of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;
(oo)    cash collateral posted as security for the Borrower’s or any Restricted Subsidiary’s obligations under Swap Contracts, in an aggregate amount for all such cash collateral at any time not to exceed $15,000,000; provided that cash collateral posted for the account of Lenders or Agents in respect of non-speculative currency or interest rate Swap Contracts shall not be subject to such limit;
(pp)    Liens on the Collateral securing Alternative Incremental Indebtedness that is Permitted Secured Additional Debt and any Permitted Refinancing of the foregoing; provided, that (x) any such Liens securing any Permitted Refinancing in respect of Alternative Incremental Indebtedness that is Permitted First Priority Additional Debt are subject to the ABL Intercreditor Agreement, if applicable, and the First Lien Intercreditor

Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Alternative Incremental Indebtedness that is Permitted Second Priority Additional Debt are subject to the ABL Intercreditor Agreement, if applicable, and the Second Lien Intercreditor Agreement;
(qq)    Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;
(rr)    Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods or (ii) encumbering deposits made to secure obligations arising from contractual or warranty requirements;
(ss)    Utility and similar deposits in the ordinary course of business;
(tt)    Liens in respect of (i) the Unrestricted Subsidiaries and joint ventures or other non-wholly owned Subsidiaries or (ii) cash, Cash Equivalents, deposit accounts and securities accounts collateralizing letters of credit permitted by Sections 7.03(y) and (ff);
(uu)    Liens related to Sale and Leaseback Transactions in an aggregate amount of 50,000,000; and
(vv)    other Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $30,000,000 and (ii) 2% of Consolidated Total Assets at the time of such incurrence.
Section 7.02.    Investments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except:
(j)    Investments by the Borrower or any of the Restricted Subsidiaries in cash or Cash Equivalents;
(k)    loans or advances to officers, directors and employees of any Loan Party or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, in each case, consistent with past practice (including pursuant to use of any credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services), (ii) in connection with such Person’s purchase of Equity Interests of the Borrower and (iii) for any other corporate purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount of loans and advances outstanding at any time under this Section 7.02(b)(ii) and (iii) shall not exceed $2,000,000;
(l)    Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (or any newly formed wholly owned Restricted Subsidiary that is not an Excluded

Subsidiary and is to become a Loan Party in accordance with Section 6.11), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in a Restricted Subsidiary that is not a Loan Party; provided, that the aggregate amount of Investments at any time outstanding under this clause (iii) shall not exceed $15,000,000;
(m)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or other credits to suppliers in the ordinary course of business;
(n)    Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(e) (including unused commitments) and any modification, replacement, renewal or extension thereof and (ii) existing on the Closing Date by the Borrower or any other Restricted Subsidiary in any Restricted Subsidiary and any modification, replacement, renewal or extension thereof; provided, that in the case of clause (i) and clause (ii) the amount of the original Investment is not increased except by the terms of such original Investment as set forth on Schedule 7.02(e) or as otherwise permitted by this Section 7.02 (and in such case made in reliance on the other paragraph of this Section 7.02 so permitting such modification, replacement, renewal or extension thereof);
(o)    Investments in Swap Contracts permitted under Section 7.03;
(p)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(q)    any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares, shares issued to foreign nationals as required by applicable law or any options for Equity Interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) in, a Person or division, business unit or line of business of a Person (or any subsequent investment made in a Person, division, business unit or line of business previously acquired in a Permitted Acquisition), in each case in a single transaction or series of related transactions, if (i) no Event of Default shall have occurred and be continuing or would result therefrom at the time of entering in the agreement to consummate such acquisition; (ii) all transactions related thereto shall be consummated in all material respects in accordance with applicable Laws; (iii) as of the most recently ended fiscal quarter for which financial statements of the Borrower and the target are available, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 7.10 after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (v) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, to the extent required by and in accordance with Section 6.11; (vi) the businesses acquired in such purchase or other acquisition shall be in compliance with Section 7.07; and (vii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in the preceding clauses (i) through (v) have been satisfied (any such acquisition, a “Permitted Acquisition”); provided that the aggregate amount of Investments made by Loan Parties pursuant to this Section 7.02(h) in assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such Permitted Acquisition shall not exceed $15,000,000 at any time outstanding;
(r)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(s)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers;
(t)    advances of payroll payments to employees in the ordinary course of business;
(u)    Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Equity Interests) of the Borrower or the Net Proceeds received from the issuance thereof;
(v)    Investments of a Restricted Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition or of a corporation merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with this Section 7.02 and Section 7.04 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(w)    Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Section 7.02(c)(i), Section 7.02(c)(iii) or Section 7.02(p); and
(x)    Guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case, which leases or other obligations are entered into by the Borrower or any Guarantor in the ordinary course of business.
(y)    other Investments (including for Permitted Acquisitions) in an aggregate amount outstanding pursuant to this clause (p) at any time not to exceed (x) the greater of (i) $30,000,000 and (ii) 2% of Consolidated Total Assets at the time of such Investment plus, (y) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this subclause (y); provided, that no Event of Default shall have occurred and be continuing or would result from the making of any such Investment;
(z)    (i) make lease, utility and other similar deposits or any other advance or deposit permitted by this Agreement in the ordinary course of business or (ii) make prepayments and deposits to suppliers in the ordinary course of business;
(aa)    to the extent constituting Investments, capital expenditures otherwise permitted under this Agreement;
(bb)    Investments in deposit accounts or securities accounts opened in the ordinary course of business;
(cc)    repurchase, retirement or repayment of any Indebtedness to the extent not otherwise prohibited by this Agreement, including, without limitation, (i) acquisitions of Term Loans pursuant to Section 10.04 and (ii) the repurchase, retirement or repayment of any other Indebtedness relating to the Existing Series A Notes and Existing Series B Notes;
(dd)    (a) Investments (including by consideration in the form of cash, Cash Equivalents, contributing receivables and through subordinated notes) in any Receivables Facility or any Securitization Subsidiary or other Subsidiary that in turn then transfers Securitization Assets to a Securitization Subsidiary in order to effectuate a Qualified Securitization Financing, including the ownership of Equity Interests in such Securitization Subsidiary and (b) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Purchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility;
(ee)    Investments consisting of or resulting from (i) Indebtedness permitted under Section 7.03, (ii) Liens permitted under Section 7.01, (iii) Restricted Payments permitted under Section 7.06, (iv) Dispositions permitted by Section 7.05 and (v) fundamental changes permitted by Section 7.04;
(ff)    Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 7.02;
(gg)    loans and advances to Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 7.06 (other than Section 7.06(i)); and
(hh)    Guarantee obligations of the Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States.
Section 7.03.    Indebtedness. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(d)    Indebtedness of any Loan Party under the Loan Documents;
(e)    (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Closing Date and any Permitted Refinancing thereof; provided, that (x) any intercompany Indebtedness shall be evidenced by an Intercompany Note and (y) any intercompany Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the subordination provisions reasonably acceptable to the Administrative Agent;
(f)    Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower otherwise permitted hereunder; provided that (i) no Guarantee by any Restricted Subsidiary of any ABL Facility Indebtedness, any Junior Financing, any Permitted Additional Debt or any Permitted Refinancing of any of the foregoing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein (provided further that, clause (i) shall not apply in the case of a Guarantee by any Foreign Subsidiary of any Indebtedness of another Foreign Subsidiary), and (ii) if the Indebtedness being Guaranteed is Junior Financing that is, or is required by this Agreement to be, Subordinated Indebtedness, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the subordination of such Junior Financing;
(g)    Indebtedness (other than Indebtedness permitted under Section 7.03(b)) of the Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or consisting of a Guaranty on behalf of any Loan Party or any other Restricted Subsidiary) to the extent constituting an Investment permitted by Section 7.02; provided that (x) all such Indebtedness shall be evidenced by an Intercompany Note and (y) all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the subordination provisions reasonably acceptable to the Administrative Agent;
(h)    Attributable Indebtedness and other Indebtedness of the Borrower or any Restricted Subsidiary (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred prior to or within 270 days after the acquisition, lease or improvement of the applicable asset in an aggregate amount (together with any Permitted Refinancings thereof) not to exceed $50,000,000 at any time outstanding;

(i)    Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities (including fuel) pricing risks incurred not for speculative purposes;
(j)    Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or other Investment permitted hereunder, provided, that such Indebtedness is not incurred in contemplation of such Investment, and any Permitted Refinancing thereof or (ii) incurred to finance a Permitted Acquisition or other Investment permitted hereunder and any Permitted Refinancing thereof; provided that (w) in the case of clauses (i) and (ii), such Indebtedness and all Indebtedness resulting from a Permitted Refinancing thereof is unsecured (except for (A) Liens permitted by Section 7.01(s) and (B) Liens permitted by Section 7.01(ff)), (x) in the case of clauses (i) and (ii), both immediately prior and after giving effect thereto, (1) no Event of Default shall exist or result therefrom, and (2) immediately after giving effect to the incurrence of such Indebtedness, the Total Leverage Ratio calculated on a Pro Forma Basis shall not be greater than the Total Leverage Ratio immediately prior to the consummation of the transaction, and (y) in the case of any such incurred Indebtedness under clause (ii), such Indebtedness matures after, and (except for any payments in respect of a change of control, asset sales, AHYDO “catch-up” payments, and similar such payments) does not require any scheduled amortization or other scheduled payments of principal prior to, the then Latest Maturity Date;
(k)    Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business and other obligations and liabilities arising under employee benefit plans in the ordinary course of business;
(l)    Indebtedness consisting of unsecured promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;
(m)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts and holdbacks) or other similar adjustments;
(n)    Indebtedness in respect of treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds, overdraft or any similar services incurred in the ordinary course of business or any similar cash management services relating or secured pursuant to the ABL Facility and any hedges related to the ABL Facility;

(o)    Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, in the ordinary course of business;
(p)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business and not in connection with the borrowing of money, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness incurred in the ordinary course of business with respect to reimbursement-type obligations regarding workers compensation claims;
(q)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice and not in connection with the borrowing of money or Swap Contracts;
(r)    (i) ABL Facility Indebtedness of the Loan Parties and (ii) any Permitted Refinancing thereof; provided that the aggregate principal amount outstanding at any time of all such Indebtedness under clauses (i) and (ii) and Section 7.03(z)(i) shall not exceed $550,000,000;
(s)    (i) Alternative Incremental Indebtedness and (ii) any Permitted Refinancing thereof;
(t)    (i) Credit Agreement Refinancing Indebtedness (other than any Credit Agreement Refinancing Indebtedness incurred pursuant to a Refinancing Amendment) and (ii) any Permitted Refinancing thereof;
(u)    Permitted Junior Debt of a Loan Party; provided that (x) no Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or would result therefrom and (y) immediately after giving effect to the incurrence of such Permitted Junior Debt, the Total Leverage Ratio calculated on a Pro Forma Basis shall not be greater than 5.00 to 1.0 (as of the last day of the most-recently ended Test Period);
(v)    Indebtedness of Restricted Subsidiaries that are not Guarantors, in an aggregate principal amount at any time outstanding not to exceed $25,000,000;
(w)    all premiums (if any), interest (including post-petition interest and interest paid in kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above and (s) through (ff) below;

(x)    Indebtedness in respect of the Specified Pension Fund Obligations and Guarantees thereof, to the extent existing on the Closing Date, by any Guarantor in an aggregate principal amount at any time outstanding not to exceed the amount outstanding as of the Closing Date (and as adjusted from time to time pursuant to any audits), plus any interest paid in kind thereon and any accrued but unpaid interest thereon;
(y)    Indebtedness in respect of the Existing Series A Notes that is fully discharged;
(z)    Indebtedness in respect of the Existing Series B Notes in an aggregate principal amount not to exceed $17,000,000 (plus any increase in the principal amount thereof in respect of any interest paid in kind (rather than in cash) thereunder in accordance with the terms and conditions of the applicable indenture in effect as of the Closing Date, but minus any principal payments in respect thereof made in accordance with the terms and conditions of this Agreement) at any time outstanding;
(aa)    Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder;
(bb)    Indebtedness under any letter of credit (to the extent collateralized with cash, Cash Equivalents, deposit accounts or securities accounts maintaining cash, Cash Equivalents or investment property or the proceeds of the foregoing); provided that the aggregate principal amount of Indebtedness permitted by this clause (y) shall not exceed $50,000,000 at any time outstanding;
(cc)    Indebtedness of (i) any Securitization Subsidiary arising under any Securitization Facility, provided that such Indebtedness together with any Indebtedness incurred pursuant to Section 7.03(o) shall not exceed $550,000,000 at any one time outstanding or (ii) the Borrower or any Restricted Subsidiary arising under any Receivables Facility or Qualified Securitization Financing in an amount not to exceed $20,000,000 at any one time outstanding, provided that, for purposes of this Section 7.03(z)(ii), the obligations under any such Receivables Facility or Qualified Securitization Financing may be full-recourse to the Borrower or any of its Restricted Subsidiaries;
(dd)    Indebtedness in respect of Sale and Leaseback Transactions in an amount not to exceed $50,000,000 at any time outstanding;
(ee)    Indebtedness in respect of Investments not prohibited by Section 7.02;
(ff)    Indebtedness and other obligations in respect of Disqualified Equity Interests in an amount not to exceed $25,000,000 outstanding at any time;
(gg)    Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services, in each case, incurred in the ordinary course of business consistent with past practice;

(hh)    Indebtedness in an amount equal to 100% of the aggregate Net Proceeds received by Borrower after the Closing Date from the issue or sale of Qualified Equity Interests to the extent such Net Proceeds are Not Otherwise Applied; and
(ii)    other Indebtedness of the Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets at the time of such incurrence.
Section 7.04.    Fundamental Changes. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(i)    any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (w) no Event of Default exists or would result therefrom, (x) the Borrower shall be the continuing or surviving Person, (y) such transaction does not result in the Borrower ceasing to be organized under the laws of the United States, any State thereof or the District of Columbia and (z) such transaction does not have a adverse effect in any material respect on the perfection or priority of the Liens granted under the Collateral Documents or (ii) one or more other Restricted Subsidiaries; provided, in the case of this clause (ii), that when such transaction involves a Loan Party and/or a permitted Excluded Subsidiary, a Loan Party or a permitted Excluded Subsidiary shall be the continuing or surviving Person except to the extent otherwise constituting an Investment permitted by Section 7.02;
(j)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and the Restricted Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that (other than a transaction constituting a permitted Investment under Section 7.02 or involving an Excluded Subsidiary) in the case of any liquidation or dissolution of a Guarantor, such Guarantor shall transfer its assets to a Loan Party, and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor and such transaction shall not have an adverse effect on the perfection or priority of the Liens granted under the Collateral Documents);
(k)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(l)    so long as no Event of Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia and such transaction shall not have an adverse effect in any material respect on the perfection or priority of the Liens granted under the Collateral Documents, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that the collateral granted by it to secure its obligations thereunder shall apply to secure its and the Successor Borrower’s obligations under the Loan Documents, (E) if reasonably requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that the collateral granted by it to secure its obligations thereunder shall apply to secure its and the Successor Borrower’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided further, that if the foregoing are satisfied (or waived), the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; provided further that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that is required by regulatory authorities or under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;
(m)    any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person (other than the Borrower) in order to effect an Investment permitted pursuant to Section 7.02; provided that either (x) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement or (y) the transaction shall otherwise constitute a permitted Investment;
(n)    any Restricted Subsidiary may effect a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05; and

(o)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the extent that such Disposition (or series of related Dispositions) is not prohibited under Section 7.05.
Section 7.05.    Dispositions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, except:
(i)    (i) Dispositions (including abandonment) of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) Dispositions (including abandonment) in the ordinary course of business of surplus property or property no longer used or useful in the conduct of the business of the Borrower or any of the Restricted Subsidiaries, (iii) Dispositions of immaterial assets (considered in the aggregate) in the ordinary course of business, and (iv) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(j)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, or (iii) such property is swapped in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and the Subsidiaries as whole, as determined in good faith by the management of the Borrower;
(k)    Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) either (x) the transferee thereof must be a Loan Party and if such property constitutes Collateral, it shall continue to constitute Collateral after such Disposition or (y) the transferee is not a Loan Party and the aggregate amount disposed of in any calendar year shall not exceed $10,000,000 or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;
(l)    Dispositions of cash and Cash Equivalents;
(m)    leases, subleases, licenses, sublicenses (including the provision of software under an open source license) or any abandonment thereof, in each case (i) in the ordinary course of business and (ii) without interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;
(n)    transfers of property subject to Casualty Events upon the receipt (where practical) of the Net Proceeds of such Casualty Event;
(o)    Dispositions (including write-offs, discounts, and compromises in clause (b) above) or discounts without recourse of accounts receivable and related assets in connection with the compromise or collection thereof in the ordinary course of business;
(p)    [reserved];

(q)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(r)    Dispositions of Investments in joint ventures or other non-wholly owned Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(s)    the unwinding of any Swap Contract or cash management agreement;
(t)    Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) any prepayment required to be made in connection with the receipt of Net Proceeds in respect of such Disposition pursuant to Section 2.13 shall be made in accordance therewith, and (iii) with respect to any Disposition or series of related Dispositions pursuant to this clause (l) for a purchase price in excess of $5,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), (c), (d), (f), (i), (j), (k), (l) (o), (p), (v), (w), (z), (aa), (bb), (cc), (dd) and (ee); provided, however, that for the purposes of this clause (l)(iii), the following shall be deemed to be cash: (A) any liabilities contingent or otherwise (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to or in connection with the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $10,000,000 at any time (net of any non-cash consideration converted into cash and Cash Equivalents), (D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (E) consideration consisting of Indebtedness of the Borrower (other than Subordinated Indebtedness) received after the Closing Date from Persons who are not the Borrower or any Restricted Subsidiary, and (F) the fair market value (as determined by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition (and which will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05);
(u)    any Disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the Disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;
(v)    the disposition of any assets existing on the Closing Date that are set forth on Schedule 7.05;
(w)    dispositions from and after the Closing Date of non-core or obsolete assets acquired in connection with any Permitted Acquisition or other permitted Investments;
(x)    the incurrence of Liens permitted hereunder;
(y)    sales or dispositions of Equity Interests of any Subsidiary (other than the Borrower) in order to qualify members of the governing body of such Subsidiary if required by applicable law;
(z)    sales, transfers and other dispositions of (i) any Equity Interests in Unrestricted Subsidiaries or their assets or (ii) Excluded Real Property or any other Excluded Property (as defined in the Security Agreement);
(aa)    Restricted Payments made pursuant to Section 7.06; and
(bb)    Sale and Leaseback Transactions in an aggregate principal amount not to exceed $50,000,000 at any time;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (c), (e), (f), (g), (j), (k), (m), (n), (o), (q), (r) and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be automatically sold free and clear of the Liens created by the Loan Documents, and, if requested by the Borrower, upon the certification delivered to the Administrative Agent by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take, and shall take, any actions reasonably requested by the Borrower in order to effect the foregoing (at the Borrower’s expense) and/or to expressly subordinate any Lien in favor of the Collateral Agent on such Collateral that is disposed of.
Section 7.06.    Restricted Payments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:

(m)    each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(n)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests unless such Disqualified Equity Interests would be permitted by Section 7.03) of such Person;
(o)    (i) repurchases of Equity Interests in the Borrower deemed to occur upon the exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests of the Borrower or (iii) Restricted Payments made in respect of any other transaction involving fractional shares; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Agreement;
(p)    the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any present or former employee, officer, director or consultant of the Borrower or any Restricted Subsidiary or equity based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Borrower or any Restricted Subsidiary; provided, that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed (i) $7,500,000 in any fiscal year plus (ii) the then applicable Cumulative Credit plus (iii) the proceeds of any key man insurance policies; provided, further, that to the extent that the aggregate amount of Restricted Payments made by the Borrower and the Restricted Subsidiaries pursuant to this clause (d) in any fiscal year is less than the amount set forth above, 100% of the amount of such difference may be carried forward and used to make such Restricted Payments pursuant to this clause (d) in the next two succeeding fiscal years (provided, that any such amount carried forward shall be deemed to be used to make such Restricted Payments in any fiscal year after the amount set forth above for such fiscal year shall be deemed to be used to make such Restricted Payments for such fiscal year);
(q)    the Borrower may make Restricted Payments in an aggregate amount not to exceed (x) the greater of (i) $30,000,000 and (ii) 2% of Consolidated Total Assets at the time of any such Restricted Payment, plus (y) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this subclause (y); provided, that with respect to any Restricted Payment made pursuant to this Section 7.06(e), no Event of Default has occurred and is continuing or would result therefrom;
(r)    distributions or payments of Securitization Fees, sales, contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Purchase Obligations, in each case in connection with a Qualified Securitization Financing or a Receivables Facility;
(s)    [reserved];
(t)    the Restricted Subsidiaries may make a Restricted Payment in connection with the acquisition of additional Equity Interests in any Restricted Subsidiary from minority shareholders (in accordance with Section 7.08, if applicable);
(u)    Restricted Payments made (i) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other permitted Investments (other than pursuant to Section 7.02(x)) and (ii) to satisfy indemnity and other similar obligations under the Permitted Acquisitions or other permitted Investments;
(v)    the Borrower may make Restricted Payments consisting of Equity Interests in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder; and
(w)    Restricted Payments in respect of transactions related to (i) fundamental changes permitted under Section 7.04 and (ii) Investments permitted under Section 7.02.
Section 7.07.    Change in Nature of Business; Organization Documents.
(g)    The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
(h)    The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, amend, restate, supplement or otherwise modify to, or waive of any of its rights under, its Organization Documents to the extent any of the foregoing could reasonably be expected to be material and adverse to the Lenders (in their capacities as such).
Section 7.08.    Transactions with Affiliates. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than (a) transactions between or among Loan Parties or any entity that becomes a Loan Party as a result of such transaction and transactions between or among Restricted Subsidiaries that are not Loan Parties,

(b) on terms (taken as a whole) substantially not less favorable to the Borrower in any material respect or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions, (d) the issuance of Equity Interests or equity based awards to any officer, director, employee or consultant of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (e) Investments made pursuant to Section 7.02, Indebtedness incurred pursuant to Section 7.03, Dispositions made pursuant to Section 7.05(c)(i)(y) and Restricted Payments permitted under Section 7.06, (f) customary employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business, (h) the payment of customary fees and reasonable out of pocket costs to, and customary indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and the Restricted Subsidiaries in the ordinary course of business, (i) any customary transaction with a Receivables Facility or a Securitization Subsidiary effected as part of a Qualified Securitization Financing, (j) transactions pursuant to registration rights agreements and similar arrangements, (k) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the US Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08, (l) transactions existing before an entity was designated as an Unrestricted Subsidiary (and not entered into in contemplation of such designation), and (m) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment (taken as a whole) is not adverse to the Lenders in any material respect.
Section 7.09.    Burdensome Agreements. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than (i) this Agreement or any other Loan Document, (ii) any ABL Loan Documents or (iii) any documents governing Credit Agreement Refinancing Indebtedness, Alternative Incremental Indebtedness, or a Permitted Refinancing of (ii)-(iii)) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay loans or advances to or otherwise transfer assets to or make Investments in the Borrower or any Restricted Subsidiary that is a Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect (as determined in good faith by the Borrower), (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a

Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures or other non-wholly owned Subsidiaries permitted under Section 7.02 and applicable solely to such joint venture or other non-wholly owned Subsidiaries and are entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness (other than any Junior Financing) permitted under Section 7.03(e) or (g)(ii) but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (viii) comprise restrictions imposed by any agreement governing secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary entered into in the ordinary course of business, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are customary restrictions contained in the ABL Facility Documentation and any Qualified Securitization Financing, (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit or (xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower) or (b) either (I) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments required hereunder or (II) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument.
Section 7.10.    Financial Covenant. The Borrower shall not permit the Total Leverage Ratio as of the last day of any Test Period ending as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending June 30, 2014, set forth below to exceed the applicable ratio set forth below:

Test Period Ending	Maximum Total Ratio
June 30, 2014	6.00 to 1.0
September 30, 2014	5.00 to 1.0
December 31, 2014	4.50 to 1.0
March 31, 2015	4.00 to 1.0
June 30, 2015	3.75 to 1.0
September 30, 2015	3.75 to 1.0
December 31, 2015	3.75 to 1.0
March 31, 2016	3.50 to 1.0
June 30, 2016	3.50 to 1.0
September 30, 2016	3.50 to 1.0
December 31, 2016	3.25 to 1.0
March 31, 2017	3.25 to 1.0
June 30, 2017	3.25 to 1.0
September 30, 2017	3.25 to 1.0
December 31, 2017 and thereafter	3.00 to 1.0

Section 7.11.    Capital Expenditures. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make Capital Expenditures during any period set forth below in excess of the amount set forth below for such period:

Period	Amount
2014	$200,000,000
2015	$200,000,000
2016	$275,000,000
2017	$350,000,000
2018	$375,000,000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2015, shall be increased (but not decreased) by (a) the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less (b) the amount (if any) equal to unused Capital Expenditures carried forward to such preceding fiscal year. The amount of permitted Capital Expenditures set forth above in respect of any fiscal year may at the option of the Borrower be increased by (i) the amount of Capital Expenditures scheduled to be available for the next succeeding year, with a corresponding reduction in the amount of permitted Capital Expenditures for such next succeeding year, plus (ii) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this subclause (ii). In no event shall the Borrower permit the aggregate amount of Capital Expenditures during all periods set forth above to exceed the aggregate amount of permitted Capital Expenditures during all such periods as a result of the carry-forward and carry-back provisions set forth in the two immediately preceding sentences.

Section 7.12.    Fiscal Year. The Borrower shall not make any change in its fiscal year or fiscal quarters (it being understood that the Borrower’s fiscal year ends on December 31 of each year, and that each of the first three fiscal quarters of each fiscal year of the Borrower ends on the March 31, June 30 and September 30, respectively); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year and fiscal quarters to any other fiscal year (and any other fiscal quarters) reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such changes.
Section 7.13.    Prepayments, Etc. of Indebtedness.
(d)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted unless such payments violate any subordination terms of any Junior Financing Documentation) any Permitted Second Priority Additional Debt or any Junior Financing that constitutes Subordinated Indebtedness (or any Permitted Refinancing thereof), or make any payment in violation of any subordination terms of any Junior Financing Documentation, if any, except (i) any Permitted Refinancing permitted in respect thereof, (ii) the conversion of any Permitted Second Priority Additional Debt or Junior Financing that constitutes Subordinated Indebtedness (or any Permitted Refinancing thereof) to Equity Interests (other than Disqualified Equity Interests unless such Disqualified Equity Interests would be permitted by Section 7.03) of the Borrower, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by applicable subordination provisions, (iv) prepayments, redemptions, purchases, defeasances and other payments or satisfaction from the proceeds of equity issuances, (v) AHYDO “catch up” payments, (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Permitted Second Priority Additional Debt (or any Permitted Refinancing thereof) and Junior Financings that constitutes Subordinated Indebtedness prior to their scheduled maturity in an aggregate amount not to exceed (x) the greater of (i) $30,000,000 and (ii) 2% of Consolidated Total Assets at the time thereof, plus (y) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this subclause (y); provided, that no prepayment, redemption, purchase, defeasance or other payment shall be made pursuant to this clause (vi) if an Event of Default has occurred and is continuing or would result therefrom. For greater certainty, nothing in this Section 7.13(a) or elsewhere in this Agreement shall limit or restrict the ability of the Borrower or any Restricted Subsidiary to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (i) any Existing Series A Notes or Existing Series B Notes or any Indebtedness listed on Schedule 7.03(b), in each case, that remain outstanding after the consummation of the Recapitalization Transactions and the other Transactions on the Closing Date or (ii) any ABL Facility Indebtedness or other obligations also secured pursuant to the ABL Credit Agreement.

(e)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, amend, modify, change, terminate or release in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation or the documentation governing any Permitted Second Priority Additional Debt (or any Permitted Refinancing thereof) if the effect thereof would be to cause such Junior Financing or Permitted Second Priority Additional Debt to no longer constitute Junior Financing or Permitted Second Priority Additional Debt, as the case may be, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the ABL Facility Indebtedness shall not be subject to this clause (b) unless expressly designated as Permitted Second Priority Additional Debt.
ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(ii)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein or in any other Loan Document, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or (iii) within ten (10) days after the same becomes due, any other amount payable hereunder or with respect to any other Loan Document; or
(jj)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default under Section 6.03(a) arising from the failure of the Borrower to timely deliver such notice of Default or Event of Default) or 6.05(a) (solely with respect to the Borrower) or Article 7; or
(kk)    Other Defaults. Any Loan Party fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(ll)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any Compliance Certificate or other document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(mm)    Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any other Indebtedness (other than Indebtedness hereunder ) having an outstanding aggregate principal amount of not less than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any other default thereunder by any Loan Party), after all grace periods having expired and all required notices having been given, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, afterall grace periods having expired and all required notices having been given, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that, any such failure or the occurrence of any such other event referred to in subclause (ii) relating to Indebtedness under the ABL Credit Agreement or any Permitted Refinancing thereof shall constitute an Event of Default under this Section 8.01(e) only after any acceleration of the ABL Obligations (as defined in the ABL Intercreditor Agreement) outstanding under the ABL Credit Agreement, whether automatic or otherwise; provided further that this clause (e)(ii) shall not apply to (I) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (II) Indebtedness which is convertible into Equity Interest and converts to Equity Interests in accordance with its terms or (III) any breach or default that (X) is remedied by the Borrower or the applicable Restricted Subsidiary or (Y) waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 8.01; or
(nn)    Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any voluntary or involuntary proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) consecutive calendar days, or an order for relief is entered in any such proceeding; or
(oo)    Inability to Pay Debts; Attachment. Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its general inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or substantially all of the property of the

Borrower and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) consecutive days after its issue or levy; or
(pp)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or indemnity as to which the insurer or third party indemnitor has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(qq)    Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after their execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations (other than other than contingent obligations), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or
(rr)    Change of Control. There occurs any Change of Control; or
(ss)    Collateral Documents. The Collateral Documents after delivery thereof pursuant to Sections 4.02, 6.11 or 6.13 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or shall be asserted by any Loan Party not to create, a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in Collateral purported to be covered thereby with an aggregate value equal to or greater than $25,000,000, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession or control of certificates representing securities, other collateral requiring possession or control, or motor vehicle certificates of title (or notation thereon) pledged under the Collateral Documents, in each case actually delivered to it, or to file Uniform Commercial Code financing statements or continuation statements or any Collateral Documents and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(tt)    ERISA. (i) An ERISA Event that occurs after the Closing Date and that, alone or together with any other ERISA Events that have occurred after the Closing Date, has resulted or could reasonably be expected to result in liability of a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates in an aggregate amount at any particular time that would reasonably be expected to have a Material Adverse

Effect, or (ii) a Loan Party, any Restricted Subsidiary or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount, that, alone or together with any other such failures to pay, has resulted or would reasonably be expected to result in a Material Adverse Effect; or
(uu)    Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be, or shall be asserted by any Loan party not to be, “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation in respect of any Junior Financing that is, or is required by this Agreement to be, Subordinated Indebtedness or (ii) the subordination provisions set forth in any Junior Financing Documentation in respect of any Junior Financing that is, or is required by this Agreement to be, Subordinated Indebtedness shall, in whole or in part, cease to be, or shall be asserted by any Loan Party not to be, effective or legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable (other than as a result of acts or omissions by the Administrative Agent or Collateral Agent or the satisfaction in full of all the Obligations (other than contingent obligations)); or
(vv)    IBT Agreement. The IBT Agreement shall be declared invalid or illegal, shall be terminated, or shall no longer be in full force and effect.
Section 8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable or accrued hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (to the extent permitted by applicable law) by the Borrower and each other Loan Party; and
(iii)    subject to the terms, conditions and provisions of any Intercreditor Agreement, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (to the extent permitted by applicable law) by the Borrower and each other Loan Party.
Section 8.03.    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or an Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that was not, as of the last day of the most recent completed fiscal quarter of the Borrower, an Immaterial Subsidiary.
Section 8.04.    Application of Funds. Subject to the terms, conditions and provisions of each Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.05 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and any breakage, termination or other payments under Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations (other than contingent obligations) have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
ARTICLE 9
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article 9, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental or related thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents (including, for the avoidance of doubt, (x) the ABL Intercreditor Agreement, including any amendment or supplement expressly contemplated thereby and (y) upon the incurrence of any Permitted Secured Additional Debt, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, respectively) and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into

(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties (other than Disqualified Lenders). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties (other than Disqualified Lenders) of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower in writing. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default under Sections 8.01(a), (f) or (g))) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default under Sections 8.01(a), (f) or (g))), appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default under Sections 8.01(a), (f) or (g))) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties (other than Disqualified Lenders) in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Each Lender acknowledges and agrees that Credit Suisse AG or one or more of its Affiliates may (but is not obligated to) act as collateral agent or representative for the holders of ABL Facility Indebtedness, Permitted Secured Additional Debt, any Extended Term Loan or any Permitted Refinancing thereof under the collateral agreements with respect thereto and/or under the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Credit Suisse AG or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, the Arranger in its capacity as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
ARTICLE 10
MISCELLANEOUS
Section 10.01.    Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(p)    if to the Borrower or any other Loan Party, to it at:

YRC Worldwide Inc.
Attention of Chief Financial Officer and General Counsel
10990 Roe Avenue
Overland Park, Kansas 66211
Fax No. 913-696-6116
Tel. No. 913-696-6111 or 913-696-6132
Email:jamie.pierson@yrcw.com and michelle.friel@yrcw.com
With copy to:
Kirkland & Ellis LLP
Attention of Michelle Kilkenney, Esq.
300 North LaSalle
Chicago, Illinois 60654
Fax No. 312-862-2200
Tel. No. 312-862-2487
Email: michelle.kilkenney@kirkland.com
(q)    if to the Administrative Agent, to:
Credit Suisse AG
Agency Manager
Eleven Madison Avenue, 23rd Floor
New York, NY 10010
Fax No. 212-322-2291
Tel. No. 919-994-6369
agency.loanops@credit-suisse.com
(r)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance, Incremental Amendment, or Refinancing Amendment pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 6, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Request for Credit Extension or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, or (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document, (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Restricted Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees(w) to use commercially reasonable effort to make all Borrower Materials that are to be made available to Public Lenders clearly and conspicuously “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or any of its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) financial statements and related documentation, in each case, provided pursuant to Section 6.01(a) or 6.01(b) and (3) notification of changes in the terms of the Facilities.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, its Restricted Subsidiaries or any of their respective securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL NON-APPEALABLE RULING BY A COURT OF COMPETENT JURISDICTION (I) TO HAVE RESULTED FROM SUCH PERSON’S OR ITS RELATED PARTIES’ GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OR (II) FOR ITS (OR ANY OF ITS RELATED PARTIES’) MATERIAL BREACH OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf or that any

Agent or Lender may have had notice of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 3.01, 3.03, 3.04 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
Section 10.03.    Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Borrower, each other Loan Party party hereto on the Closing Date and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
Section 10.04.    Successors and Assigns.
(i)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
(j)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided, however, that (i) if the approval of the Borrower is required for any such assignment pursuant to the definition of “Eligible Assignee”, then the Borrower must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld, conditioned or delayed), and the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) days after the Borrower having received written notice thereof, (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class) unless the Administrative Agent otherwise agrees; provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500; provided that (x) simultaneous assignments by two or more Related Funds shall require the payment of a single processing and recordation fee of $3,500 and (y) such processing and recordation fee may be waived or reduced in the sole discretion of the Administrative Agent and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 10.05). Upon request and the surrender by the assigning Lender of its Term Note (if any), the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender.
(k)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the outstanding balances of its Term Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent financial statements referred to in Section 5.05 or delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof or thereof, together with such powers as are reasonably incidental or related thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(l)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and the interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon reasonable request by a Lender, the Administrative Agent shall make available to such Lender a schedule of Disqualified Lenders, to the extent the Borrower has provided such a schedule to the Administrative Agent.
(m)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(n)    Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (other than Disqualified Lenders) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged,

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 3.01, 3.03 and 3.04 to the same extent as if they were Lenders (but with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and only if such participant has complied with the requirements of such provisions as if it were a Lender) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of (or consent under) any provision of this Agreement or any other Loan Document (provided that the agreement or instrument pursuant to which such Lender has sold a participation may provide that such Lender shall not agree to the following amendments without the consent of such participating bank or Person hereunder: amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank has an interest; extending any scheduled principal payment date or scheduled date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest; increasing or extending the Commitments in which such participating bank or Person has an interest; releasing all or substantially all of the Guarantors (other than in connection with the sale of any such Guarantor in a transaction permitted by Section 7.05) releasing all or substantially all of the Collateral or the Term Priority Collateral or reductions in the voting thresholds; or modifying the pro rata requirements of Section 2.13(b), Section 2.13(c) or Section 2.14, in each case, which directly and adversely affects such participants; provided, further, that, notwithstanding the foregoing, only the consent of the Required Lenders shall be required in respect of any amendment, modification or waiver of (i) the payment of default interest, (ii) the occurrence of a default or an Event of Default, or (iii) the mandatory prepayment requirements of Section 2.13). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(o)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower;

provided that (except during the initial syndication by the Arranger when customary confidentiality arrangements shall apply), prior to any such disclosure of Information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive in any material respect than those applicable to the Lenders pursuant to Section 10.16 for the benefit of (and enforceable by) the Borrower.
(p)    Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(q)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Granting Lender shall for all purposes remain the Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(r)    The Borrower (except as expressly permitted by clause (ii) of Section 7.04(d)) shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
(s)    So long as no Event of Default has occurred or is continuing or would result therefrom, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Borrower or any of its Subsidiaries, subject to the following limitations and other provisions:
(i)    such assignment shall be made pursuant to (A) an open-market transaction on a non-pro rata basis or (B) a Dutch Auction open to all Lenders of the applicable Class of Term Loans on a pro rata basis in accordance with the Auction Procedures (it being agreed that none of the Borrower or any other Restricted Subsidiary shall have any obligation to make any representation as to the absence of MNPI in connection therewith and such assignment shall be made pursuant to the form of Assignment and Acceptance, which shall contain customary “big boy” assurance by the assignor Lender to the effect that it is a sophisticated investor and is willing to proceed with the assignment);
(ii)    the Borrower will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Lenders and the Administrative Agent;
(iii)    [reserved];
(iv)    the aggregate principal amount of Term Loans purchased by the Borrower may not exceed 20% of the aggregate principal amount of all Initial Term Loans as of the Closing Date plus the aggregate amount of all Incremental Term Loans and Refinancing Debt incurred after the Closing Date;
(v)    any Term Loans purchased by the Borrower shall be automatically and permanently cancelled immediately upon acquisition by the Borrower;
(vi)    notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any non-cash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Borrower shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA; and
(vii)    the cancellation of Term Loans in connection with a Dutch Auction shall not constitute a voluntary or mandatory prepayment for purposes of Section 2.12 or 2.13, but the face amount of Term Loans cancelled as provided for in clause (v) above shall be applied in direct order of maturity to the remaining scheduled installments of principal due in respect of the applicable Class of Term Loans.

Section 10.05.    Expenses; Indemnity.
(m)    The Borrower agrees promptly following (and in any event within 30 days of) written demand (including documentation reasonably supporting such request) therefor (i) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs which shall be limited to Cravath, Swaine & Moore LLP (and one local counsel in each applicable jurisdiction for each group and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel of each type to similarly situated parties)) and (ii) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger and each Lender promptly following written demand for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent, Arranger and the Lenders (and one local counsel in each applicable material jurisdiction for each group and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel of each type to similarly situated parties)). To the extent otherwise reimbursable by the foregoing sentence of this section, the foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out of pocket expenses incurred by any Agent.
(n)    Whether or not the transactions contemplated hereby are consummated, the Loan Parties shall, jointly and severally, indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Lender, each Arranger and their respective Affiliates, successors and permitted assigns (or the directors, officers, employees, agents, advisors and members of each of the foregoing) (collectively the “Indemnitees”) from and against any and all actual losses, damages, claims, liabilities and reasonable documented out-of-pocket costs and expenses (including Attorney Costs which shall be limited to Attorney Costs of one outside counsel for all Indemnitees (and, if necessary, one local counsel in each applicable jurisdiction and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel for each type of similarly situated affected Indemnitees)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the Transactions or the other transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property, vehicle or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any other Environmental Liability related in any way to any Loan Parties or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or equityholders in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of an Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, damages, claims, liabilities and expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among the Indemnitees other than (1) any claim against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, Arranger or similar role and (2) any claim arising out of any act or omission of the Borrower or any of its Affiliates or (z) the material breach by such Indemnitee of its obligations under the Loan Documents (or any related party), as determined by the final non-appealable judgment of a court of competent jurisdiction. No Indemnitee or any other party hereto shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent that such damages resulted from the (A) gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction or (B) the material breach by any Indemnitee of its or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee’s obligations under the Loan Documents, as determined by the final non-appealable judgment of a court of competent jurisdiction. In the case of a claim, investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such claim, investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or other Affiliates or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. For the avoidance of doubt, this paragraph shall not apply with respect to Taxes that are the subject of, or excluded from, Section 3.01. To the extent that any Loan Party fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent

such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Commitments at the time.
(o)    To the extent permitted by applicable Law, (i) no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee and (ii) no Indemnitee shall assert, and each hereby waives, any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof (whether before or after the Closing Date); provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above.
(p)    The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 10.05 shall be payable within 30 days after written demand therefor (including documentation reasonably supporting such request).
Section 10.06.    Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Agents, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time (with the prior consent of the Administrative Agent), without prior notice to any Loan Party, any such notice being waived by each Loan Party (on its own behalf and on behalf of each of its Subsidiaries), to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than payroll accounts, trust accounts, escrow accounts, employee benefits accounts or petty cash accounts) at any time held by, and other indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties against any and all matured Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have at Law.
Section 10.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 10.08.    Waivers; Amendment.
(c)    No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(d)    Except as provided in Section 2.17 with respect to any Incremental Facility Amendment, in Section 2.18, with respect to any Refinancing Amendment, in Section 2.19 with respect to an Extension Offer or as otherwise provided herein or in a Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto with the consent of the Required Lenders (provided, that amendments to the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement shall require the agreement of the Loan Parties (or any of them) only to the extent required pursuant to the terms thereof); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any fee or any interest on any Loan, or waive or excuse any such payment or any part thereof (other than with respect to any default interest), or decrease the amount of any fee or the rate of interest on any Loan (other than with respect to any default interest), without the prior written consent of each Lender directly and adversely affected thereby (it being understood that (x) the waiver of

(or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (y) any change to the definition of “Senior Secured Leverage Ratio” or “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest pursuant to this clause (i), (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (iii) amend or modify the pro rata requirements of Section 2.13(b), Section 2.13(c) or Section 2.14, the provisions of Section 10.04(j) or the provisions of this Section or release all or substantially all of the Guarantors (other than in connection with the sale of such Guarantors in a transaction permitted by Sections 7.04 or 7.05) or all or substantially all of the Collateral (other than as permitted hereby), without the prior written consent of each Lender directly and adversely affected thereby (or, in the case of Section 10.04(j), each Lender), (iv) change the provisions of any Loan Document in a manner that by its terms materially and adversely affects the rights of Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of the Required Class Lenders with respect to each materially and adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 10.04(i) without the written consent of such SPV (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders (if such consent is otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the Closing Date) or (vii) modify the definition of “Required Class Lenders” without the consent of the Required Class Lenders with respect to each Class of Loans or Commitments; provided further that (w) no Lender consent is required to effect a Refinancing Amendment or an Incremental Amendment or an Extension (except as expressly provided in Sections 2.17, 2.18 or 2.19, as applicable) or to effect any amendment expressly contemplated by Section 7.12, (x) in connection with an amendment that addresses solely a re-pricing transaction in which any tranche of Term Loans is refinanced with a replacement tranche of term loans bearing (or is modified in a manner such that the resulting term loans bear) a lower effective yield (a “Permitted Repricing Amendment”), only the consent of each Lender holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment, (y) modifications to Section 2.14, 2.15 or any other provision requiring pro rata payments or sharing of payments in connection with (I) any buy back of Term Loans by the Borrower pursuant to Section 10.04(k) or pursuant to any similar program that may in the future be permitted hereunder, (II) any Incremental Amendment or (III) any Extension, shall only require approval (to the extent any such approval is otherwise required) of the Lenders participating and (z) no Lender consent is required to effect any amendment or supplement to the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement (I) that the

Administrative Agent is otherwise authorized to enter into without the consent of any Lender by Section 10.23, (II) that is for the purpose of adding the holders of Permitted Secured Additional Debt, (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (III) that is expressly contemplated by Section 5.2(c) or the second paragraph of Section 7.4 of the ABL Intercreditor Agreement (or the comparable provisions, if any, of the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement); provided further that no such agreement shall amend, modify or otherwise adversely affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.
(e)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. Guarantees, collateral documents, security documents, intercreditor agreements,  and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents.  The Borrower and the Administrative Agent may, without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.05, Section 2.17, Section 2.18 and Section 2.19. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
Section 10.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable Law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.10.    Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 10.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
Section 10.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 10.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 10.15.    Jurisdiction; Consent to Service of Process.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.16.    Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors involved in the Transaction on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (and in such case, such Person shall promptly notify the Borrower of such disclosure), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder,

(e) subject to an agreement containing provisions substantially the same as those of this Section 10.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the prior written consent of the Borrower, (g) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facility or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.16 or other confidentiality obligation owed to the Borrower or any of its Subsidiaries. For the purposes of this Article, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower not in violation of any confidentiality obligation owed to the Borrower and the Subsidiaries. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.
Section 10.17.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent (which shall be given at the direction of the Required Lender).
Section 10.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
Section 10.19.    Collateral And Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of all Commitments hereunder and payment in full of all Obligations

(other than (x) obligations under Secured Hedge Agreements and (y) contingent obligations not yet accrued or payable), (ii) at the time the property subject to such Lien is disposed as part of or in connection with any disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.08, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 11.10, (v) any such property constitutes Excluded Property or (vi) in accordance with any Intercreditor Agreement;
(b)    to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(b), 7.01(g), 7.01(q) or 7.01(s) (in the case of Section 7.01(s), to the extent required by the terms of the obligations secured by such Liens); and
(c)    that any Guarantor shall be automatically released from its obligations under the Guaranty as provided in Section 11.10.
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.19. In each case as specified in this Section 10.19, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.19.
Section 10.20.    Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.04, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank and the Borrower.
Section 10.21.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect.
Section 10.22.    No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Subsidiaries, on the one hand, and the Agents, the Arranger and the Lenders, on the other hand, and the Borrower and its Subsidiaries are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) the Agents, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (iii) the Agents, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)    Each Loan Party acknowledges and agrees that each Lender, the Arranger and any of their respective affiliates may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any of its Affiliates or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing. Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any of its Affiliates for services in connection with this Agreement, the Facilities, the commitment letter or otherwise without having to account for the same to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing.
Section 10.23.    Intercreditor Agreements.
(a)    The Administrative Agent is authorized to enter into the ABL Intercreditor Agreement (including the ABL Intercreditor Agreement in respect of any Permitted Refinancing of ABL Facility Indebtedness), and each of the parties hereto acknowledges that it has received a copy of the ABL Intercreditor Agreement and that the ABL Intercreditor Agreement is binding upon it. Each Lender (a) hereby consents to the subordination of the Liens on the ABL Priority Collateral securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement and any amendments or supplements expressly contemplated thereby, and to subject the Liens on the ABL Priority Collateral securing the Obligations to the provisions of the ABL Intercreditor Agreement. The foregoing provisions are intended as an inducement to the ABL Secured Parties to extend credit to the borrowers under the ABL Credit Agreement and such ABL Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.
(b)    The Administrative Agent is authorized to enter into each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, and each of the parties hereto acknowledges that each such agreement shall be binding upon it. Each Lender (a) hereby consents to the intercreditor agreements in respect of the Collateral securing the Obligations on the terms set forth in each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement and, without the further consent, direction or other action of any Lender, to enter into any amendments or supplements thereto, in each case solely if the form of the agreement as so amended or supplemented would constitute the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable, if being entered into as an original agreement. The foregoing provisions are intended as an inducement to the parties providing any Permitted

Secured Additional Debt to extend credit to the borrowers thereof and such parties are intended third-party beneficiaries of such provisions and the provisions of the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as the case may be.
(c)    The extent of any conflict between the Loan Documents, on the one hand, and the ABL Intercreditor Agreement or other intercreditor agreement contemplated by this Section 10.23, on the other hand, such intercreditor agreement shall control.
ARTICLE 11
GUARANTEE
Section 11.01.    The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws, whether or not such items are allowed or allowable as a claim in any applicable proceeding) on the Loans made by the Lenders to, and the Term Notes (if any) issued hereunder and held by each Lender of, the Borrower, and all other Obligations (excluding, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any other Loan Party under any Loan Document or any Secured Hedge Agreement strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 11.02.    Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower or any other Guarantor under this Agreement, any Term Notes issued under this Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(x)    at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(y)    any of the acts mentioned in any of the provisions of this Agreement or the Term Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(z)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(aa)    any Lien or security interest granted to, or in favor of, any Secured Party or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(bb)    the release of any other Guarantor pursuant to Section 11.10.
Section 11.03.    Certain Waivers. Etc. The Guarantors hereby expressly waive (to the extent permitted by applicable Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Term Notes issued hereunder, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and permitted assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and permitted assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Each Guarantor waives (to the extent permitted by Law) any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided in Section 10.07, the provisions of this Article 11 shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Article 11 which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Article 11, to any other provision of this Agreement or to the Obligations.
Section 11.04.    Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 11.05.    Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent obligations and obligations related to any Secured Hedge Agreement) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party to any Person that is not a Loan Party permitted pursuant to Section 7.03(b) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in an manner reasonably acceptable to the Administrative Agent.
Section 11.06.    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Term Notes issued hereunder, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.07.    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 11.08.    Continuing Guarantee. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.09.    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.10.    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party or (ii) any Guarantor becomes an Excluded Subsidiary (any such Guarantor, and any Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided, that no Guarantor shall be released as provided in this paragraph if such Guarantor continues to be a guarantor in respect of any Indebtedness incurred pursuant to Section 7.03(o), any Permitted Additional Debt, any Junior Financing or any Permitted Refinancing of any of the foregoing.
When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, this Agreement and the Guarantees made herein shall automatically terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.
Section 11.11.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.05. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 11.12.    Additional Guarantor Waivers and Agreements.
(e)    Each Guarantor understands and acknowledges that if the Collateral Agent or any other Secured Party forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under the Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives (to the extent permitted by Law) and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though the Collateral Agent or any other Secured Party may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Administrative Agent, the Collateral Agent or any other Secured Party may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.
(f)    Each Guarantor waives (to the extent permitted by Law) all rights and defenses that such Guarantor may have because any of the Obligations is secured by real property. This means, among other things: (i) the Administrative Agent, the Collateral Agent and the other Secured Parties may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties; and (ii) if the Collateral Agent or any other Secured Party forecloses on any real property Collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Administrative Agent, the Collateral Agent and the other Secured Parties may collect from such Guarantor even if the Secured Parties, by foreclosing on the real property Collateral, have destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(g)    Each Guarantor waives (to the extent permitted by Law)any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be     duly executed as of the day and year first above written.

YRC WORLDWIDE INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:     Vice President & Treasurer

EXPRESS LANE SERVICE, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

NEW PENN MOTOR EXPRESS, INC.,
by:     /s/ Mark Boehmer
Name:     Mark Boehmer
Title:    Vice President

ROADWAY EXPRESS INTERNATIONAL, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

ROADWAY LLC,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

ROADWAY NEXT DAY CORPORATION
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

ROADWAY REVERSE LOGISTICS. INC.,
by:     /s/ Phil J. Gaines
Name: Phil J. Gaines
Title:    Senior Vice President - Finance

USF BESTWAY INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

USF DUGAN INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

USF GLEN MOORE INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

USF HOLLAND INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

USF REDSTAR LLC,
by:     /s/ Mark Boehmer
Name: Mark Boehmer

Title:    Vice President

USF REDDAWAY INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC ASSOCIATION SOLUTIONS, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC LOGISTICS SERVICES, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC MORTGAGES, LLC,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC ENTERPRISE SERVICES, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

YRC REGIONAL TRANSPORTATION, INC.,
by:     /s/ Mark Boehmer
Name: Mark Boehmer
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS     BRANCH., as Administrative Agent and Collateral     Agent,
by:     /s/ John D. Toronto
Name:     John D. Toronto
Title:    Authorized Signatory

by:     /s/ Whitney Gaston
Name: Whitney Gaston
Title:    Authorized Signatory

(h)

EXHIBIT A
ADMINISTRATIVE QUESTIONNAIRE
YRC WORLDWIDE INC.

Agent Information Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010	Agent Closing Contact [___] Tel: [___] Fax: [___] E-Mail: [___]

Agent Wire Instructions [___] [___] Account Name: [___] Account Number: [___]

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	Yes	No

• Coming in via Assignment	Yes	No

Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)
Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Non-Flow Through Entities:
If your institution is organized outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must, without limiting the obligations to deliver certain forms and documents under Section 3.01 of the Credit Agreement, complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W‑8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Two original copies of each applicable tax form must be submitted.

II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a partnership, trust, qualified or non-qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must, without limiting the obligations to deliver certain forms and documents under Section 3.01 of the Credit Agreement, be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Two original copies of each applicable tax form must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that you must submit an original Form W-9.

Pursuant to the Credit Agreement, the applicable tax forms and documents for your institution must be completed and returned on or prior to the date on which it becomes a party to the Credit Agreement. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B
FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance Agreement (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Receipt of a copy of the Credit Agreement is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, any other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.    Assignor (the “Assignor”):
2.    Assignee (the “Assignee”):
Assignee is an Affiliate of: [Name of Lender]

Assignee is a Related Fund of: [Name of Lender]
3.    Borrower: YRC Worldwide Inc.
4.    Administrative Agent: Credit Suisse AG, Cayman Islands Branch

5.
Credit Agreement: The Credit Agreement, dated as of February 13, 2014, among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

6.    Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Aggregate Commitment/ Loans of all Lenders
[Initial] [Extended] [Incremental] [Other] Term Loans	$	$	%

Effective Date of Assignment (the “Effective Date”):

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor
By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee
By:
Name:
Title:

[Consented to and] Accepted:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

By:	_________________________ Name: Title:

By:	_________________________ Name: Title:
YRC WORLDWIDE INC.,

By:	_________________________ Name: Title:

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, including to obtain such consents, if any, as are required under the Credit Agreement, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of YRC Worldwide Inc., or any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Loan Document or (iv) the performance or observance by YRC Worldwide Inc., or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies all requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, including that such Assignee is not a Disqualified Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and each other Loan Document, as a Lender, and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender under the Credit Agreement, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been afforded the opportunity to receive the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender or Agent, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Acceptance is an Administrative Questionnaire as required by the Credit Agreement and (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (to the extent required by the Credit Agreement, unless waived) and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Credit Agreement.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions.
3.1    In accordance with Section 10.04 of the Credit Agreement, upon execution, delivery and acceptance of this Assignment and Acceptance and the recording in the Register of the assignment effectuated hereby, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with Term Loans as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 10.05 thereof with respect to facts and circumstances occurring prior to the effective date of this assignment).
3.2    This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the law of the state of New York.

EXHIBIT C
FORM OF REQUEST FOR CREDIT EXTENSION

To:	Credit Suisse AG, Cayman Islands Branch
as Administrative Agent
Eleven Madison Avenue
New York, NY 10010
Facsimile: 212-322-2291
Telephone: 919-994-6369
Email: agency.loanops@credit-suisse.com
Attention: Agency Manager

[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests (select one):

A Borrowing of new Loans
A conversion of Loans made on
A continuation of Eurodollar Loans made on

to be made on the terms set forth below:

(A) Class of Borrowing
(B) Date of Borrowing, conversion or continuation (which is a Business Day)
(C) Principal amount
(D) Type of Loan
(E) Interest Period and the last day thereof
(F) Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 4.01 of the Credit Agreement will be satisfied or waived as of the date of the Borrowing set forth above.]

YRC WORLDWIDE INC.
By:
Name:
Title:

EXHIBIT D
FORM OF SECURITY AGREEMENT

Attached

SECURITY AGREEMENT, dated as of February 13, 2014, among YRC Worldwide Inc., a Delaware corporation (the “Borrower”)), the other Grantors party hereto from time to time and Credit Suisse AG, Cayman Islands Branch as Collateral Agent for the Secured Parties (as defined below).
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch as Administrative Agent and Collateral Agent.
The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement and the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth in the Credit Agreement and the Secured Hedge Agreements, as applicable. The obligations of the Lenders to extend such credit and the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor. The Grantors are affiliates of one another, will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement and (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and to induce the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements. The ABL Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the ABL Secured Parties in respect of the Term Priority Collateral and the ABL Priority Collateral (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
Section 1.01.    Credit Agreement and UCC. Capitalized terms used in this Agreement, including the preamble and the introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.
(a)    As used herein, each of the following terms has the meaning specified in the UCC (as defined herein):

Term	UCC Section
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Control	8-106 & 9-106
Commodity Contract	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Financial Asset	8-102 & 103
Fixtures	9-102
Goods	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Location	9-307
Money	1-201
Proceeds	9-102
Promissory Note	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(b)    The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.
Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“Accommodation Payment” has the meaning assigned to such term in Article VI.
“Account(s)” means “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).
“Agreement” means this Security Agreement.
“Allocable Amount” has the meaning assigned to such term in Article VI.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
“Bankruptcy Event of Default” means any Event of Default under Sections 8.01(f) or (g) of the Credit Agreement, provided that, for the purposes of this Agreement only and notwithstanding Section 8.03 of the Credit Agreement, in determining whether such an Event of Default has occurred, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstances referred to in any such clause.
“Blue Sky Laws” has the meaning assigned to such term in Section 5.01.

“Closing Date Grantor” has the meaning assigned to such term in Section 2.02 of this Agreement.
“Collateral” means the Article 9 Collateral and the Pledged Collateral; provided that all references to “Collateral” in Section 5.02 shall, unless the context requires otherwise, also refer to Mortgaged Properties; provided further, that in no event will “Collateral” refer to any Excluded Property.
“Collateral Account” means any Cash Collateral Account, if any, established by a Grantor pursuant to, or in connection with, any Loan Document, which Cash Collateral Account shall be maintained with, and under the sole dominion and control of, the Collateral Agent for the benefit of the relevant Secured Parties. For the avoidance of doubt, it is undisputed that there is no Collateral Account on the Closing Date.
“Commercial Software License” means any non-exclusive license of commercially available (on non-discriminatory pricing terms) computer software to a Grantor from a commercial software provider (e.g., “shrink-wrap”, “browse-wrap” or “click-wrap” software licenses) or a license of freely available computer software from a licensor of free or open source software.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor material to the operation of the business of the Grantors or otherwise of significant value or that such Grantor otherwise has the right to license material to the operation of the business of the Grantors or otherwise of significant value, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by or assigned to any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III, (c) all rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (d) all derivatives, reissues, renewals, continuations and extensions thereof and amendments thereto, (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to the foregoing, including damages and payments for past, present or future infringements thereof, (f) all rights corresponding thereto throughout the world and (g) all rights to sue for past, present or future infringements thereof.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Discharge of ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.
“Equipment” means (x) any “equipment” as such term is defined in Article 9 of the UCC and shall also include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, vehicles, Tractor Trailers and Rolling Stock now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Excluded Property” has the meaning set forth in Section 3.01.
“General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.
“Grant of Security Interest” means a Grant of Security Interest in certain Intellectual Property Collateral in the form of Exhibit III, IV or V attached hereto.
“Grantor” means each of the Borrower and each Guarantor.

“Intellectual Property” means all registered intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software (including all data and source code and related documentation), databases, all other proprietary information, including but not limited to Domain Names, social media identifications and tags including Twitter usernames and Facebook usernames and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Intellectual Property Collateral” means Collateral consisting of Intellectual Property.
“License” means any Patent License, Trademark License, Copyright License, Commercial Software License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party, including those listed on Schedule III.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, (b) all rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (c) all inventions and improvements described and claimed therein, (d) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements thereof, (f) all rights corresponding thereto throughout the world and (g) rights to sue for past, present or future infringements thereof.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by any officer of the Borrower.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any Promissory Notes, stock certificates or other Securities, certificates or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Rolling Stock” means any railroad car, locomotive, stacktrain or other rolling stock, or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks); provided that, Rolling Stock shall exclude Tractor Trailers.
“Secured Credit Document” means each Loan Document and each Secured Hedge Agreement.
“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Borrower and/or its Restricted Subsidiaries under the Secured Hedge Agreements whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement.
“Secured Parties” means the holders from time to time of the Secured Obligations.
“Securities Act” has the meaning assigned to such term in Section 5.01
“Security” means a “security” as such term is defined in Article 8 of the UCC.
“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.
“Security and Collateral Agency Agreement” means that certain security and collateral agency agreement, dated as of the date hereof, among Credit Suisse AG, Cayman Islands Branch, as collateral agent, the Collateral Agent, as term loan representative, the ABL Agent, as ABL representative, and the Borrower and the other Loan Parties party thereto.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
“Term Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“Tractor Trailers” means any vehicle, truck, tractor, trailer, tank trailer or other trailer, or similar vehicle or trailer.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor material to the operation of the business of the Grantors or otherwise of significant value or that any Grantor otherwise has the right to license material to the operation of the business of the Grantors or otherwise of significant value, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (c) all reissues, continuations, extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) rights to sue for past, present and future infringements or dilutions thereof or other injuries thereto.
“UCC” means the Uniform Commercial Code as the same may from time to time be in effect on the Closing Date in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UFCA” has the meaning assigned to such term in Article VI.
“UFTA” has the meaning assigned to such term in Article VI.

ARTICLE II

Pledge of Securities
Section 2.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it (including those Equity Interests listed on Schedule I) and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that (A) the Pledged Equity shall not include more than 65% of the voting Equity Interests of (x) each Foreign Subsidiary and (y) each Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes substantially all of the assets of which consist of Equity Interests or Indebtedness of one or more Foreign Subsidiaries and

(B) the Pledged Equity shall not include (x) Margin Stock, (y) Equity Interests in any joint venture, alliance or marketing arrangement or in any Subsidiary that is not a wholly owned Subsidiary of the Borrower (but shall include Proceeds thereof), but only to the extent that the creation of a security interest in such Equity Interests is prohibited or restricted by the Organization Documents of such joint venture, alliance or marketing arrangement or Subsidiary or by any contractual restriction contained in any agreement with third party holders (which holders are not Affiliates of the Borrower) of other Equity Interests in such joint venture, alliance or marketing arrangement or Subsidiary (except to the extent any such prohibition or restriction is deemed ineffective under the UCC or other applicable Law) or (z) Equity Interests of (or held as assets by) Unrestricted Subsidiaries, Immaterial Subsidiaries or captive insurance Subsidiaries; (ii)(A) the Promissory Notes and any Instruments evidencing indebtedness owned by it listed opposite the name of such Grantor on Schedule I and (B) any Promissory Notes and Instruments evidencing indebtedness obtained in the future by such Grantor (the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing, if after the date hereof any Grantor shall acquire any Equity Interest or Promissory Note (1) in which a pledge (or other security interest) is prohibited or restricted by applicable law or requires the consent of any governmental authority or third party, (2) to the extent a pledge of such Equity Interests or Promissory Note could result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent and as to which the Borrower shall have confirmed such determination by written notice to the Collateral Agent or is otherwise listed on Schedule I on the Closing Date; provided such asset is not specifically included in the Collateral or (3) in circumstances where the cost of obtaining a pledge of such Equity Interests or Promissory Note exceeds the practical benefit to the Lenders afforded thereby as reasonably determined between the Borrower and the Collateral Agent and as to which the Collateral Agent shall have confirmed such determination by written notice to the Borrower or is otherwise listed on Schedule I on the Closing Date then such Equity Interest or Promissory Note shall not be included in the Pledged Collateral. In addition, notwithstanding the foregoing or anything else to the contrary in this Agreement or in any Loan Document, in no event shall any Excluded Property constitute Pledged Collateral.
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
Section 2.02.    Delivery of the Pledged CollateralOn the Closing Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Closing Date (each a “Closing Date Grantor”)) or on the date on which it signs and delivers its first Security Agreement Supplement

(in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated) to the extent such Pledged Securities, in the case of Promissory Notes and Instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02. Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Uncertificated Securities remain uncertificated), such Grantor shall concurrently with the first Compliance Certificate required to be delivered thereafter pursuant to Section 6.02(a) of the Credit Agreement deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral hereunder to the extent such Pledged Securities, in the case of Promissory Notes and Instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of Section 2.02.
(a)    Each Grantor will cause (i) all indebtedness of the Borrower and each other Guarantor that, in each case, is owing to such Grantor to be evidenced by the Intercompany Note or other Promissory Note, (ii) the Intercompany Note or such other Promissory Note to be pledged and delivered to the Collateral Agent pursuant to the terms hereof and (iii) any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $5,000,000 owed to such Grantor by any Person (other than the Borrower or a Restricted Subsidiary) to be evidenced by a duly executed Promissory Note that is pledged and delivered to the Collateral Agent within 30 days after creation or acquisition thereof, for the benefit of the applicable Secured Parties, pursuant to the terms hereof.
(b)    Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. For any period in which Pledged Securities are delivered to the Collateral Agent, the Borrower shall provide with the first Compliance Certificate required to be delivered thereafter pursuant to Section 6.02(a) of the Credit Agreement a schedule describing the securities, which schedule shall be deemed to supplement Schedule I and be made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
(c)    Notwithstanding the foregoing, to the extent that any Closing Date Grantor does not or cannot deliver any Pledged Collateral (other than Pledged Collateral consisting of the Equity Interests of the Borrower or any wholly-owned Domestic Subsidiary of the Borrower) on the Closing Date notwithstanding its use of commercially reasonable efforts to do so, such Closing Date Grantor shall not be required to deliver such Pledged Collateral until the date that is 60 days following the Closing Date (or such longer period as the Collateral Agent may agree in its reasonable discretion).

(d)    The assignment, pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.
Section 2.03.    Representations, Warranties and CovenantsEach Grantor represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule I correctly sets forth, as of the Closing Date and as of each date on which a supplement to Schedule I is delivered pursuant to Section 2.02(c), the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, Promissory Notes and Instruments required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;
(b)    the Pledged Equity issued by a wholly owned Restricted Subsidiary of the Borrower and the Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Borrower or a wholly owned Restricted Subsidiary of the Borrower, to the best of the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Borrower or a wholly owned Restricted Subsidiary of the Borrower, to the best of the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity.
(c)    (i) each Grantor holds the Pledged Securities indicated on Schedule I as owned by such Grantor free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;
(d)    (i) except for (x) restrictions and limitations imposed by the Loan Documents or securities laws generally or Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (y) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, and (ii) except as described in the Perfection Certificate or any other Loan Document, including, without limitation, Section 7.01 of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    no consent or approval of any Governmental Authority in the United States, any securities exchange or any other Person was or is necessary to the validity and perfection of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement together with such stock powers or similar instruments of transfer executed in blank, the Collateral Agent will obtain a legal, valid and, to the extent governed by the UCC, first-priority (subject to any Liens permitted pursuant by Section 7.01 of the Credit Agreement) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations; and
(h)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
Notwithstanding anything herein to the contrary, none of the Grantors shall be required: (i) other than in respect of Pledged Collateral constituting Certificated Securities of wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Grantor, to perfect the security interests hereunder through “control” (including for the avoidance of doubt, to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control” other than the Collateral Account), (ii) to perfect by possession of Promissory Notes or any other Instruments evidencing a face principal amount not in excess of $5,000,000 and (iii) to take any actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. or to perfect any security interest in such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).
Section 2.04.    Certification of Limited Liability Company and Limited Partnership InterestsEach Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the Closing Date by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is delivered to the Collateral Agent pursuant to the terms hereof.
Section 2.05.    Registration in Nominee Name; DenominationsIf an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower 5 Business Days prior written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above. Each Grantor will use commercially reasonable efforts to take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section.
Section 2.06.    Voting Rights; Dividends and InterestUnless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower in writing 5 Business Days prior thereto that the rights of the Grantors under this Section 2.06 are being suspended:
(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
(ii)    The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, in each case as shall be specified in such request and be in form reasonably satisfactory to the Collateral Agent.
(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged

Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the applicable Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower in writing and within 5 Business Days of the suspension of the rights of the Grantors under Section 2.06(a)(iii), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all Money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such Money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and, other than in the case of a waiver of which the Collateral Agent is aware, the Borrower has delivered to the Collateral Agent a certificate to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of an Event of Default and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower in writing and within 5 Business Days of the suspension of the rights of the Grantors under Section 2.06(a)(i), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become, subject to the rights of the

ABL Agent under the ABL Intercreditor Agreement, vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and, other than in the case of a waiver of which the Collateral Agent is aware, the Borrower has delivered to the Collateral Agent a certificate to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.
(d)    Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under Section 2.06(a)(i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 2.06(a)(i) or (iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Section in order to exercise any of its rights described in such Section, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.
Section 2.07.    Collateral Agent Not a Partner or Limited Liability Company MemberNothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.
ARTICLE III

Security Interests in Personal Property
Section 3.01.    Security InterestAs security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Documents;
(iv)    all Equipment (including, without limitation, all Tractor Trailers and Rolling Stock);
(v)    all General Intangibles;
(vi)    all Instruments;
(vii)    all Inventory;
(viii)    all Investment Property;
(ix)    all books and records pertaining to the Article 9 Collateral;
(x)    all Goods and Fixtures;
(xi)    all Money, cash, Cash Equivalents and Deposit Accounts;
(xii)    all Letter-of-Credit Rights;
(xiii)    all Commercial Tort Claims described on Schedule II from time to time;
(xiv)    each Collateral Account, and all cash, Money, Securities and other investments deposited therein;
(xv)    all Supporting Obligations;
(xvi)    all Security Entitlements in any or all of the foregoing;
(xvii)    all Intellectual Property; and
(xviii)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing (including proceeds of all insurance policies) and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that (i) with respect to any Trademarks, applications in the United States Patent and Trademark Office to register Trademarks or service marks on the basis of any Grantor’s “intent to use” such Trademarks or service marks will not be deemed to be Collateral unless and until a

“Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral and (ii) notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in or a pledge of (A) more than 65% of the voting Equity Interests of any Foreign Subsidiary, (B) more than 65% of the voting Equity Interests of any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes substantially all of the assets of which consist of Equity Interests or Indebtedness of one or more Foreign Subsidiaries, (C) any specifically identified asset with respect to which (1) the grant of a security interest in such asset could result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent and as to which the Borrower shall have confirmed such determination by written notice to the Collateral Agent or is otherwise listed on Schedule I on the Closing Date or (2) the burden or cost of obtaining or perfecting a security interest in such asset exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent in consultation with the Borrower and as to which the Collateral Agent shall have confirmed such determination by written notice to the Borrower or is otherwise listed on Schedule I on the Closing Date; provided such asset is not specifically included in the Collateral, (D) any particular asset, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including, without limitation, any requirement to obtain the consent of any governmental authority or third party, which consent has not been obtained), (E) Margin Stock and Equity Interests in any joint venture or any Subsidiary that is not a wholly owned Restricted Subsidiary, other than Proceeds thereof, but only to the extent that the creation of a security interest in such Equity Interests is prohibited or restricted by the Organizational Documents of such joint venture or Subsidiary or by any contractual restriction contained in any agreement with third party holders of the other Equity Interests in such joint venture or Subsidiary which holders are not Affiliates of the Borrower (except to the extent any such prohibition or restriction is deemed ineffective under the UCC or other applicable Law), (F) Equity Interests of (or held as assets by) Unrestricted Subsidiaries, Immaterial Subsidiaries or captive insurance Subsidiaries, (G) any lease, license or agreement or any property to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition or restriction, (H) any property, assets or rights subject to a purchase money security interest, Capitalized Lease or similar arrangement, (I) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is rendered ineffective under the UCC), (except that cash Proceeds of dispositions thereof in accordance with applicable Law (including, without limitation, rules and regulations of any Governmental Authority) shall constitute Collateral), provided that Collateral shall include to the maximum extent permitted by applicable Law all rights incident or appurtenant to such licenses, property and assets (except to the extent any Lien on such asset in favor of the Collateral Agent requires consent, approval or authorization from any Governmental Authority) and the right to receive all Proceeds realized from the sale, assignment or transfer of such licenses, property and assets, (J) any fee-owned real property (but not any property located thereon that is not real property) (it being understood, for the avoidance of doubt, there is no requirement to obtain landlord waivers, estoppels, and consents) that does not constitute Material Real Property and any leasehold interest in real property (but not any property located thereon that is not real property), (K) motor vehicles (other than Tractor Trailers and other Rolling Stock) consisting of an employee or light vehicle and other assets subject to certificates of title with an individual market value of less than $40,000, (L) Letter-of-Credit Rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement) of an amount less than $5,000,000, (M) any Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of less than $5,000,000, (N) with respect to ABL Priority Collateral, any asset on which perfection action is not required under the ABL Facility Documentation, (O) any equipment or other collateral with a net book value on the Closing Date in an aggregate amount not to exceed $5,000,000, (P) any non-U.S. assets or assets of the Borrower and Guarantors that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any Intellectual Property in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required in respect of such assets), (Q) solely for purposes of this Agreement, the Limited States Vehicle Collateral (as defined in the Security and Collateral Agency Agreement), such security interest in the Limited States Vehicle Collateral being granted as of the date hereof to Credit Suisse AG, Cayman Islands Branch, as collateral agent for the Term Secured Parties (as defined in the ABL Intercreditor Agreement) and the ABL Secured Parties (as defined in the ABL Intercreditor Agreement), under the Security and Collateral Agency Agreement and (R) any other property excluded from the definition of Collateral and Guarantee Requirement in the Credit Agreement. The property referenced in each of the foregoing clauses (i)-(ii) is collectively referred to herein as the “Excluded Property”.
(e)    Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to (i) file in any relevant jurisdiction any financing statements or continuation statements (including fixture filings on the premises of Material Real Property) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (A) indicate the Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect and (B) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (1) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (2) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (ii) notate its lien on certificates of title with respect to Collateral covered by a certificate of title, including all Tractor Trailers and Rolling Stock, and hold or file such certificates of title (or take any other action) as may be necessary to perfect its security interest in such Collateral. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
(f)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(g)    Each Grantor hereby further authorizes the Collateral Agent to file a Grant of Security Interest substantially in the form of Exhibit III, IV or V, as applicable, covering Intellectual Property Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, and such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.
Section 3.02.    Representations and WarrantiesEach Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that as of the Closing Date:
(i)    Each Grantor has good and valid rights (not subject to any Liens other than Liens permitted by Section 7.01 of the Credit Agreement) and/or good and marketable title in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder (which rights and/or title, are in any event, sufficient under Section 9-203 of the UCC), and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(j)    A Perfection Certificate has been duly executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations (other than any filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of Intellectual Property and any filing required to be made by notating a lien on any certificate of title) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to such Article 9 Collateral is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Each Grantor represents and warrants that, as of the Closing Date, fully executed Grants of Security Interest in the form attached as Exhibit III, IV or V, as applicable, containing a description of all Intellectual Property Collateral consisting of Patents (other than any Patents that are not material to the operation of the business of the Grantors taken as a whole or do not otherwise have significant value), registered Trademarks (and Trademarks for which registration applications are pending) (other than any Trademarks or Trademark registrations that are not material to the operation of the business of the Grantors, taken as a whole or do not otherwise have significant value) or registered Copyrights (and

Copyrights for which registration applications are pending) (other than with respect to any Copyright that is not material to the operation of the business of the Grantors, taken as a whole or do not otherwise have significant value), as applicable, have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.
(k)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subidivision thereof) and its territories and possessions pursuant to the UCC, (iii) a security interest that shall be perfected in all Article 9 Collateral (other than with respect to any Copyright that is not material to the business of the Grantors, taken as a whole) in which a security interest may be perfected upon the receipt and recording of the relevant Grants of Security Interest with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and (iv) subject to the notations of lien described in Section 3.02(b), a perfected security interest in all Article 9 Collateral covered by a certificate of title. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (other than Liens securing Permitted Second Priority Additional Debt or any Permitted Refinancing thereof).
(l)    None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.
(m)    All Commercial Tort Claims of each Grantor where the amount of damages claimed by such Grantor is equal to or in excess of $5,000,000 in existence on the Closing Date (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule II hereto.
Section 3.03.    CovenantsThe Borrower agrees to promptly (and in any event within 30 calendar days thereafter) notify the Collateral Agent of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the Location of any Grantor or (v) in the organizational identification number of any Grantor. The Grantors agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made (or will be made in a timely fashion) under the UCC or any other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and first-priority (subject only to (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (other than Liens securing Permitted Second Priority Additional Debt or any Permitted Refinancing thereof)) perfected security interest in all Article 9 Collateral. In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
(a)    Subject to Section 3.03(h), each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any known Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement.
(b)    Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower setting forth the information required pursuant to Sections 1(a), 1(e), 2(a), 2(b), 2(c), 2(d), 2(e), 2(g), 5, 6, 7 and 12 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).
(c)    Subject to Section 3.03(h) and any other limitations on creation, perfection or protection of the Collateral Agent's security interest set forth herein or in any other Loan Document, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents with respect to Collateral and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Each Grantor will, at its own expense, promptly make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its then owned Tractor Trailers and Rolling Stock (including certificate of title numbers and jurisdictions of registration of each such Tractor Trailer and Rolling Stock), documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps and actions relating to such Tractor Trailers, Rolling Stock and other property or rights covered by the security interest hereby granted necessary to perfect, preserve or protect its security interest in such Tractor Trailers, Rolling Stock and other property or rights. Each Grantor agrees to execute all documentation reasonably required to effect such recordations and to cause the notation of lien and filing of relevant certificates of title with the appropriate state governmental agency. If any amount payable under or in connection with any of the Article 9 Collateral (other than by a Loan Party) that equals or exceeds $5,000,000 shall be or become evidenced by any Promissory Note or Instrument, such Promissory Note or Instrument shall be, concurrently with the first Compliance Certificate required to be delivered pursuant to Section 6.02(a) of the Credit Agreement thereafter, pledged and, subject to the ABL Intercreditor Agreement, delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
(d)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after written demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the written foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(e)    If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall, concurrently with the first Compliance Certificate required to be delivered pursuant to Section 6.02(a) of the Credit Agreement thereafter, collaterally assign such security interest to the Collateral Agent for the benefit of the applicable Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
(f)    Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, to the extent of, and subject to the terms, conditions and limitations set forth in, Section 7.03(b) below.
(g)    Notwithstanding anything herein to the contrary, none of the Grantors shall be required: (i) other than in respect of Pledged Collateral constituting Certificated Securities of wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Grantor, to perfect the security interests hereunder through “control” (including for the avoidance of doubt, to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control” other than the Collateral Account), (ii) to complete any filings or other action with respect to the perfection of the security interests, including of any Intellectual Property, created hereby in any jurisdiction outside of the United States or any State thereof, (iii) to perfect by possession of any intercompany notes evidencing an aggregate principal amount not in excess of $5,000,000, (iv) to perfect by possession of Promissory Notes or any other Instruments evidencing an aggregate principal amount not in excess of $5,000,000, and (iv) to take any actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. (including the Equity Interests of any Foreign Subsidiary) or to perfect any security interest in such assets, including any Intellectual Property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).
Section 3.04.    Other ActionsIn order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense and subject to the ABL Intercreditor Agreement, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing a face principal amount equal to or in excess of $5,000,000 such Grantor shall, concurrently with the first Compliance Certificate required to be delivered pursuant to Section 6.02(a) of the Credit Agreement thereafter, endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
(b)    Investment Property. Except to the extent otherwise provided in Article II or in Section 3.03(h), if any Grantor shall at any time hold or acquire any Certificated Securities that constitutes Collateral, such Grantor shall, concurrently with the first Compliance Certificate required to be delivered pursuant to Section 6.02(a) of the Credit Agreement thereafter, endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
(c)    Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, the Borrower (on behalf of such Grantor) will provide concurrently with the first Compliance Certificate required to be delivered pursuant to Section 6.02(a) of the Credit Agreement thereafter supplements to Schedule II describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE IV

Special Provisions Concerning Intellectual Property Collateral
Section 4.01.    Grant of License to Use Intellectual Property.
Without limiting the provisions of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any Intellectual Property Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of rent, royalty or other compensation to the Grantors) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such Intellectual Property Collateral may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity, and value of the affected Intellectual Property Collateral, including, without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property Collateral above and beyond (x) the rights to such Intellectual Property Collateral that each Grantor has reserved for itself and (y) in the case of Intellectual Property Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property Collateral hereunder). The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor's request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation the actions and conduct described in Section 4.02 below. The license granted to the Collateral Agent herein shall be inapplicable to any Commercial Software License that constitutes Intellectual Property Collateral to the extent the applicable Grantor is prohibited by written agreement from granting a license in such Commercial Software License to the Collateral Agent, except to the extent such prohibition is ineffective (or deemed ineffective) under the UCC or other applicable Law.
Section 4.02.    Protection of Collateral Agent’s Security.
(h)    Except to the extent permitted by subsection 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(i)    Except to the extent permitted by subsection 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).
(j)    Except to the extent permitted by subsection 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
(k)    Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property Collateral after the Closing Date (the “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.
(l)    Concurrently with the delivery of a Compliance Certificate for each fiscal quarter, each Grantor shall sign and deliver to the Collateral Agent an appropriate Security

Agreement Supplement and related Grant of Security Interest with respect to applications for registration or registrations of Intellectual Property Collateral (other than with respect to any Copyright that is not material to the business of the Grantors, taken as a whole) owned or exclusively licensed by it as of the last day of such fiscal quarter, to the extent that such Intellectual Property Collateral is not covered by any previous Security Agreement Supplement (and Grant of Security Interests) so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate
(m)    Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from discontinuing the use or maintenance of any or its Intellectual Property Collateral, the enforcement of license agreements or the pursuit of actions against infringers, to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
(n)    Upon and during the continuance of an Event of Default, each Grantor shall, if requested by the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
ARTICLE V

Remedies
Section 5.01.    Remedies Upon DefaultUpon the occurrence and during the continuance of an Event of Default, subject to the ABL Intercreditor Agreement, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law, and, subject to the ABL Intercreditor Agreement, also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that subject to any additional notification requirements in Section 2.06 the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from any Collateral Account (if any) and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02 of this Agreement; (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate and (vi) with respect to any Intellectual Property Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Intellectual Property Collateral by the applicable Grantors to the Collateral Agent, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, provided, however, that such terms shall include all terms and restrictions that customarily required to ensure the continuing validity and effectiveness of the Intellectual Property Collateral at issue, such as, without limitation, notice, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and confidentiality protections for trade secrets. Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. The Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or

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more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes of determining the Grantors’ rights in the Collateral, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full, provided, however, that such terms shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the Intellectual Property Collateral at issue, such as, without limitation, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and protecting the confidentiality of trade secrets. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

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Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of, subject to the ABL Intercreditor Agreement, (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.
By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.
Section 5.02.    Application of ProceedsSubject to the ABL Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that, to the extent expressly assumed under the Loan Documents, the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
ARTICLE VI

Indemnity, Subrogation and Subordination
Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Secured Obligations (other than contingent indemnity obligations for then unasserted claims). If any amount shall

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erroneously be paid to any Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Grantor (other than the Borrower) shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors. As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
ARTICLE VII

Miscellaneous
Section 7.01.    NoticesAll communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to a Grantor other than the Borrower shall be given to it in care of the Borrower.
Section 7.02.    Waivers; Amendment%3. No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have under applicable Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.08 of the Credit Agreement. For the avoidance of doubt, no Hedge Bank (in its capacity as such) shall have the right to consent to any waiver, amendment, supplement or other modification hereto.
Section 7.03.    Collateral Agent’s Fees and Expenses; Indemnification%3. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder to the extent of, and as expressly provided in, Section 10.05 of the Credit Agreement.
%3.The parties agree that Section 10.05(b) of the Credit Agreement shall apply, mutatis mutandis, to this Agreement.
(a)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable within 10 Business Days of written demand therefor.
Section 7.04.    Successors and AssignsWhenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. No Grantor or Grantors may assign any of its or their rights or obligations hereunder without the written consent of the Collateral Agent.
Section 7.05.    Survival of AgreementAll covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until this Agreement is terminated as provided in Section 7.13 hereof or, with respect to the covenants, agreements, representations and warranties of any individual Grantor, until such Grantor is otherwise released from its obligations under this Agreement in accordance with Section 7.13(b).
Section 7.06.    Counterparts; Effectiveness; Several AgreementThis Agreement may be executed by facsimile and in counterparts (and by different parties hereto on different

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counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
Section 7.07.    SeverabilityIn the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.08.    [Reserved.]GOVERNING LAW
Section 7.09.    HeadingsArticle and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 7.10.    Security Interest AbsoluteAll rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.10 of the Credit Agreement, but without prejudice to reinstatement rights under Section 11.04 of the Credit Agreement, any other circumstance that might

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otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
Section 7.11.    Termination or Release%3. This Agreement, the Security Interest and all other security interests granted hereby shall terminate automatically (without further action required) with respect to all Secured Obligations when all the outstanding Secured Obligations (other than obligations that may thereafter arise in respect of the Secured Hedging Agreements not yet due and payable and contingent indemnification and reimbursement obligations not yet accrued and payable) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the circumstances set forth in Section 11.10 of the Credit Agreement.
(b)    The Security Interest in any Collateral shall be automatically released or subordinated, as applicable, in the circumstances set forth in the last paragraph of Section 7.05 of the Credit Agreement or Section 10.19 of the Credit Agreement.
(c)    In connection with any termination or release pursuant to paragraph (a), (b), or (c), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release or subordination. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.
(d)    At any time that the respective Grantor desires that the Collateral Agent take any action described in immediately preceding clause (d), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 7.13.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Secured Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank.
Section 7.12.    Additional Restricted SubsidiariesPursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted

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Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 7.13.    Collateral Agent Appointed Attorney-in-FactEach Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, subject to the ABL Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and upon and after delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required), with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account; (h) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact (as determined the final non-appealable judgment of a court of competent jurisdiction.

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Section 7.14.    General Authority of the Collateral AgentBy acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
Section 7.15.    Recourse; Limited ObligationsThis Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Secured Credit Documents and otherwise in writing in connection herewith or therewith, with respect to the Secured Obligations of each applicable Secured Party. It is the desire and intent of each Grantor and each applicable Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the Laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, and in furtherance of the foregoing, it is noted that if the obligations of any Guarantor under Section 11.01 of the Credit Agreement have been limited as expressly provided in Section 1.14 or 11.09 of the Credit Agreement, then such obligations shall be limited hereunder as and to the same extent provided therein.
Section 7.16.    Mortgages.
In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and Real Estate leases, letting and licenses of, and contracts, and agreements relating to the lease of, Real Estate, and the terms of this Agreement shall control in the case of all other Collateral.
Section 7.17.    ABL Intercreditor Agreement; Possession and Control of ABL Priority Collateral.
(a)    Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Collateral Document are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement or any other Collateral Document, the terms of the ABL Intercreditor Agreement shall govern and control. Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and

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agrees that no Grantor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the ABL Intercreditor Agreement.
(b)    Subject to (but without limiting) the foregoing, at any time prior to the Discharge of ABL Obligations, any provision hereof (i) requiring Grantors to deliver possession of any ABL Priority Collateral to the Collateral Agent or its representatives, or to cause the Collateral Agent or its representatives to control any ABL Priority Collateral, shall be deemed to have been complied with if and for so long as the ABL Agent shall have such possession or control for the benefit of the Secured Parties and as bailee or sub-agent of the Collateral Agent as provided in the ABL Intercreditor Agreement or (ii) requiring Grantors to name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with notwithstanding that any such insurance policy or letter of credit also names the ABL Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant to the terms of the ABL Intercreditor Agreement.
(c)    Furthermore, at all times prior to the Discharge of ABL Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Agent.
(d)    Notwithstanding anything to the contrary herein but subject to the ABL Intercreditor Agreement, in the event the ABL Facility Documentation provides for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Facility Documentation and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.
(e)    Nothing contained in the ABL Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect in accordance with its terms.

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[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

EXHIBIT E
FORM OF INTERCOMPANY NOTE
[ ], 2014
FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds in the currencies as shall be agreed from time to time and at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions (including trade payables) made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder.
Reference is made to (x) the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and (y) the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), among the Borrower, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time and RBS Citizens Business Capital, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Credit Agreement.
This note (as amended, modified or supplemented from time to time, the “Note”) is an Intercompany Note referred to in the Credit Agreements and is subject to the terms thereof, and shall be pledged by each Holder pursuant to the respective Security Agreements (as defined in each of the Credit Agreements), to the extent required pursuant to the terms thereof. Each Holder hereby acknowledges and agrees that the Administrative Agent, Collateral Agent and the ABL Agent may exercise all rights provided in the Term Loan Credit Agreement, the ABL Credit Agreement and the respective Security Agreements (as defined therein) with respect to this Note, subject to the ABL Intercreditor Agreement.

Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by any Issuer that is a Loan Party to any Holder that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all Obligations of such Issuer under the Loan Documents, including, without limitation, where applicable, under such Issuer’s guarantee of the Obligations under the Term Loan Credit Agreement and (ii) all “Obligations” (as defined in the ABL Credit Agreement) of such Issuer under the “Loan Documents” (as defined in the ABL Credit Agreement), including, without limitation, where applicable, under such Issuer’s guarantee thereof (the foregoing, collectively, and together with obligations in connection with any renewal, refunding, restructuring or refinancing of any thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
(i)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, except as otherwise permitted by the Senior Indebtedness, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than obligations that are contingent at the time of payment) before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than (A) equity securities or (B) debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;
(ii)    if any payment or bankruptcy Event of Default (as defined in the Term Loan Credit Agreement or the ABL Credit Agreement) occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character to any Person that is not a Loan Party shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note unless otherwise agreed in writing by the Administrative Agent or the ABL Agent (as applicable) in its reasonable discretion; and
(iii)    if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities),

in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agrees that the subordination of this Note is for the benefit of the Administrative Agent, the Secured Parties under the Term Loan Credit Agreement (the “Term Loan Lenders”), the ABL Agent, and the Secured Parties under the ABL Credit Agreement (the “ABL Lenders”), and the Administrative Agent, the Lenders, the ABL Agent and the ABL Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent, on behalf of itself and the Lenders, and the ABL Agent, on behalf of itself and the ABL Lenders, may proceed to enforce the subordination provisions herein.
The Indebtedness evidenced by this Note owed by any Issuer that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Issuer.
Notwithstanding the foregoing, nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness.
Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.
Upon execution and delivery after the date hereof by any Subsidiary of YRC Worldwide Inc. of a counterpart signature page hereto, such Subsidiary shall become a Note Party hereunder with the same force and effect thereafter as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.
Each Issuer hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
Notwithstanding anything to the contrary, in no event shall amounts owed under intercompany promissory notes existing as of the Closing Date constitute a part of this Note.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to Section 6.01 and 6.02 of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:
1.    Attached hereto as Exhibit A is the consolidated balance sheet of the Borrower and its Subsidiaries as of [December][•], 201[•] and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP, any other independent registered public accounting firm of nationally recognized standing or any other independent registered public accounting firm approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), which report and opinion (i) has been prepared in accordance with generally accepted auditing standards, (ii) is not subject to qualifications or exceptions as to the scope of such audit, (iii) is without a “going concern” disclosure or like qualification or exception (other than with respect to, or disclosure of an exception or qualification solely resulting from, the impending maturity of any Indebtedness, any prospective or actual default under any financial covenant, or in respect of the fiscal year ending December 31, 2013). Also attached hereto as Exhibit A are the related (x) consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements] and (iv) is accompanied with customary management discussion analysis.
2.    Attached hereto as Exhibit A is the consolidated balance sheet of the Borrower and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements] and (y) customary management discussion and analysis.
3.    Attached as Exhibit B hereto is a reasonably detailed consolidated budget for 20[ ] on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of 20[ ], the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections are prepared in good faith and are based on assumptions stated therein and believed to be reasonable at the time of preparation of such Projections. It is understood by the Agents and Lenders that such projections as to future events (i) are not to be viewed as facts, (ii) are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Restricted Subsidiaries, (iii) are not assured by the Borrower and its Restricted Subsidiaries as to whether the results or forecasts in any such projections will be realized, (iv) may differ from the actual results and such differences may be material, (v) are not a guarantee of performance and (vi) may vary significantly from the actual results during the period or periods covered by any such projections and such differences may be material.
4.    Attached hereto as Exhibit C is the information about Net Proceeds received in the period for individual amounts greater than $5,000,000 and a statement regarding the Borrower’s intention regarding the use of any portion of such Net Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition or investment permitted under the Credit Agreement.
5.     Attached hereto as Exhibit D are the calculations setting forth in reasonable detail the amount of any Cumulative Credit available at the beginning of the applicable period and at the end of such period and the amount and application of any Cumulative Credit during such period; provided that such amount may be reallocated from time to time in accordance with Section 1.02(i) of the Credit Agreement.
6.    To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, describe in reasonable detail the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.
[7.    The following represent true and accurate calculations, as of [ ]:

Total Leverage Ratio:
Consolidated Total Debt	=	[ ]
Consolidated EBITDA	=	[ ]
Ratio	=	[ ] to 1.0

Senior Secured Leverage Ratio:
Consolidated Total Debt that is secured	=	[ ]
Consolidated EBITDA	=	[ ]
Ratio	=	[ ] to 1.0

Supporting detail showing the calculations of Total Leverage Ratio and Senior Secured Leverage Ratio is attached hereto as Schedule 1.]
8.    Attached hereto as Schedule 2 are detailed calculations setting forth Excess Cash Flow.
9.    Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.

SCHEDULE 1

Total Leverage Ratio Calculation Consolidated Total Net Debt to Consolidated EBITDA
(1) Consolidated Total Debt as of [ ], 20[ ]:
(a) As of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (a) the effects of any discounting of Indebtedness as provided in Section 1.10 and (b) Indebtedness in respect of the Existing Series A Notes to the extent the amount thereof is fully discharged in accordance with its terms), consisting of:

(i) Indebtedness for borrowed money	________
(ii) Attributable Indebtedness or purchase money Indebtedness	________
(iii) debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments	________
(iv) all Guarantees of any of the foregoing	________
provided that (i) Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, bankers’ acceptances and other similar contingent obligations, except to the extent of unreimbursed amounts thereunder, and (ii) Consolidated Total Debt shall not include obligations under Swap Contracts permitted hereunder

Consolidated Total Debt =	________
divided by
(2) Consolidated EBITDA:
(a) Consolidated Net Income:
(i)    the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP on a consolidated basis (without duplication) for such period (without deduction for minority interests);
________

provided that in determining Consolidated Net Income, (a) the net income of any other Person which is not a Subsidiary of the Borrower, is an Unrestricted Subsidiary or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Guarantor that could be made during such period; provided, however, that for purposes of calculating the Cumulative Credit for purposes of Section 7.06(e)(y), such income shall only be included (directly or indirectly) to the extent such cash dividends or other cash distributions are actually received from such other Person by the Borrower or a Guarantor, (b) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to the Loan Documents and or the ABL Facility Documentation and (iii) restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower in good faith)) and (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary shall be excluded.

Consolidated Net Income =	________
(b) plus, without duplication and to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income (other than clauses (viii) or (xi)), the sum of the following amounts for such period with respect to Borrower and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any expenses or losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or other derivative obligations, letter of credit fees, costs of surety bonds in connection with financing activities and any bank fees and financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts entered into for the purpose of hedging interest or commodity rate risk) and annual agency, unused line, facility or similar fees paid under definitive documentation related to Indebtedness (whether amortized or immediately expensed)
________
(ii) provision for taxes based on income, profits or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period
________
(iii) depreciation and amortization	________
(iv) extraordinary, unusual or non-recurring charges, expenses or losses	________

(v) non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method, purchase accounting adjustments and stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any of the non-cash charges referred to in this clause (v) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid
________
(vi) restructuring costs, integration costs, retention, recruiting, relocation and signing bonuses and expenses, and severance costs (including, for the avoidance of doubt, any bonuses payable in connection with the IBT Transactions in 2014 or 2015)
________
(vii) Transaction Expenses	________
(viii) pro forma results for acquisitions (including the commencement of activities constituting such business) and material dispositions (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, and operational changes and operational initiatives (including, to the extent applicable, from the Transactions but excluding the IBT Transactions), including any synergies, operating expense reductions, other operating improvements and cost savings as certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within eighteen (18) months following any such acquisition or disposition, operational change and operational initiatives (with the total add-back pursuant to this clause (viii) or Section 1.09(c) to be limited in the aggregate to 20% of Consolidated EBITDA (prior to giving effect to any such adjustments pursuant to this clause (viii) and Section 1.09(c) but otherwise on a pro forma consolidated basis) in any Test Period; provided, that such limitation on add-backs shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to the Administrative Agent or if such adjustments satisfy the requirements of Regulation S-X)
________
(ix) solely for purposes of calculating the Senior Secured Leverage Ratio, adjustments and addbacks described in the Confidential Information Memorandum dated January 2014	________

(x) other transaction specific accruals, costs, charges, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions, investments, restricted payments, dispositions or issuances, amendments, waivers or modifications of debt or equity (whether or not consummated) reasonably expected to be permitted under this Agreement or the consummation of which would result in the repayment in full of the Obligations (other than unasserted contingent indemnity and reimbursement obligations and obligations of any Loan Party arising under any Secured Hedge Agreement)
________
(xi) proceeds of business interruption insurance received or reasonably expected to be received within 365 days after the end of such period; provided that any such expected proceeds that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in the fiscal quarter immediately following such 365 day period
________
(xii) charges, losses or expenses to the extent indemnified or insured or reimbursed or reasonably expected to be indemnified, insured or reimbursed by a third party within 365 days after the end of such period; provided that any such expected amounts that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in the fiscal quarter immediately following such 365 day period
________
(xiii) the amount of any minority interest expense attributable to minority interests of third parties in the positive income of any non-wholly owned Restricted Subsidiary	________
(xiv) any net loss from disposed, abandoned or discontinued operations	________
(xv) the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing	________
(xvi) net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements
________
(xvii) the cumulative effect of a change in accounting principles
(xvii) realized non-cash foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries
________
(c) less, without duplication and to the extent included in arriving at such Consolidated Net Income:
(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) and all other non-cash items of income for such period
________
(ii) any gains and income from investments recorded using the equity method	________
(iii) any gains arising out of transactions of the types described in clauses (a)(xii), (xiii), (xiv), (xv) and (xvi) above	________

provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(v)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received)

Consolidated EBITDA =	________
Consolidated Total Net Debt to Consolidated EBITDA =	[ ]:1.00

Senior Secured Leverage Ratio Calculation Consolidated Total Net Debt (secured) to Consolidated EBITDA
(1) Consolidated Total Debt (secured)
divided by
(2) Consolidated EBITDA =	_______
(3) Consolidated Total Net Debt (secured) to Consolidated EBITDA =	[ ]:1.00

SCHEDULE 2

Excess Cash Flow Calculation
(a) the sum, without duplication, of:
(i) Consolidated Net Income for such period	_______
(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income	_______
(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period)
_______
(iv) cash receipts in respect of Swap Contracts during such period to the extent such receipts were not otherwise included in arriving at such Consolidated Net Income	_______
(v) the amount of net tax expense deducted in determining Consolidated Net Income for such period to the extent it exceeds the amount of net cash taxes paid in such period	_______
(vi) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income
_______
(b) minus the sum, without duplication, of:
(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,	_______
(ii) the amount of Capital Expenditures made in cash during such period (or committed to be made within 90 days after the end of such fiscal period) to the extent financed with Internally Generated Cash,
_______
(iii) the aggregate amount of payments made in cash during such period (or committed to be paid in cash within 90 days after the end of such period) (other than Capital Expenditures) and capitalized in accordance with GAAP to the extent financed with Internally Generated Cash,

(iv) the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries during such period, in each case to the extent financed with Internally Generated Cash (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.11 (to the extent actually made) and (C) voluntary prepayments or buybacks of Term Loans made pursuant to Section 10.04(k) (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans), but excluding (W) all voluntary prepayments of Term Loans (other than voluntary prepayments made pursuant to Section 10.04(k)), (X) all prepayments of Indebtedness on the Closing Date in connection with the Recapitalization Transactions or the Refinancing Transactions, (Y) all prepayments, redemptions or repurchases in respect of (i) Permitted Second Priority Additional Debt (or any Permitted Refinancing thereof), except to the extent permitted under Section 7.13(a) and (ii) Junior Financing, except to the extent permitted under Section 7.13(a) and (Z) all prepayments of loans under the ABL Facility or any other revolving credit facility made during such period unless there is a corresponding permanent commitment reduction in connection therewith (it being agreed that any amount excluded pursuant to clause (W), (X), (Y) or (Z) may not be deducted under any other clause of this definition)
_______
(v) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income
_______
(vi) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period)
_______
(vii) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness and that were made with Internally Generated Cash and were not deducted or were excluded in calculating Consolidated Net Income
_______
(viii) the amount of Investments and acquisitions made during such period (or committed to be made within 90 days after the end of such period) in cash pursuant to Section 7.02 (other than Section 7.02(a) or (c)) (net of the cash return on any such Investments received during such period, except to the extent such return was included in the determination of Consolidated Net Income) to the extent that such Investments and acquisitions were not expensed and were financed with Internally Generated Cash
_______

(ix) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (which amounts shall be included in the calculation of Excess Cash Flow for the period in which they are expensed), and
_______
(x) cash expenditures in respect of Swap Contracts during such fiscal year to the extent such expenditures were not deducted or were excluded in arriving at such Consolidated Net Income
(xi) the aggregate amount of Restricted Payments made in cash permitted by Section 7.06(d) or € during such period (or committed to be made or paid in cash within the next 90 days after the end of such period)
_______
Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, (i) all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) for purposes of calculating Excess Cash Flow for any period with respect to each Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby consummated during such Excess Cash Flow Period and for the purposes of calculating Consolidated Working Capital, the (A) total assets of a target of such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby has been consummated) and (B) the total liabilities of Borrower and its Restricted Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Consolidated Working Capital at the end of the applicable period from the date of consummation of the Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby.

Excess Cash Flow =
_______
_______

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of YRC Worldwide Inc., has executed this certificate for and on behalf of YRC Worldwide Inc. and has caused this certificate to be delivered this ____ day of _____________, 20[__].

YRC WORLDWIDE INC.
By:
Name:
Title:

EXHIBIT G-1
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Term Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” within the meaning of Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstance renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or Administrative Agent) or promptly notify the Borrower and Administrative Agent in writing of its inability to do so, and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Lender]
By:
    Name:
    Title:
[Address]

Dated:    ______________________, 20[ ]

EXHIBIT G-2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Term Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Term Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a “10-percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member's any available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstance renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]
By:
    Name:
    Title:

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT G-3

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(d) and Section 10.04(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation“ related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstance renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such non-U.S. Lender in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or Administrative Agent) or promptly notify the Borrower and Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]
By:
    Name:
    Title:

[Address]
Dated:    ______________________, 20[ ]

EXHIBIT G-4

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(d) and Section 10.04(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a “10-percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member's any available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the under-signed shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

[Lender]
By:
    Name:
    Title:

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
of
YRC WORLDWIDE INC.
AND ITS SUBSIDIARIES

Pursuant to the Term Loan Credit Agreement, dated as of February 13, 2014, among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch as administrative agent and as collateral agent for the Lenders (as amended, supplemented and restated or otherwise modified from time to time (the “Term Loan Credit Agreement”)), the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Borrower, and not individually, as follows:

As of the date hereof, on a pro forma basis after giving effect to the consummation of the Transactions, including the making of the Loans under the Term Loan Credit Agreement and after giving effect to the application of the proceeds of such indebtedness:

a.
The fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.
The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreements, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

YRC WORLDWIDE INC.

By:__________________________
Name:    [●]
Title:     [●]

EXHIBIT I
FORM OF ABL INTERCREDITOR AGREEMENT
Attached

INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of February 13, 2014 by and among RBS CITIZENS BUSINESS CAPITAL (a subsidiary of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A.), in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders”) and (ii) all other secured parties under the ABL Facility Documentation (as hereinafter defined) (together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Term Agent”) for (i) the financial institutions, lenders and investors party from time to time to the Term Credit Agreement referred to below (such financial institutions, lenders and investors together with their respective successors, permitted assigns and transferees, the “Term Lenders”), and (ii) all other secured parties under the Term Facility Documentation (as hereinafter defined), including all Hedge Banks, as defined in the Term Credit Agreement (together with the Term Agent and the Term Lenders, the “Term Secured Parties”).
RECITALS
A.    Pursuant to that certain Loan and Security Agreement, dated as of the date hereof, by and among YRC WORLDWIDE INC., a Delaware corporation (the “Company”), the ABL Guarantors party thereto from time to time, the ABL Lenders and the ABL Agent (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrower (as hereinafter defined) and the other ABL Loan Parties party thereto.
B.    Pursuant to the ABL Credit Agreement, the ABL Guarantors (as hereinafter defined) have agreed to guarantee in favor of the ABL Secured Parties, inter alia, the payment and performance of the ABL Borrower’s and any ABL Guarantor’s obligations under the ABL Facility Documentation.
C.    As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrower and the ABL Guarantors (collectively, the “ABL Loan Parties”) under or pursuant to the ABL Facility Documentation, the ABL Loan Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral.
D.    Pursuant to that certain Credit Agreement dated as of the date hereof by and among the Company, the Term Guarantors party thereto from time to time, the Term

Lenders and the Term Agent (the “Term Credit Agreement”), the Term Lenders have agreed to make certain loans to the Term Borrower (as hereinafter defined).
E.    Pursuant to the Term Credit Agreement, the Term Guarantors (as hereinafter defined) have agreed to guarantee in favor of the Term Secured Parties, inter alia, the payment and performance of the Term Borrower’s and any Term Guarantor’s obligations under the Term Facility Documentation.
F.    As a condition to the effectiveness of the Term Credit Agreement and to secure the obligations of the Term Borrower and the Term Guarantors (collectively, the “Term Loan Parties”) under or pursuant to the Term Facility Documentation, the Term Loan Parties have granted to the Term Agent (for the benefit of the Term Secured Parties) Liens on the Collateral.
G.    Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Term Agent (on behalf of the Term Secured Parties) and, by their acknowledgment hereof, each of the ABL Loan Parties and each of the Term Loan Parties, desires to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Account; Chattel Paper; Commercial Tort Claim; Deposit Account; Document; Electronic Chattel Paper; Financial Asset; Fixtures; General Intangible; Instrument; Inventory; Investment Property; Letter-of-Credit Right; Money, Payment Intangible; Promissory Note; Records; Securities Account; Security; Security Entitlement; Supporting Obligation; and Tangible Chattel Paper.
Section 1.2    Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Term Credit Agreement.
“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Collateral Agent”, “Trustee” or “Collateral Trustee” under the ABL Credit Agreement.
“ABL Borrower” shall mean, collectively the Company, YRC Inc., USF Holland Inc., New Penn Motor Express, Inc.and USF Reddaway Inc. and any other

“Borrower” (as designated therein), each in their respective capacities as a borrower under the ABL Credit Agreement.
“ABL Collateral Documents” shall mean all “Security Documents” (or similar term) as defined in the ABL Credit Agreement.
“ABL Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include such agreement as it may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents and resulting in a financing that constitutes (or that would constitute if incurred as a new financing) a Permitted Refinancing (as defined in the Term Credit Agreement, as in effect on the date hereof) of the ABL Facility Indebtedness), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof), including pursuant to an Incremental Amendment (as defined therein), in each case as and to the extent permitted by the Term Credit Agreement and this Agreement or otherwise incurred consistent with Section 6.1.
“ABL Deposit and Securities Accounts” means all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the ABL Loan Parties (other than the Term Loan Priority Accounts).
“ABL Facility Documentation” shall mean all “Loan Documents” (or similar term) (each, an “ABL Facility Document”) as defined in the ABL Credit Agreement.
“ABL Guarantors” shall mean (i) each wholly owned Domestic Subsidiary of the ABL Borrower as of the Closing Date (other than an Excluded Subsidiary) and (ii) each Subsidiary that issues a Guarantee of the ABL Borrower’s Obligations after the Closing Date pursuant to the ABL Credit Agreement. The term “ABL Guarantors” shall include all “Guarantors” under and as defined in the ABL Credit Agreement.
“ABL Joint Collateral” shall have the meaning set forth in Section 3.6.
“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under the ABL Credit Agreement.
“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Obligations” shall mean the “Obligations” (or similar term) as defined in the ABL Credit Agreement, “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant ABL Facility Documentation whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency Proceeding.
“ABL Priority Collateral” shall mean all Collateral consisting of the following (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral):
(1)    all Accounts, other than Accounts which constitute identifiable Proceeds of Term Priority Collateral;
(2)    cash, Money and cash equivalents;
(3)    all (x) Deposit Accounts (other than Term Loan Priority Accounts) and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments properly held therein, including intercompany indebtedness between or among the Loan Parties or their Affiliates, to the extent owing in respect of ABL Priority Collateral, and (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such Securities Accounts (other than Equity Interests (as defined in the Term Credit Agreement, as in effect on the date hereof) in the Borrower or any Subsidiary), and, in each case, all cash, Money, cash equivalents, checks and other property properly held therein or credited thereto (other than Equity Interests); provided, however, that to the extent that identifiable Proceeds of Term Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, such identifiable Proceeds shall be treated as Term Priority Collateral;
(4)    to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (3) all Documents, General Intangibles (including all rights under contracts and Payment Intangibles but excluding any Intellectual Property), Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;
(5)    to the extent relating to any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;
(6)    all books and Records relating to the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property); and
(7)    all collateral security and guarantees with respect to any of the foregoing constituting ABL Priority Collateral and all cash, Money, cash equivalents, insurance Proceeds (including, for the avoidance of doubt, all business interruption insurance Proceeds), Instruments, Securities and Financial Assets received as Proceeds of any of the foregoing constituting ABL Priority Collateral (such Proceeds, “ABL Priority Proceeds”); provided, however, that (a) no Proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such Proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral and (b) identifiable Proceeds of Term Priority Collateral in the form of cash, Money and cash equivalents or Deposit Accounts or Securities Accounts or assets contained therein will not constitute ABL Priority Collateral.
“ABL Recovery” shall have the meaning set forth in Section 5.3(a).
“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“ABL Security Agreement” shall mean, collectively, the ABL Credit Agreement and the “Security Documents” as defined in the ABL Credit Agreement, in the form delivered on the date hereof.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.
“Agent(s)” shall mean, individually, the ABL Agent or the Term Agent and, collectively, both the ABL Agent and the Term Agent.
“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
“Borrower” shall mean each of the ABL Borrower and the Term Borrower.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Cash Management Obligations” means obligations owed by the Company or any Restricted Subsidiary to any Agent, Lender or any Affiliate of an Agent or a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds, including all Bank Products (or similar term) (as defined in the ABL Credit Agreement).
“Capital Stock” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding in each case any debt security that is convertible into, or exchanged for, Capital Stock.
“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Certificated Collateral” means each item of Collateral which is or is required to be evidenced by a Certificate of Title issued under the motor vehicle or other applicable Laws of any jurisdiction.
“Certificate of Title” shall mean a certificate of title, certificate of ownership or other registration certificate issued or required to be issued under the certificate of title or other similar laws of any state for any equipment or inventory of any Loan Party.
“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, excluding in all events the Excluded Property (as defined therein).
“Control” shall have the meaning specified in the definition of “Affiliate”.
“Control Collateral” shall mean (i) any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments, (ii) any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor and (iii) until the Discharge of Term Obligations, all Certificated Collateral.
“Credit Agreements” shall mean the ABL Credit Agreement and the Term Credit Agreement.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“DIP Financing” shall have the meaning set forth in Section 6.1(a).
“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations, excluding contingent obligations, Obligations under Hedging Agreements (as defined in the ABL Credit Agreement), Cash Management Obligations and Letters of Credit, (b) with respect to any Obligations under Secured Hedge Agreements or Cash Management Obligations secured by the ABL Facility Documentation, either (i) such Obligations under Hedging Agreements (as defined in the ABL Credit Agreement) or Cash Management Obligations have either been paid in full or are no longer secured by the Collateral pursuant to the terms of the documentation governing the ABL Obligations, (ii) such Obligations under Secured Hedge Agreements or Cash Management Obligations shall have been cash collateralized on terms reasonably satisfactory to each applicable counterparty (or other arrangements reasonably satisfactory to the applicable counterparty shall have been made) (c) any letters of credit issued under the ABL Facility Documentation have been terminated or been cash collateralized or backstopped (in the amount and form required under the ABL Facility Documentation) and (d) the termination of all commitments to extend credit under the ABL Facility Documentation.
“Discharge of Term Obligations” shall mean (a) the payment in full in cash of all outstanding Term Obligations (other than contingent obligations with respect to then unasserted claims and all obligations under Secured Hedge Agreements) (b) with respect to any obligations under Secured Hedge Agreements or Cash Management Obligations secured by the Term Facility Documentation, either (i) such Obligations under Secured Hedge Agreements have been paid in full or are no longer secured by the Collateral pursuant to the terms of the Term Facility Documentation or (ii) such Obligations under Secured Hedge Agreements shall have been cash collateralized on terms reasonably satisfactory to each applicable counterparty (or other arrangements reasonably satisfactory to the applicable counterparty shall have been made) and (c) the termination of all commitments to extend credit under the Term Facility Documentation.
“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other announcing that an Enforcement Period has commenced.
“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, and (c) the ABL Agent’s or the Term Agent’s, as applicable, termination, or agreement in writing to terminate, the Enforcement Period.

“Equipment” shall have the meaning assigned to that term in the Security Agreements.
“Event of Default” shall mean an “Event of Default” under and as defined in the ABL Credit Agreement or the Term Credit Agreement, as applicable.
“Excluded Subsidiary” means (a) with respect to the ABL Guarantors, any “Excluded Subsidiary” (or such other similar term) under and as defined in the ABL Credit Agreement and (b) with respect to the Term Guarantors, any “Excluded Subsidiary” (or such other similar term)under and as defined in the Term Credit Agreement.
“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
(a)    the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;
(b)    the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Loan Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;
(c)    the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshalling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;
(d)    the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;
(e)    the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law;
(f)    the exercise of any other right of a Secured Party under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law; and
(g)    the exercise by a Secured Party of any voting rights relating to any Capital Stock included in the Collateral.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection; (ii) the exercise of rights by the ABL Agent during a Cash Dominion Period (as defined in the ABL Credit Agreement), including the notification of account debtors, depository institutions or any other Person to deliver Proceeds of ABL Priority Collateral to the ABL Agent; (iii) the consent by the ABL Agent to a disposition by any Loan Party of any of the ABL Priority Collateral; (iv) the consent by the Term Agent to a disposition by any Loan Party of any of the Term Priority Collateral; (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders; or (vi) the imposition of Availability Reserves (or similar term) (as defined in the ABL Credit Agreement) by the ABL Agent.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.
“Hedge Bank” shall mean any Person that is an Agent, a Lender or an Affiliate of an Agent or a Lender at the time it enters into a Secured Hedge Agreement in its capacity as a party thereto and that complies with the applicable requirements under the Term Facility Documentation or the ABL Facility Documentation.
“Indebtedness” shall have the meaning assigned to that term in the Term Credit Agreement as in effect on the date hereof.
“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.
“Intellectual Property” shall have the meaning assigned to that term in the Security Agreements.
“Intellectual Property Collateral” shall mean Collateral consisting of Intellectual Property.
“Lenders” shall mean, collectively, the ABL Lenders and the Term Lenders.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease or financing lease having substantially the same economic effect as any of the foregoing).
“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.
“Loan Documents” shall mean the ABL Facility Documentation and the Term Facility Documentation.
“Loan Parties” shall mean the ABL Loan Parties and the Term Loan Parties.
“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.
“Permitted Refinancing” shall mean any “Permitted Refinancing” as defined in the Term Credit Agreement, as in effect as of the date hereof.
“Permitted Second Priority Additional Debt” shall mean any “Permitted Second Priority Additional Debt” as defined in the Term Credit Agreement.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.
“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Date” shall have the meaning set forth in Section 3.8(a).
“Purchase Notice” shall have the meaning set forth in Section 3.8(a).
“Purchase Option Event” shall have the meaning set forth in Section 3.8(a).
“Purchasing Creditors” shall have the meaning set forth in Section 3.8(a).

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.
“Replacement Agent” shall have the meaning set forth in Section 3.8(d).
“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.
“Security Agreements” shall mean the ABL Security Agreement and the Term Security Agreement.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (b) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee” or “Collateral Trustee” under the Term Credit Agreement.
“Term Borrower” shall mean the Company or such other Person identified as “Borrower” thereunder, in its capacity as the borrower under the Term Credit Agreement.
“Term Cash Proceeds Notice” shall mean a written notice delivered by the Term Agent to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under the Term Facility Documentation and specifying the relevant Event of Default and (b) stating that certain cash Proceeds which may be deposited in an ABL Deposit and Securities Account constitute Term Priority Collateral, and reasonably identifying the amount of such Proceeds and specifying the origin thereof.
“Term Collateral Documents” shall mean all “Collateral Documents” (or a similar term) as defined in the Term Credit Agreement.
“Term Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include such agreement as it may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced pursuant to a Refinancing Amendment (as defined in the Term Credit Agreement) from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the ABL Credit Agreement or otherwise incurred consistent with Section 6.1.
“Term Facility Documentation” shall mean all “Loan Documents” (each, a “Term Facility Document”) as defined in the Term Credit Agreement.
“Term Guarantors” shall mean (a) each wholly owned Domestic Subsidiary of the Term Borrower as of the Closing Date (other than an Excluded Subsidiary) and (b) each wholly owned Subsidiary that issues a Guarantee of the Term Borrower’s Obligations after the Closing Date pursuant to the Term Credit Agreement. The term “Term Guarantors” shall include all “Guarantors” under and as defined in the Term Credit Agreement.
“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under the Term Credit Agreement.
“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Loan Priority Accounts” means any Deposit Accounts or Securities Accounts that are intended to contain solely Term Priority Collateral or identifiable Proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not Term Priority Collateral or identifiable Proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).
“Term Obligations” shall mean the “Obligations” as defined in the Term Credit Agreement, “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the rate specified in the relevant Term Facility Documentation, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency Proceeding.
“Term Priority Collateral” shall mean all Collateral consisting of the following (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral):
(1)    all Equipment, Inventory, Fixtures, Real Property, Intellectual Property, intercompany indebtedness (except to the extent constituting ABL Priority Collateral) between or among the Loan Parties or their Affiliates and Equity Interests (as defined in the Term Credit Agreement, as in effect on the date hereof) and other

Investment Property (other than any Investment Property described in clauses 3(y) and 7 of the definition of ABL Priority Collateral);
(2)    except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;
(3)    Term Loan Priority Accounts; provided, however, that to the extent that identifiable Proceeds of ABL Priority Collateral are deposited in any such Term Loan Priority Accounts, such identifiable Proceeds shall be treated as ABL Priority Collateral;
(4)    all other Collateral (other than the ABL Priority Collateral and ABL Priority Proceeds); and
(5)    all collateral security and guarantees with respect to any of the foregoing, and all cash, Money, insurance Proceeds (other than business interruption insurance Proceeds), Instruments, Securities and Financial Assets received as Proceeds of any Term Priority Collateral (such Proceeds, “Term Priority Proceeds”); provided, however, that no Proceeds of Term Priority Proceeds will constitute Term Priority Collateral unless such Proceeds of Term Priority Proceeds would otherwise constitute Term Priority Collateral.
“Term Recovery” shall have the meaning set forth in Section 5.3(b).
“Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Term Security Agreement” shall mean the “Security Agreement” as defined in the Term Credit Agreement, in the form delivered on the date hereof.
“Trade Secret Licenses” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.
“Trade Secrets” shall mean, with respect to any Loan Party, all of such Loan Party’s right, title and interest in and to all U.S. trade secrets, including know how, processes, formulae, compositions, designs and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.
“Trademarks” shall have the meaning assigned to that term in the Security Agreements.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in this Agreement and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Use Period” shall mean the period commencing on the date that the ABL Agent or an agent acting on its behalf (or an ABL Loan Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 (having theretofore furnished the Term Agent with an Enforcement Notice) and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Loan Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.
Section 1.3    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to “knowledge” or “awareness” of any Person means the actual knowledge of such Person. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, subclause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth herein). Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Each agreement herein of any Agent shall bind the Secured Parties represented by such Agent and any reference herein to the parties hereto shall also bind all such Secured Parties. References to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
ARTICLE 2
LIEN PRIORITY
Section 2.1    Priority of Liens.
(a)    Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties or to the ABL Agent on behalf of the ABL Secured Parties, in respect of all or any portion of the Collateral or of any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Secured Parties or Term Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Facility Documents or the Term Facility Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Loan Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the Term Agent or the Term Lenders securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby agree that:
(i)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;
(ii)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in such ABL Priority Collateral to secure all or any portion of the Term Obligations;

(iii)    any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Secured Parties in such Term Priority Collateral to secure all or any portion of the Term Obligations; and
(iv)    any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in such Term Priority Collateral to secure all or any portion of the ABL Obligations.
(b)    Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.
(c)    The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.
Section 2.2    Waiver of Right to Contest Liens.
(a)    The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. The Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Facility Documentation with respect to the ABL Priority

Collateral. The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement.
(b)    The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Facility Documentation with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement.
Section 2.3    Remedies Standstill.
(a)    The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Agent  or any Term Secured Party is a party) without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Facility Documentation or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement.

(b)    The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the Term Priority Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Secured Party is a party, solely to the extent the underlying accounts constitute Term Priority Collateral) without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the Term Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Facility Documentation or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement.
(c)    Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce its Lien) on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law, to the extent not inconsistent with the other express terms of this Agreement (including Section 6.1), (vi) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, or (vii) objecting to the proposed retention of Collateral by the other Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or Term Obligations due to such other Agent or Secured Party.
Section 2.4    Exercise of Rights.
(a)    No Other Restrictions. Except as expressly set forth in this Agreement, each Term Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Facility Documents, the Term Agent may enforce the provisions of the Term Facility Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement, the ABL Facility Documents or Term Facility Documents, as applicable, and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Loan Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6) or any such copies to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Facility Documents and the Term Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Facility Documents. Each of the Term Agent, each Term Secured Party, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each other Term Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.
(b)    Release of Liens.
(i)    In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)), or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Facility Documentation or consented to by the requisite ABL Lenders, irrespective of whether an Event of Default has occurred, the Term Agent agrees, on behalf of itself and the Term Secured Parties that, so long as the Term Agent, for the benefit of the Term Secured Parties, shall retain a Lien on the Proceeds of such sale, transfer or other disposition (to the extent that such Proceeds are not applied to the ABL Obligations as provided in Section 4.1(b) hereof), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the Proceeds thereof) securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral (but not the Proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(ii)    In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent (other than in connection with a refinancing as described in Section 5.2(c)), or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Facility Documentation or consented to by the requisite Term Lenders, irrespective of whether an Event of Default has occurred, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the Proceeds of such sale, transfer or other disposition (to the extent that such Proceeds are not applied to the Term Obligations as provided in Section 4.1(c) hereof), such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral (but not the Proceeds thereof) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral (but not the Proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5    No New Liens Subject to the terms set forth in Sections 2.5(c), 2.5(d) and 6.1:
(a)    It is the anticipation of the parties that, until the date upon which the Discharge of ABL Obligations shall have occurred, no Term Secured Party shall acquire or hold any consensual Lien on any assets securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Facility Documentation. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Facility Documentation, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, any Term Borrower or any Term Guarantor and notwithstanding anything to the contrary in any other Term Facility Documentation, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.
(b)    It is the anticipation of the parties that, until the date upon which the Discharge of Term Obligations shall have occurred, no ABL Secured Party shall acquire or hold any consensual Lien on any assets securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Facility Documentation. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Facility Documentation, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any ABL Loan Party and notwithstanding anything to the contrary in any other ABL Facility Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien upon becoming aware thereof.
(c)    The existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be a difference in Collateral among any series, issue or class of Term Obligations or ABL Obligations.
(d)    Notwithstanding anything in this Agreement or any other Term Facility Documentation or ABL Facility Documentation to the contrary, Collateral consisting of cash and Cash Equivalents specifically pledged to any Secured Party or group of Secured Parties secures only the Secured Obligations owing to such Secured Parties and shall be applied as specified in the applicable Term Facility Documentation or ABL Facility Documentation pursuant to which such Secured Obligations are issued and secured and will not constitute Collateral hereunder.
Section 2.6    Waiver of Marshalling.

(a)    Until the Discharge of the ABL Obligations, the Term Agent, on behalf of itself and the other Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(b)    Until the Discharge of the Term Obligations, the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
ARTICLE 3
ACTIONS OF THE PARTIES
Section 3.1    Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Secured Party of the required payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.
Section 3.2    Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each agree to (i) hold all Control Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) and (ii) be notated on all certificated collateral, in each case as gratuitous bailee (or subagent) for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Secured Parties,

as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by the Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control, possession or notation of the Control Collateral as gratuitous bailee (or sub agent) for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, the Term Collateral Agent, on behalf of the Term Secured Parties, hereby agrees and acknowledges that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC financing statement, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which the Term Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the Term Agent, on behalf of the Term Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement.
Section 3.3    Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Facility Documentation or otherwise, receive possession or control of any books and records of any Term Loan Party which contain information identifying or pertaining to any of the Term Priority Collateral, the ABL Agent shall (subject to confidentiality obligations imposed by applicable law, obligation otherwise), upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall (subject to confidentiality obligations imposed by applicable law, obligation otherwise), upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.
Section 3.4    Insurance. Proceeds of Collateral include insurance Proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance Proceeds. The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the ABL Facility Documentation or the Term Facility Documentation, as applicable. The ABL Agent shall have the sole and exclusive right, as against the Term

Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral, in each case in accordance with the ABL Facility Documentation. The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral, in each case in accordance with the Term Facility Documentation. Subject to the terms of the ABL Facility Documentation and Term Facility Documentation, if any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All Proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the ABL Agent and Term Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance Proceeds in accordance with Section 4.1 hereof.
Section 3.5    No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6 or as expressly set forth in the ABL Facility Documentation or Term Facility Documentation, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.
Section 3.6    Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent), and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Term Agent, the ABL Agent or any other Person (including any ABL Loan Party) acting with the consent, or on behalf, of the ABL Agent, during the Use Period, (a) shall have the right, during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Term Priority Collateral (collectively, the “ABL Joint Collateral”), and (b) shall have the irrevocable right to use the Term Priority Collateral (including Equipment, Inventory, Fixtures, Intellectual Property, General Intangibles and Real Property) on a rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Loan Party’s business), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Joint Collateral or any other sale or liquidation of the ABL Joint Collateral has been commenced by an ABL Loan Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.
(b)    During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties or the ABL Agent of their rights under this Section 3.6, and the ABL Secured Parties and the ABL Agent shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the occupation, use or control thereof by the ABL Secured Parties or the ABL Agent, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the occupation, use or control of the Term Priority Collateral by the ABL Secured Parties or the ABL Agent in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.
(c)    The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agent or the Term Secured Parties (or any person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Loan Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral.
(d)    The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law, (ii) insure or cause to be insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties and (iii) reimburse the Term Secured Parties for any injury or damage to Persons or property (ordinary wear and tear excepted) caused by the gross negligence or willful misconduct of Persons under their control (except for those arising from the gross negligence or willful misconduct of any Term Secured Party); provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom.
(e)    The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts not to hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.
(f)    Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice to (except as required by applicable law), the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the purchaser assumes and agrees to the obligations of the Term Agent and the Term Secured Parties under this Section 3.6.
(g)    In furtherance of the foregoing in this Section 3.6, the Term Agent, in its capacity as a Secured Party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense (solely for the purposes described below) any and all Intellectual Property now owned or hereafter acquired by the Loan Parties (except to the extent such grant is prohibited by any rule of law, statute, regulation), included as part of the Term Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) solely as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever, provided, further, however, that any license granted by the ABL Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Intellectual Property Collateral, including provisions requiring the continuing confidential handling of Trade Secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting Trademarks in the manner provided in Section 4.01 of the Term Security Agreement and other reasonable and customary provisions and restrictions. The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Loan Parties of the license referred to in Section 4.01 of the Term Security Agreement and (ii) agrees that its Liens in the Term Priority Collateral shall be subject in all respects to such license. Furthermore, the Term Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the Term Agent in respect of Term Priority

Collateral, (x) any notice required to be given by the Term Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) the Term Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.
Section 3.7    Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by a Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any Proceeds of Collateral, whether or not deposited under control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
Section 3.8    Purchase Right
(a)    If (i) the ABL Agent or “Required Lenders” (or similar term) (as defined in the ABL Credit Agreement) shall sell, lease, license or dispose of all or substantially all of the ABL Priority Collateral by private or public sale, (ii) an Insolvency Proceeding with respect to the Borrower shall have occurred or shall have been commenced, or (iii) the ABL Obligations under the ABL Credit Agreement shall have been accelerated (including as a result of any automatic acceleration) or shall remain unpaid 30 days following the Maturity Date (as defined in the ABL Credit Agreement), (each such event described in clauses (i) through (iii) herein above, a “Purchase Option Event”), the Term Secured Parties shall have the opportunity to purchase (at par and without premium) all (but not less than all) of the ABL Obligations pursuant to this Section 3.8; provided, that such option shall expire if the applicable Term Secured Parties fail to deliver a written notice (a “Purchase Notice”) to the ABL Agent within ten (10) Business Days following the first date the Term Agent obtains actual knowledge of the occurrence of the earliest Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Term Secured Parties committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the ABL Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the ABL Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 3.8 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the ABL Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) Business Days after the Purchase Notice was received by the ABL Agent to purchase all (but not less than all) of the ABL Obligations pursuant to this Section 3.8 (the date of such purchase, the “Purchase Date”).
(b)    On the Purchase Date, the ABL Agent and the other ABL Secured Parties shall, subject to any required approval of any Governmental Authority and any limitation in the ABL Credit Agreement, in each case then in effect, if any, sell to the

Purchasing Creditors all (but not less than all) of the ABL Obligations. On such Purchase Date, the Purchasing Creditors shall (i) pay to the ABL Agent, for the benefit of the ABL Secured Parties, as directed by the ABL Agent, in immediately available funds the full amount (at par and without premium) of all ABL Obligations then outstanding together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the applicable ABL Facility Documents, (ii) furnish such amount of cash collateral in immediately available funds as the ABL Agent determines is reasonably necessary to secure the ABL Secured Parties in connection with any (x) contingent “Cash Management Obligations” (as defined in the ABL Credit Agreement) or (y) issued and outstanding letters of credit issued under the ABL Credit Agreement but not in any event in an amount greater than 102% of the aggregate undrawn amount of all such outstanding letters of credit (provided that in the case of clauses (x) and (y) herein above, any excess of such cash collateral for such contingent Secured Cash Management Services Obligations or letters of credit remaining at such time when there are no longer any such contingent Secured Cash Management Services Obligations or letters of credit outstanding and there are no unreimbursed amounts then owing in respect of such Secured Cash Management Services Obligations or drawings under such letters of credit shall be promptly paid over to the Term Agent) and (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the ABL Obligations under the ABL Credit Agreement and as to which the ABL Agent and ABL Secured Parties have not yet received final payment as of the Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the ABL Agent (for the benefit of the ABL Secured Parties) as the ABL Agent shall have specified in writing to the Term Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the ABL Agent are received in such bank account prior to 1:00 p.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the ABL Agent are received in such bank account after 1:00 p.m., New York time.
(c)    Any purchase pursuant to the purchase option set forth in this Section 3.8 shall, except as provided below, be expressly made without representation or warranty of any kind by the ABL Agent or the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, and without recourse to the ABL Agent and the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, except that the ABL Agent and each of the ABL Secured Parties, as to itself only, shall represent and warrant only as to the matters set forth in the assignment agreement to be entered into as provided herein in connection with such purchase, which shall include (i) the principal amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligations being sold by it, and (iii) that such Person has the right to assign the ABL Obligations being assigned by it and its assignment agreement has been duly authorized.

(d)    Upon notice to the Loan Parties by the Term Agent that the purchase of ABL Obligations pursuant to this Section 3.8 has been consummated by delivery of the purchase price to the ABL Agent, the Loan Parties shall treat the Purchasing Creditors as holders of the ABL Obligations and the Term Agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) (the “Replacement Agent”) under the ABL Facility Documentation, for all purposes hereunder and under each ABL Facility Document (it being agreed that the ABL Agent shall have no obligation to act as such replacement “agent” or “administrative agent” (or analogous capacity)). In connection with any purchase of ABL Obligations pursuant to this Section 3.8, each ABL Lender and ABL Agent agrees to enter into and deliver to the applicable Term Lenders on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the ABL Agent in connection with the ABL Credit Agreement and, at the expense of the Loan Parties, the ABL Agent and each other ABL Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable and all other records pertaining to the ABL Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the ABL Obligations pursuant to this Section 3.8, the ABL Agent (and all other agents under the ABL Credit Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” for the ABL Secured Parties under the ABL Facility Documentation; provided that the ABL Agent (and all other agents under the ABL Credit Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the ABL Credit Agreement.
(e)    Notwithstanding the foregoing purchase of the ABL Obligations by the Purchasing Creditors, the ABL Secured Parties shall retain those contingent indemnification obligations and other obligations under the ABL Facility Documentation which by their express terms would survive any repayment of the ABL Obligations pursuant to this Section 3.8.
Section 3.9    Payments Over.
(a)    So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over by such person to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any other ABL Secured Party. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(b)    So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any other Term Secured Party in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over by such person to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any other Term Secured Party. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
ARTICLE 4
APPLICATION OF PROCEEDS
Section 4.1    Application of Proceeds.
(d)    Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Priority Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Loan Parties under the ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all ABL Priority Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time in accordance with the ABL Documentation; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Secured Party) commences (and for so long as it continues) the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Term Facility Document or any ABL Facility Document, the Term Agent, for itself and on behalf of the Term Secured Parties, agrees that

(i) only Term Priority Collateral or Proceeds of the Term Priority Collateral received by the Term Agent shall be deposited in the Term Loan Priority Accounts and (ii) prior to the receipt of a Term Cash Proceeds Notice, the ABL Secured Parties are hereby permitted to treat all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Term Secured Parties (and all claims of the Term Agent or any other Term Secured Party to such amounts are hereby waived).
(e)    Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies in accordance with the ABL Facility Documentation, second, to the payment or discharge of the ABL Obligations in accordance with the ABL Facility Documentation until the Discharge of ABL Obligations shall have occurred, third, to the payment of the Term Obligations in accordance with the Term Facility Documentation until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.
(f)    Application of Proceeds of Term Priority Collateral. The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies in accordance with the Term Facility Documentation, second, to the payment of the Term Obligations in accordance with the Term Facility Documentation until the Discharge of Term Obligations shall have occurred, third, to the payment of the ABL Obligations in accordance with the ABL Facility Documentation until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.
(g)    Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Secured Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
(h)    Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the Term Borrower) to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the ABL Borrower) to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
Section 4.2    Specific Performance.
(c)    Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
(d)    The Borrower is hereby authorized to demand specific performance of Sections 1.1, 1.2, 2.1, 2.3, 2.4 2.5, 3.2, 3.4, 3.5, 3.8, 3.9, 4.1, 4.2(b), 5.1(c), 5.2, 6.1, 7.4, 7.7, 7.8 and 7.10 (and not any other provisions of this Agreement unless the Borrower had the right to consent to the inclusion of such provision) at any time when any other Party shall have failed to comply with such Sections to the extent applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
Section 5.1    Notice of Acceptance and Other Waivers.
(e)    All ABL Obligations at any time made or incurred by the ABL Borrower or any ABL Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by the Term Borrower or any Term Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.
(f)    None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by the ABL Borrower for an extension of credit pursuant to the ABL Credit Agreement or any other ABL Facility Document, whether the ABL Agent or such ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Term Credit Agreement or any other Term Facility Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Facility Document (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any other ABL Facility Document as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Facility Documentation, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
(g)    None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement or the respective ABL Facility Documentation or Term Facility Documentation, as applicable. If the Term Agent or any Term Secured Party honors (or fails to honor) a request by the Term Borrower for an extension of credit pursuant to the Term Credit Agreement or any other Term Facility Document, whether the Term Agent or such Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Facility Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under any Term Facility Document (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Credit Agreement and any other Term Facility Document as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any of the ABL Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that neither the Term Agent nor any Term Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the Term Facility Documentation, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
Section 5.2    Modifications to ABL Facility Documentation and Term Facility Documentation.
(e)    The Term Agent, on behalf of itself and the Term Secured Parties, hereby agrees that, without affecting the obligations of the Term Agent and the Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Facility Documentation in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including to:
(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Facility Documentation;
(ii)    subject to Section 2.5 and Section 6.1, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Facility Documentation;
(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;
(iv)    release its Lien on any Collateral or other Property;
(v)    exercise or refrain from exercising any rights against the ABL Borrower, the ABL Guarantors, or any other Person;
(vi)    subject to Section 2.5 and Section 6.1, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and
(vii)    otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.
(f)    The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Facility Documentation in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including to:
(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Facility Documentation;

(ii)    subject to Section 2.5 and Section 6.1, retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Facility Documentation;
(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;
(iv)    release its Lien on any Collateral or other Property;
(v)    exercise or refrain from exercising any rights against the Term Borrower, the Term Guarantors, or any other Person;
(vi)    subject to Section 2.5 and Section 6.1, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and
(vii)    otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.
(g)    The ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Facility Document or any Term Facility Document) of the ABL Agent, the ABL Secured Parties, the Term Agent or the Term Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Facility Documentation and the Term Facility Documentation (to the extent such documents survive the refinancing).
Section 5.3    Reinstatement and Continuation of Agreement.
(c)    If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the ABL Borrower, any ABL Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the

Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the ABL Borrower or any ABL Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Facility Documentation, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
(d)    If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Term Borrower, any Term Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Term Borrower or any Term Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Facility Documentation, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.
ARTICLE 6
INSOLVENCY PROCEEDINGS
Section 6.1    DIP Financing.
(h)    If the ABL Borrower or any ABL Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide the ABL Borrower or any ABL Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral) (it being agreed that the ABL Agent and the ABL Secured Parties shall not propose any DIP Financing that purports to be secured by a priming or pari passu lien on the Term Priority Collateral without the consent of the Term Agent), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection (and hereby consents) and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral except as permitted by Section 6.3(c)(i)), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral (other than in respect of any “carve-out”) and (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral. Nothing in this Section 6.1(a) is intended to or shall prevent the Term Agent and the Term Secured Parties from objecting to any DIP Financing to the extent (and only to the extent) such DIP Financing requires any material terms of a plan of reorganization or other dispositive arrangement of similar effect under any Debtor Relief Laws (other than the payment in full of such DIP Facility).
(i)    If the Term Borrower or any Term Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and the Term Agent or the Term Secured Parties shall seek to provide the Term Borrower or any Term Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral) (it being agreed that the Term Agent and the Term Secured Parties shall not propose any DIP Financing that purports to be secured by a priming or pari passu lien on the ABL Priority Collateral without the consent of the ABL Agent), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection (and hereby consents) and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject

Debtor Relief Laws and any Lien on the ABL Priority Collateral securing such DIP Financing furnished by the Term Agent or Term Secured Parties is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral (other than in respect of any “carve-out”) and (ii) all Liens on Term Priority Collateral securing any such DIP Financing furnished by the Term Agent or Term Secured Parties shall be senior to or on a parity with the Liens of the Term Agent and the Term Secured Parties securing the Term Obligations on Term Priority Collateral. Nothing in this Section 6.1(b) is intended to or shall prevent the ABL Agent and the ABL Secured Parties from objecting to any DIP Financing to the extent (and only to the extent) such DIP Financing requires any material terms of a plan of reorganization or other dispositive arrangement of similar effect under any Debtor Relief Laws (other than the payment in full of such DIP Facility).
(j)    All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, the Term Agent and the Term Secured Parties shall not, without the consent of the ABL Agent, seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral or request, seek or receive a Lien on the ABL Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the ABL Priority Collateral. For clarity, the ABL Agent and the ABL Secured Parties shall not, without the consent of the Term Agent, seek to “prime” the Lien of the Term Agent and the Term Secured Parties on the Term Priority Collateral or request, seek or receive a Lien on the Term Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the Term Priority Collateral.
Section 6.2    Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.
Section 6.3    No Contest; Adequate Protection. (h) The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the ABL Priority Collateral, except as set forth in Section 6.1 and this Section 6.3 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above), (ii) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) above) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.
(i)    The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Term Priority Collateral, except as set forth in Section 6.1 and this Section 6.3 or as may otherwise be consented to in writing by the Term Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), (ii) any proposed provision of DIP Financing by the Term Agent and the Term Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the Term Agent) (unless in contravention of Section 6.1(b) above) or (iii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.
(j)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
(i)    if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL

Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral;
(ii)    in the event the Term Agent, on behalf of itself or any of the Term Secured Parties, is granted adequate protection with respect to the Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and any of the Term Secured Parties, agrees that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral; and
(iii)    Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise from Proceeds of, or in respect of the value of Term Priority Collateral). Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise from Proceeds of ABL Priority Collateral).
Section 6.4    Asset Sales. (a) The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose and shall be deemed to have consented to any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Term Agent, for the benefit of the Term Secured Parties, shall retain a Lien on the Proceeds of such sale (to the extent such Proceeds are not applied to the ABL Obligations in accordance with Section 4.1(b)). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose and shall be deemed to have consented to any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made in accordance with Section 3.6 and (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the Proceeds of such sale (to the extent such Proceeds are not applied to the Term Obligations in accordance with Section 4.1(c)). If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.
(b)    The Term Agent agrees, on behalf of itself and the Term Secured Parties, that the ABL Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the ABL Priority Collateral; provided that the Term Secured Parties shall not be deemed to have agreed to any credit bid in connection with the sale of Collateral consisting of Term Priority Collateral, and the ABL Agent agrees, on behalf of the ABL Secured Parties, that the Term Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Priority Collateral; provided that the ABL Secured Parties shall not be deemed to have agreed to any credit bid in connection with the sale of Collateral consisting of ABL Priority Collateral. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, so long as the Discharge of ABL Obligations has not occurred, no Term Secured Party shall, without the prior written consent of the ABL Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the ABL Priority Collateral. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, so long as the Discharge of Term Obligations has not occurred, no ABL Secured Party shall, without the prior written consent of the Term Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Priority Collateral.
Section 6.5    Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other class of Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other class of Secured Parties from such Collateral, with the other class of Secured Parties hereby acknowledging and agreeing to turn over to the first class of Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
Section 6.6    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
Section 6.7    ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
A.    any lack of validity or enforceability of any ABL Facility Document;
B.    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Facility Document;
C.    any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or
D.    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any of the Term Agent or any Loan Party, to the extent applicable, in respect of this Agreement.
Section 6.8    Term Obligations Unconditional. All rights of the Term Agent hereunder, and all agreements and obligations of the ABL Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
A.    any lack of validity or enforceability of any Term Facility Document;
B.    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Facility Document;
C.    any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or
D.    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Obligations, or of any of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.
ARTICLE 7
MISCELLANEOUS
Section 7.1    Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.
Section 7.2    Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.
Section 7.3    Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Facility Documentation to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Facility Documentation to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.
Section 7.4    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and, in the case of any amendment, modification, supplement or waiver to Sections 1.1, 1.2, 2.1, 2.3, 2.4 2.5, 3.2, 3.4, 3.5, 3.8, 3.9, 4.1, 4.2(b), 5.1(c), 5.2, 6.1, 7.4, 7.7, 7.8 and 7.10 or any other amendment, modification, supplement or waiver which is otherwise adverse to the Borrower, the applicable Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
It is understood that the ABL Agent and the Term Agent, without the consent of any other ABL Secured Party or Term Secured Party, may in their discretion (or at the reasonable request of the Company) determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate (i) to facilitate having additional indebtedness or other obligations of any of the Loan Parties become ABL Obligations or Term Obligations, as the case may be, under this Agreement or (ii) to effectuate the subordination of Liens securing any Permitted Second Priority Additional Debt (or any Permitted Refinancing thereof) to the Liens on the Term Priority Collateral securing the ABL Obligations and to the Liens on the ABL Priority Collateral securing the Term Obligations (the indebtedness or other obligations described in clauses (i) and (ii), “Additional Debt”), which supplemental agreement shall, except in the case of Permitted Second Priority Additional Debt or any Permitted Refinancing thereof, specify whether such Additional Debt constitutes ABL Obligations or Term Obligations; provided that such Additional Debt is permitted to be incurred under the ABL Credit Agreement and the Term Credit Agreement then extant in accordance with the terms thereof.
Section 7.5    Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be personally served, telecopied, or sent by overnight express courier service or United States certified or registered mail and shall be deemed to have been given on the date of receipt when delivered in person or by courier service or sent by telecopy or five (5) Business Days after deposit in the United States mail (with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.5) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:    RBS Citizens Business Capital
71 South Wacker Drive, Suite 2900
Chicago, Illinois 60606
Attention: Kimberly A. Crotty, Vice President

Term Agent:    Credit Suisse AG, Cayman Islands Branch
7033 Louis Stephens Drive
Research Triangle Park, NC 27709
Attention: Sean Portrait
Section 7.6    No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder, or any abandonment or discontinuance of steps to enforce such power or right, preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.
Section 7.7    Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Except as set forth in Section 7.4, nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, the Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations in accordance with the ABL Credit Agreement or the Term Credit Agreement, in each case, as applicable, to any other Person (other than the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor and any Subsidiary of the Borrower or any Guarantor (except as provided in the ABL Credit Agreement or the Term Credit Agreement, as applicable)), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.
Section 7.8    Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9    Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart shall be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.10    No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Term Agent and Term Secured Parties. No other Person shall be deemed to be a third party beneficiary of this Agreement; provided that the Borrower shall be deemed to be a third party beneficiary in respect of the Sections 1.1, 1.2, 2.1, 2.3, 2.4 2.5, 3.2, 3.4, 3.5, 3.8, 3.9, 4.1, 4.2(b), 5.1(c), 5.2, 6.1, 7.4, 7.7, 7.8, 7.10 and any other provision expressly providing for the Company’s consent.
Section 7.11    Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only, are not part of this Agreement and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 7.12    Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair the validity, legality or enforceability of any other provision of this Agreement (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction) and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and/or enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.13    Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.
Section 7.14    VENUE; JURY TRIAL WAIVER; CONSENT TO SERVICE OF PROCESS.
(a)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14(b).
(c)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 7.15    Intercreditor Agreement. This Agreement is the “ABL Intercreditor Agreement” referred to in the Term Credit Agreement and the “Term Debt Intercreditor Agreement” referred to in the ABL Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
Section 7.16    No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Facility Document or any Term Facility Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Facility Document or any Term Facility Document, the provisions of this Agreement shall govern.
Section 7.18    Information Concerning Financial Condition of the Loan Parties. Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Term Obligations or the ABL Obligations. The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.
[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

ACKNOWLEDGMENT
The Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Term Agent, and the Term Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. Each Borrower and each Guarantor further acknowledges and agrees that (except as set forth in Section 7.4 and Section 7.10) it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties, the ABL Borrower and the ABL Guarantors, the ABL Facility Documentation remain in full force and effect as written, and (ii) as between the Term Secured Parties, the Term Borrower and the Term Guarantors, the Term Facility Documentation remain in full force and effect as written. Without limiting the foregoing, the Company and the other Loan Parties consent to the performance by the Term Agent of the obligations set forth in Section 3.6 of this Agreement and acknowledge and agree that neither the Term Agent nor any other Term Secured Party shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Loan Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.

LOAN PARTIES:

[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

EXHIBIT J
FORM OF TERM NOTE
[New York, New York]
[Date]
FOR VALUE RECEIVED, the undersigned, YRC Worldwide Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns in accordance with Section 10.04 of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of February 13, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YRC Worldwide Inc., a Delaware corporation, the subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent) at Eleven Madison Avenue, New York, New York 10010 (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.01 of the Credit Agreement) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
The Borrower promises to pay interest, on written demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
The Borrower hereby waives (to the extent permitted by applicable law) diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.
THIS TERM NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE OF THIS TERM NOTE, THE HOLDER OF THIS TERM NOTE MAY REQUEST, AND WILL PROMPTLY BE MADE AVAILABLE UPON REQUEST, THE FOLLOWING INFORMATION WITH RESPECT TO THE TERM NOTE: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. SUCH INFORMATION WILL BE PREPARED BY YRC WORLDWIDE INC., 10990 ROE AVENUE, OVERLAND PARK, KANSAS 66211, ATTENTION: GENERAL COUNSEL AND CHIEF FINANCIAL OFFICER.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAW OF ANOTHER STATE.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Term Note to be duly executed by their respective authorized officers as of the day and year first above written.

YRC WORLDWIDE INC.
By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT K
AUCTION PROCEDURES

This outline is intended to summarize certain basic terms and procedures with respect to Auctions pursuant to and in accordance with the terms and conditions of Section 10.04(k) of the credit agreement, of which this Exhibit K is a part (as amended, modified or supplemented from time to time, the “Credit Agreement”). It is not intended to be a definitive list of all of the terms and conditions of an Auction and all such terms and conditions shall be set forth in the applicable Auction Procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Auction as a Lender) or whether or not the Borrower or any of its Subsidiaries should purchase by assignment any Term Loans from any Lender pursuant to any Auction. Each Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.

Summary. The Borrower or any of its Subsidiaries may purchase (by assignment) Term Loans on a pro rata basis by conducting one or more auctions (each, an “Auction”) pursuant to the procedures described herein; provided, that no more than one Auction may be ongoing at any one time and no more than five Auctions may be made in any period of four consecutive fiscal quarters of the Borrower.

Notice Procedures. In connection with each Auction, the Borrower or the applicable Subsidiary (the “Offeror”) will provide notification to the Auction Manager (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction by delivering to the Auction Manager a written notice (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans the Offeror is willing to purchase (by assignment) in the Auction (the “Auction Amount”), which shall be no less than $5,000,000 or an integral multiple of $1,000,000 in excess of thereof; (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000, at which the Offeror would be willing to purchase Term Loans in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon reasonable notice by the Offeror to the Auction Manager.

Reply Procedures. In connection with any Auction, each Lender holding Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form reasonably satisfactory to the Auction Manager and the Borrower (the “Return Bid”, to be included in the Offer Documents) which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply

Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Lender at such time. A Lender may only submit one Return Bid per Auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Lender must execute and deliver, to be held by the Auction Manager, an Assignment and Acceptance in the form included in the Offer Documents which shall be in form reasonably satisfactory to the Auction Manager, the Administrative Agent and the Borrower (the “Auction Assignment and Acceptance”). The Offeror will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, with the consent of (not to be unreasonably withheld or delayed) the Offeror, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Offeror to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Offeror has received Qualifying Bids). The Offeror shall purchase (by assignment) Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All principal amount of Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price in cash equal to the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Offeror shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price in accordance with the terms hereinno later than the next Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager with the consent of (not to be unreasonably withheld or delayed) the Offeror onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.

Additional Procedures. Once initiated by an Auction Notice, the Offeror may withdraw an Auction by written notice to the Auction Manager prior to the original Expiration Time. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, an Auction shall become void if the Offeror fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in Section 10.04(k) of the Credit Agreement, as applicable, or to otherwise comply with any of the provisions of such Section 10.04(k). The purchase price for all Term Loans purchased in an Auction shall be paid in cash by the Offeror directly to the respective assigning Lender on a settlement date as determined by the Auction Manager with the consent of (not to be unreasonably withheld or delayed) the Offeror (which shall be no later than ten (10) Business Days after the date Return Bids are due unless extended with the consent of the Offeror), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Offeror shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, with the consent of (not to be unreasonably withheld or delayed) the Offeror, and the Auction Manager’s determination will be final and binding absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, with the consent of the Offeror, will be final and binding absent manifest error.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Loan Parties, or any of their affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

Immediately upon the consummation of an Auction pursuant to Section 10.04(k) of the Credit Agreement, the Term Loans subject to such Auction and all rights and obligations as a Lender related to such Term Loans shall for all purposes (including under the Credit Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect, and neither the Borrower nor any of its Subsidiaries shall obtain or have any rights as a Lender under the Credit Agreement or under the other Loan Documents by virtue of the acquisition of any Term Loans subject to such Auction.

The Auction Manager acting in its capacity as such under an Auction shall be entitled to the benefits of the provisions of Article 9 and Section 10.05 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
This Exhibit K shall not require the Borrower or any of its Subsidiaries to initiate any Auction, nor shall any Lender be obligated to participate in any Auction.
(i)

Schedule 1.01(a) Excluded Real Property

JPM Site No.	Location	Street Address	City	State	Zip Code	Company	Approx. Gross Book Value (Feb. 2009)	Approx Gross Book Value (Dec. 31, 2013)	Number
400	Dothan, AL	686 Murray Road	Dothan	AL	36303	YRC Inc.	$627,267	$627,416	1
401	Huntsville, AL	1901 Highway 20 West	Decatur	AL	35601	YRC Inc.	$544,545	$543,999	2
402	Mobile, AL	1111 Virginia St	Mobile	AL	36604	YRC Inc.	$406,210	$406,210	3
403	Montgomery, AL	5680 Old Hayneville Rd	Montgomery	AL	36108	YRC Inc.	$549,344	$581,083	4
410	Springdale, AR	1543 Ford Avenue	Springdale	AR	72764	YRC Inc.	$249,443	$253,787	5
413	Lake Havasu City, AZ	1951 San Juan Dr	Lake Havasu City	AZ	86403	USF Reddaway	$260,066	$260,066	6
414	Flagstaff, AZ	1814 N Main	Flagstaff	AZ	86004	YRC Inc.	$138,666	$198,903	7
416	Grand Junction, CO	3207 "F" Road	Clifton	CO	81520	YRC Inc.	$68,152	$801,895	8
420	LaGrange, GA	677 Hudson Road	LaGrange	GA	30240	YRC Inc.	$332,400	$332,400	9
422	Macon, GA	4241 Interstate Dr	Macon	GA	31210	YRC Inc.	$275,909	$275,723	10
423	Savannah, GA	3501 Edwin Avenue	Savannah	GA	31405	YRC Inc.	$263,437	$272,386	11
427	Dubuque, IA	18806 Kapp Drive	Peosta	IA	52068	YRC Inc.	$371,400	$371,507	12
432	Sioux City, IA	2425 Bridgeport Dr	Sioux City	IA	51111	YRC Inc.	$250,687	$249,898	13
433	Mason City, IA	1514 S Pierce	Mason City	IA	50401	YRC Inc.	$158,366	$163,737	14
434	Quincy, IL	2620 N 36th St	Quincy	IL	62301	YRC Inc.	$176,258	$177,297	15
442	Monroe, LA	158 Parker Rd	Monroe	LA	71202	YRC Inc.	$220,696	$220,206	16
443	Alexandria, LA	333 N 3rd St	Alexandria	LA	71301	YRC Inc.	$89,903	$89,803	17
446	Saginaw, MI	3770 Hess Street	Saginaw	MI	48601	YRC Inc.	$630,000	$630,221	18
450	Worthington, MN	172 Industrial Parkway	Jackson	MN	56143	USF Holland	$568,141	$568,141	19
452	Duluth, MN	4425 W First St	Duluth	MN	55807	YRC Inc.	$284,653	$286,663	20
456	Tupelo, MS	2226 McCullough Blvd.	Tupelo	MS	38801	YRC Inc.	$370,000	$370,046	21

JPM Site No.	Location	Street Address	City	State	Zip Code	Company	Approx. Gross Book Value (Feb. 2009)	Approx Gross Book Value (Dec. 31, 2013)	Number
458	Hattiesburg, MS	96 Wesley Grant Road	Hattiesburg	MS	39401	YRC Inc.	$604,086	$604,141	22
459	Greenville, MS	152 Seven Oaks Road	Leland	MS	38756	YRC Inc.	$630,000	$630,000	23
460	Kalispell, MT	3340 Hwy 2 East	Kalispell	MT	59901	USF Reddaway	$687,452	$687,452	24
463	Fayetteville, NC	1061 River Rd	Fayetteville	NC	28301	YRC Inc.	$51,399	$51,590	25
466	Jacksonville, NC	161 Center Street	Jacksonville	NC	28546	YRC Inc.	$260,000	$260,045	26
468	Wilmington, NC	3511 Hwy 421 N	Wilmington	NC	28401	YRC Inc.	$295,557	$294,552	27
469	Fargo, ND	2502 7th Ave N	Fargo	ND	58102	YRC Inc.	$461,871	$460,506	28
470	Kearney, NE	614 Third Ave	Kearney	NE	68845	YRC Inc.	$262,151	$263,246	29
473	Atlantic City, NJ	1641 Eden Road	Millville	NJ	8332	YRC Inc.	$560,000	$560,000	30
475	Youngstown, OH	3020 Gale Ave	Hubbard	OH	44425	YRC Inc.	$790,000	$790,056	31
476	Lima, OH	1505 Bowman Road	Lima	OH	45804	YRC Inc.	$539,348	$539,478	32
477	Parkersburg, WV	300 Drag Strip Road	Belpre	OH	45714	YRC Inc.	$760,538	$759,000	33
483	Erie, PA	3111 McCain Ave	Erie	PA	16510	YRC Inc.	$581,941	$605,012	34
488	Florence, SC	2257 S Main St	Florence	SC	29501	YRC Inc.	$301,427	$304,273	35
492	Waco, TX	3230 Clay Ave	Waco	TX	76711	YRC Inc.	$297,325	$297,062	36
496	Sherman, TX	211 Dorset	Sherman	TX	75092	YRC Inc.	$235,107	$232,136	37
499	Wichita Falls, TX	4020 Reilly Rd	Wichita Falls	TX	76305	YRC Inc.	$395,451	$395,321	38
515	Madison, WI	2573 Progress Rd	Madison	WI	53716	YRC Inc.	$1,139,281	$1,188,825	39
517	Eau Claire, WI	3617 McIntyre Ave	Eau Claire	WI	54703	YRC Inc.	$360,060	$362,103	40

    11

JPM Site No.	Location	Street Address	City	State	Zip Code	Company	Approx. Gross Book Value (Feb. 2009)	Approx Gross Book Value (Dec. 31, 2013)	Number
522	Clarksburg, WV	Route #2 Box 142A	Bridgeport	WV	26330	YRC Inc.	$288,153	$288,153	41
523	Mexico City, MX	Col. Nuevo Industrial	Mexico City	MX		Transcontinental Lease, S. de R.L. de C.V.	$1,962,807	$1,871,429	42
524	Puebla, MX	Carretera Federal Puebla-		MX		Transcontinental Lease, S. de R.L. de C.V.	$268,766	$168,259	43
601	Sacramento, CA	3210 52nd Ave	Sacramento	CA	95823	YRC Inc.	$2,378,667	$2,393,976	44
602	San Jose, CA	750 Capitol Ave.	Milipitas	CA	95035	YRC Inc.	$3,900,060	$3,901,502	45
604	Stockton, CA	3233 Loomis Road	Stockton	CA	95205	YRC Inc.	$1,185,615	$1,185,615	46
606	Sacramento, CA	620 Harbor Blvd	W Sacramento	CA	95691	USF Reddaway	$939,902	$968,914	47
615	Lafayette, IN	3221 Imperial Parkway	LaFayette	IN	47905	YRC Inc.	$470,000	$470,762	48
622	South Kearny, NJ	19 Hackensack Avenue	South Kearny	NJ	7032	New Penn	$658,190	$703,941	49
628	Providence, RI	2110 Plainfield Pike	Cranston	RI	02910-2038	New Penn	$1,943,397	$2,032,223	50
630	White Pine, TN (R30)	2730 Valley Home Road	White Pine	TN	37890	YRC Inc.	$613,356	$613,356	51
631	Burlington, VT	123 Orion Dr	Colchester	VT	5446	YRC Inc.	$469,175	$469,175	52
640	Fall River/New Bedford, MA	30 Borden Street	Westport	MA	2790	YRC Inc.	$490,000	$490,000	53

    12

Schedule 1.01(b) Guarantors

Exact Legal Name of Each Guarantor
YRC Worldwide Inc.
Express Lane Service, Inc.
New Penn Motor Express, Inc.
Roadway Express International, Inc.
Roadway LLC
Roadway Next Day Corporation
Roadway Reverse Logistics, Inc.
USF Bestway Inc.
USF Dugan Inc.
USF Glen Moore Inc.
USF Holland Inc.
USF RedStar LLC
USF Reddaway Inc.
YRC Association Solutions, Inc.
YRC Inc.
YRC LOGISTICS SERVICES, INC.
YRC MORTGAGES, LLC
YRC Enterprise Services, Inc.
YRC Regional Transportation, Inc.

Schedule 1.01(c) Mortgaged Properties

Street Address	City	Terminal Number	Loan Party	Acres	Age	Gross Building Area	NBV 9/30/13	Appraisal 12/1/13
2702 Newman Rd	Joplin	JP	USF Holland	8.10	1969	15,958 SF	$617,614	$800,000.00
35 Transport Dr	Rochester	NPME19	New Penn	6.60	1973	12,134 SF	$381,527	$800,000.00
601 W Flores	Tucson	842	YRC Freight	3.03	1962	16,914 SF	$595,744	$810,000.00
1308 Pineview Dr	Columbia	683	YRC Freight	8.12	1972	7,883 SF	$413,595	$810,000.00
8989 E Columbus Ct	Columbia	343	YRC Freight	7.00	1993	15,330 SF	$229,568	$837,000.00
4650 Lafin Rd	Beaumont	504	YRC Freight	5.15	1975	8,850 SF	$127,690	$868,000.00
201 Stage Coach Trail	Greensboro	GB	USF Holland	6.20	1981	33,300 SF	$1,027,650	$870,000.00
460 Transport Ct	Lexington	245	YRC Freight	7.78	1983	16,440 SF	$802,940	$880,000.00
1212 Hilton Rd	Knoxville	432	YRC Freight	7.38	1968	26,443 SF	$968,635	$884,000.00
2350 W Wetmore Rd	Tucson	TUC	USF Reddaway	4.50	1979	7,240 SF	$361,380	$896,000.00
99 Murphree Rd	Birmingham	421	YRC Freight	8.20	1963	23,657 SF	$619,630	$900,000.00
480 Republic Circle	Birmingham	BHM	YRC Freight	8.71	1980	17,630 SF	$344,620	$900,000.00
11740 Dixie Hwy	Birch Run	BR	USF Holland	9.50	1962	18,300 SF	$792,214	$1,000,000.00
1400 SW 30th Ave	Boynton Beach	757	YRC Freight	10.00	1985	15,000 SF	$1,738,928	$1,008,000.00
3705 Highway 321	W Columbia	CB	USF Holland	12.00	1996	14,240 SF	$1,238,917	$1,056,000.00
4431 South Avenue	Toledo	251	YRC Freight	6.29	1964	9,760 SF	$495,451	$1,066,000.00
9600 Express Ln	Richmond	172	YRC Freight	22.05	1980	27,020 SF	$452,297	$1,080,000.00
9018 Tuscany Way	Austin	522	YRC Freight	6.20	1968	10,183 SF	$676,465	$1,088,000.00
3219 Nebraska Ave	Council Bluffs	OM	USF Holland	5.10	-	25,960 SF	$452,008	$1,131,000.00
5337 NE 22nd St	Des Moines	375	YRC Freight	13.56	1977	9,740 SF	$832,661	$1,230,000.00
6144 NE 22nd St	Des Moines	DS	USF Holland	16.70	1996	18,200 SF	$1,284,630	$1,247,000.00
2685 Sherwin Ave	Ventura	625	YRC Freight	4.99	1979	9,380 SF	$172,467	$1,323,000.00
900 64th St NW	Albuquerque	859	YRC Freight	19.98	1966	51,743 SF	$434,285	$1,323,000.00
956 Hwy 190 West	Port Allen	473	YRC Freight	5.88	1979	9,850 SF	$192,454	$1,360,000.00
111 Gembler Rd	San Antonio	555	YRC Freight	6.91	1979	26,720 SF	$207,718	$1,380,000.00
4901 Lisa Marie Ct	Bakersfield	BKF	USF Reddaway	4.00	1989	17,100 SF	$874,517	$1,400,000.00

Street Address	City	Terminal Number	Loan Party	Acres	Age	Gross Building Area	NBV 9/30/13	Appraisal 12/1/13
4556 S Chestnut Avenue	Fresno	846	YRC Freight	26.63	1971	8,502 SF	$82,508	$1,425,000.00
2230 Holland Rd	Appleton	315	YRC Freight	9.86	2002	21,050 SF	$159,119	$1,470,000.00
2440 E Church Ave	Fresno	814	YRC Freight	4.41	1951	12,408 SF	$721,938	$1,508,000.00
5501 Campus Dr	Fort Worth	525	YRC Freight	10.30	1979	35,845 SF	$1,514,168	$1,539,000.00
3140 Massillon Rd	Akron	AK	USF Holland	13.60	1964	26,620 SF	$1,406,706	$1,740,000.00
3045 S 43rd Ave	Phoenix	PHX	USF Reddaway	11.00	1979	21,450 SF	$1,079,596	$1,792,000.00
1330 Henry Brennan	El Paso	851	YRC Freight	16.20	1979	26,543 SF	$2,085,899	$1,820,000.00
27411 Wick Rd	Romulus	DE	USF Holland	20.60	1978	62,800 SF	$1,822,105	$1,876,000.00
750 County Line Rd	Line Lexington	143	YRC Freight	7.41	1973	13,099 SF	$1,061,229	$2,120,000.00
7600 Preston Dr	Landover	183	YRC Freight	6.74	1962	10,750 SF	$950,190	$2,124,000.00
99 Express St	Plainview	132	YRC Freight	2.41	1964	21,600 SF	$437,243	$2,128,000.00
160 Falcon Dr	Westfield	179	YRC Freight	10.00	1997	10,700 SF	$237,791	$2,150,000.00
1059 Hurst Rd	Jackson	JA	USF Holland	10.40	1990	18,344 SF	$988,756	$2,209,000.00
12100 Montague	Pacoima	SFV	USF Reddaway	3.20	1977	10,665 SF	$3,036,393	$2,272,000.00
200 32nd Ave NW	Owatonna	OW	USF Holland	10.58	1996	23,978 SF	$1,814,034	$2,301,000.00
1284 S Main Rd	Mountain Top	WB	USF Holland	51.00	1973	24,916 SF	$1,590,294	$2,448,000.00
94-164 Leokane St	Waipahu	800	YRC Freight	1.03	1971	12,720 SF	$288,984	$2,467,680.00
8011 Killam Industrial Blvd	Laredo	557	YRC Freight	22.00	1993	49,227 SF	$2,832,201	$2,490,000.00
10855 Market St	N Lima	R07	YRC Freight	75.91	2008	31,843 SF	$500,000	$2,496,000.00
50 Boulder Brook Circle	Lawrenceville	405	YRC Freight	10.80	1995	23,146 SF	$1,473,688	$2,650,000.00
501 Spring Rd	Mosinee	WS	USF Holland	15.00	2001	22,735 SF	$1,802,168	$2,808,000.00
4000 Hamrick Rd	Central Point	MED	USF Reddaway	20.24	2000	32,080 SF	$2,943,521	$2,842,000.00
6990 Northern Blvd	East Syracuse	266	YRC Freight	8.16	1975	29,876 SF	$609,737	$2,976,000.00
130 Canal St	Southington	NPME12	New Penn	5.46	1986	23,100 SF	$900,056	$3,036,000.00
9991 Commerce Park Dr	Cincinnati	216	YRC Freight	12.55	1971	34,500 SF	$1,313,154	$3,100,000.00
4600 Clyde Park SW	Grand Rapids	GR	USF Holland	10.40	1997	56,189 SF	$1,656,078	$3,200,000.00
4480 S 90th St	Omaha	381	YRC Freight	8.60	1971	25,754 SF	$243,986	$3,216,000.00
PO Box 630, 625 S 5th Ave	Lebanon	NPME04	New Penn	20.00	1990	54,550 SF	$1,491,994	$3,273,000.00
12169 Old Gentilly Rd	New Orleans	471	YRC Freight	5.51	1974	20,160 SF	$556,149	$3,402,000.00
9970 Farr Ct	Cincinnati	CI	USF Holland	8.00	1967	39,836 SF	$3,441,195	$3,470,000.00

    15

Street Address	City	Terminal Number	Loan Party	Acres	Age	Gross Building Area	NBV 9/30/13	Appraisal 12/1/13
9711 State Ave	Kansas City	KS	USF Holland	16.10	1955	58,631 SF	$2,646,603	$3,500,000.00
5250 Brecksville Rd	Richfield	218	YRC Freight	39.47	1973	86,540 SF	$1,561,539	$3,525,000.00
22701 Van Born Rd	Taylor	261	YRC Freight	14.33	1958	47,765 SF	$2,223,444	$3,666,000.00
5575 E State Hwy 00	Strafford	547	YRC Freight	51.46	1970	79,931 SF	$2,518,855	$3,672,000.00
6311 E Lombard Street	Baltimore	155	YRC Freight	10.66	1982	25,185 SF	$2,005,411	$3,726,000.00
6640 Transit Rd	Williamsville	NPME20	New Penn	8.10	2000	24,175 SF	$1,113,149	$3,752,000.00
750 East 40th St	Holland	HO	USF Holland	10.50	1971	76,555 SF	$1,715,714	$3,840,000.00
4500 W 65th St	Little Rock	580	YRC Freight	27.13	1982	102,430 SF	$606,015	$3,850,000.00
95 Concord St	North Reading	100	YRC Freight	10.34	1990	35,820 SF	$1,623,937	$3,905,000.00
316 New Churchmans Rd	New Castle	184	YRC Freight	7.09	1964	12,160 SF	$181,470	$3,948,000.00
464 Hartford Turnpike	Shrewsbury	186	YRC Freight	8.21	1967	10,500 SF	$319,167	$4,029,000.00
3725 Pottsville Pike	Reading	NPME02	New Penn	13.86	1984	27,108 SF	$1,385,736	$4,071,000.00
8601 W. 53rd St	McCook	CH	USF Holland	16.40	1971	80,680 SF	$3,743,141	$4,107,000.00
10 E Industrial Drive	S Troy	NPME17	New Penn	7.00	2000	26,390 SF	$1,580,948	$4,118,000.00
4800 Journal St	Columbus	CO	USF Holland	29.40	1999	54,150 SF	$4,299,813	$4,300,000.00
2530 S Tibbs Ave	Indianapolis	321	YRC Freight	32.95	1955	85,567 SF	$1,677,324	$4,498,000.00
400 Barton St	St Louis	621	YRC Freight	33.99	1968	111,584 SF	$3,131,877	$4,512,000.00
3700 78th Ave W	Rock Island	371	YRC Freight	30.95	1976	82,386 SF	$2,875,643	$4,672,000.00
5049 W Post Rd	Las Vegas	878	YRC Freight	15.85	2005	35,236 SF	$1,008,515	$4,788,000.00
1818 S High School Rd	Indianapolis	324	YRC Freight	29.84	1975	154,860 SF	$1,603,213	$4,844,000.00
1100 Chaddick Dr	Wheeling	WH	USF Holland	14.00	1995	52,825 SF	$3,793,370	$5,103,000.00
8000 SW 15th St	Oklahoma City	531	YRC Freight	60.13	1979	149,333 SF	$2,132,453	$5,115,000.00
575 E Weber Ave	Compton	LAX	USF Reddaway	10.50	1981	30,480 SF	$4,972,349	$5,200,000.00
4885 Keystone Blvd	Jeffersonville	LO	USF Holland	21.90	1999	37,115 SF	$2,331,710	$5,200,000.00
20820 Midstar Dr	Bowling Green	TO	USF Holland	24.00	2001	43,735 SF	$2,900,664	$5,200,000.00
2700 Valley Pike	Dayton	DA	USF Holland	13.00	1998	36,770 SF	$2,688,262	$5,360,000.00
1275 Oh Ave	Copley	211	YRC Freight	46.25	1976	114,600 SF	$3,987,118	$5,376,000.00
8401 51st St	Rock Island	RI	USF Holland	24.00	1999	37,015 SF	$2,608,185	$5,520,000.00
580 Shackelford Rd	Piedmont	682	YRC Freight	41.09	1975	124,068 SF	$2,707,137	$5,564,000.00
5201 Sunset Rd	Charlotte	CN	USF Holland	20.00	1973	71,914 SF	$2,334,460	$5,624,000.00

    16

Street Address	City	Terminal Number	Loan Party	Acres	Age	Gross Building Area	NBV 9/30/13	Appraisal 12/1/13
12400 Dupont Ave S	Burnsville	347	YRC Freight	66.26	1978	70,458 SF	$3,835,429	$5,650,000.00
4700 Hwy 42	Ellenwood	AT	USF Holland	37.80	1974	80,760 SF	$4,569,746	$5,700,000.00
5400 Fisher Rd	Columbus	857	YRC Freight	54.26	1979	90,200 SF	$1,519,672	$5,705,000.00
7173 Schuyler Rd	East Syracuse	NPME18	New Penn	18.76	2003	21,500 SF	$1,539,200	$5,824,000.00
10720 Memphis Ave	Brooklyn	CL	USF Holland	31.80	1975	52,530 SF	$2,759,125	$5,858,000.00
6880 S Howell Rd	Oak Creek	313	YRC Freight	56.90	1993	74,631 SF	$4,156,367	$5,928,000.00
6650 Transit Rd	Williamsville		USF Holland	9.21	1968	17,920 SF	$1,955,500	$6,090,000
1000 Chaddick Dr	Wheeling	303	YRC Freight	14.21	1980	48,215 SF	$3,134,082	$6,248,000.00
10074 Princeton-Glendale	Cincinnati	241	YRC Freight	42.93	1975	113,433 SF	$6,602,964	$6,264,000.00
1280 Joslyn Avenue	Pontiac	PN	USF Holland	30.30	1999	37,025 SF	$2,859,716	$6,320,000.00
8100 W Sandidge Rd	Olive Branch	ME	USF Holland	20.50	1999	37,085 SF	$2,856,127	$6,400,000.00
500 Oak Bluff Ln	Goodlettsville	NA	USF Holland	36.20	1999	53,880 SF	$4,869,590	$6,700,000.00
24 Gateway Commerce Cen	Edwardsville	SL	USF Holland	28.70	2004	50,622 SF	$5,713,212	$6,760,000.00
102 Carrier Blvd	Richland	455	YRC Freight	31.56	1978	77,550 SF	$1,265,913	$6,786,000.00
4375 W 1385	Salt Lake City	SLC	USF Reddaway	28.91	2006	72,209 SF	$10,115,706	$7,020,000.00
200 North Beltline Rd	Irving	511	YRC Freight	36.44	1969	133,253 SF	$6,485,502	$7,047,000.00
2627 State Rd	Bensalem	152	YRC Freight	12.79	1973	51,120 SF	$789,093	$8,272,000.00
345 Roadway Dr	Ringgold	433	YRC Freight	95.00	1983	111,550 SF	$4,764,670	$8,320,000.00
2300 Garry Rd	Cinnaminson	NPME14	New Penn	12.72	1968	45,075 SF	$2,825,235	$8,463,000.00
475 Terminal Road	Camp Hill	NPME03	New Penn	9.90	1971	56,128 SF	$1,128,213	$8,500,000.00
37 Frontage Road	Glenmont	AY	USF Holland	30.00	1962	132,000 SF	$2,077,441	$8,502,000.00
10301 S Harlem Ave	Chicago Ridge	301	YRC Freight	75.91	1961	234,467 SF	$5,301,625	$8,570,000.00
7300 Centennial Blvd	Nashville	422	YRC Freight	55.36	1989	192,535 SF	$5,578,912	$8,950,000.00
3310 Gill Rd	Memphis	431	YRC Freight	51.58	1966	93,542 SF	$4,820,329	$9,110,000.00
15 Thomas J. Rhodes Industr	Mercerville	NPME24	New Penn	13.44	2004	32,500 SF	$3,843,587	$9,234,000.00
1255 NC Hwy 66 S	Kernersville	671	YRC Freight	70.10	1965	273,717 SF	$6,290,845	$9,423,000.00
1000 Homestead Ave	Maybrook	123	YRC Freight	63.56	1980	177,600 SF	$2,074,247	$10,214,400.00
10510 N Vancouver Way	Portland	635	YRC Freight	19.02	1982	102,585 SF	$2,571,428	$10,465,000.00
55 Industrial Rd	Cumberland	108	YRC Freight	10.00	1980	41,900 SF	$2,347,092	$11,316,000.00

    17

Street Address	City	Terminal Number	Loan Party	Acres	Age	Gross Building Area	NBV 9/30/13	Appraisal 12/1/13
311 East Oak Ridge Dr	Hagerstown	153	YRC Freight	39.23	1975	70,506 SF	$2,856,264	$12,810,000.00
2000 Lincoln Hwy	Chicago Heights	309	YRC Freight	103.57	1970	262,343 SF	$11,732,853	$13,419,000.00
36 N Hackensack Ave	South Kearny	NPME06	New Penn	12.03	2004	32,074 SF	$7,100,702	$14,006,000.00
66 Milens Rd	Tonawanda	205	YRC Freight	31.52	1966	129,795 SF	$3,117,155	$14,706,000.00
1535 E Pescadero Ave	Tracy	813	YRC Freight	78.01	1991	136,668 SF	$7,713,238	$16,867,000.00
100 Roadway Dr	Carlisle	135	YRC Freight	163.00	1987	206,160 SF	$10,016,159	$16,932,000.00
135 Power Line Rd	Tannersville	120	YRC Freight	70.31	1973	127,205 SF	$3,347,154	$19,200,000.00

    18

Schedule 1.01(d) Pension Fund Entities

•	Central States, Southeast and Southwest Areas Pension Fund

•	Western Conference of Teamsters Pension Trust

•	I.B. of T. Union Local No. 710 Pension Fund

•	Central Pennsylvania Teamsters Pension Fund

•	Road Carriers Local 707 Pension Fund

•	Teamsters Local 641 Pension Fund

•	Teamsters Pension Trust Fund of Philadelphia and Vicinity

•	Western Conference of Teamsters Supplemental Benefit Trust Fund

•	Suburban Teamsters of No. IL. Pension Fund

•	Freight Drivers and Helpers Local 557 Pension Fund

•	Teamsters JC 83 Pension Fund

•	Hagerstown Motor Carriers and Teamsters Pension Plan

•	Trucking Employees of North Jersey Welfare Fund Inc. - Pension Fund

•	Mid-Jersey Trucking Ind. & Teamsters Local 701 Pension Fund

•	Management Labor Welfare & Pension Funds Local 1730, I.L.A.

•	Employer-Teamsters Local Nos. 175/505 Pension Trust Fund

•	International Association of Machinists Motor City Pension Fund

•	Hawaii Truckers-Teamsters Union Pension Fund

•	Southwestern Pennsylvania and Western Maryland Teamsters & Employers Pension Fund

•	Teamsters Local 617 Pension Fund

•	New England Teamsters & Trucking Industry Pension Fund

•	New York State Teamsters Conference Pension and Retirement Fund

•	Local 705 International Brotherhood of Teamsters Pension Fund

•	Western Pennsylvania Teamsters and Employers Pension Fund

•	Teamsters Local 639 Employer’s Pension Trust

•	Teamsters Local 445 Pension Fund
•

Schedule 2.01 Lenders and Commitments

Lender	Term Loan Commitment
Credit Suisse AG	$700,000,000

Schedule 4.02(b) Local Counsel Opinions

•	Ohio: Baker & Hostetler LLP

•	Oregon: Stoel Rives LLP

•	Michigan: Clark Hill PLC

•	Pennsylvania: Morgan, Lewis & Bockius LLP

•	Kansas: Stinson Leonard Street LLP

•	Arizona: Snell & Wilmer L.L.P

Schedule 5.10(b) Multiemployer Plans

Multiemployer Plans
Central States, Southeast and Southwest Areas Pension Plan
Teamsters National 401K Savings Plan (formerly Western Conference of Teamsters Pension Plan)
I.B.of T. Union Local No 710 Pension Fund
Central Pennsylvania Teamsters Defined Benefit Plan
New York State Teamsters Conference Pension & Retirement Fund
Road Carriers Local 707 Pension Fund
New England Teamsters & Trucking Industry Pension
Teamsters Local 641 Pension Fund
Local 705 Int’l Brotherhood of Teamsters Pension Tr. Fd.
Teamsters Pension Trust Fund of Philadelphia & Vicinity
Western Pennsylvania Teamsters and Employers Pension Plan
Local 557 Pension Plan - Baltimore
Teamsters Joint Council No. 83 of Virginia Pension Fund
Hagerstown Motor Carriers & Teamsters Pension Fund
Pension Plan of the Welfare and Pension Fd Mid-Jersey Trucking (Local 701)
Trucking Employees of North Jersey Pension Fund
Suburban Teamsters of Northern Illinois Pension Plan
Teamsters Local 639 - Employers Pension Trust Fund
Management-Labor Pension Fund Local 1730
National Pension Plan
Employer-Teamsters Local Nos. 175 & 505 Pension Trust Fund
Pension Fund Local 445
International Association of Machinists Motor City Pension Fund
District No. 9 International Association of Machinists and Aerospace Workers Pension Plan (Local 777 & 737)
Automobile Mechanics’ Local 701 Union and Industry Welfare Fund
Local 805 Pension & Retirement Fund
Minnesota Teamsters Member 401K Plan
Transportation Communications Int’l Union Pension
Teamsters Local 617 Pension Fund
Southwestern Pennsylvania & Western Maryland Area Teamsters & Employers Pension Fund
Hawaii Truckers - Teamsters Union Pension Plan
Western States Office

Schedule 5.11    Subsidiaries and Other Equity Interests

Subsidiary	Direct Owner	Status
1105481 Ontario, Inc.	YRC Worldwide Inc.	Restricted
Express Lane Service, Inc.	YRC Worldwide Inc.	Restricted
OPK Insurance Co. Ltd.	YRC Worldwide Inc.	Restricted
Roadway LLC	YRC Worldwide Inc.	Restricted
YRC Association Solutions, Inc.	YRC Worldwide Inc.	Restricted
YRC Logistics Asia Limited	YRC Worldwide Inc.	Restricted
YRC International Investments, Inc.	YRC Worldwide Inc.	Restricted
YRC Mortgages, LLC	YRC Worldwide Inc.	Restricted
JHJ International Transportation Co., Ltd.	YRC Worldwide Inc.	Restricted
YRC Regional Transportation, Inc.	YRC Worldwide Inc.	Restricted
YRC Enterprise Services, Inc.	YRC Worldwide Inc.	Restricted
YRCW Receivables LLC	YRC Worldwide Inc.	Restricted
YRC Inc.	Roadway LLC	Restricted
Roadway Next Day Corporation	.Roadway LLC	Restricted
Reimer Express Lines Ltd.	YRC Inc.	Restricted
Roadway Express International, Inc.	YRC Inc.	Restricted
Roadway Express, S.A. de C. V.	YRC Inc.	Restricted
Roadway Reverse Logistics, Inc.	YRC Inc.	Restricted
Transcontinental Lease, S. de R.L. de C.V.	YRC Inc.	Restricted
YRC Transportation, S.A. de C.V.	YRC Inc.	Restricted
YRC Services S. de R.L. de C.V.	YRC Transportation, S.A. de C.V.	Restricted
New Penn Motor Express, Inc.	Roadway Next Day Corporation	Restricted
YRC (Shanghai) Management Consulting CO., LTD.	YRC Logistics Asia Limited	Restricted

    23

Subsidiary	Direct Owner	Status
PT Meridian IQ Indonesia International	YRC (Shanghai) Management Consulting CO., LTD.	Restricted
YRC Worldwide Pte. Ltd.	YRC International Investments, Inc.	Restricted
YRC Logistics Services, Inc.	YRC Regional Transportation, Inc.	Restricted
YRC Logistics Inc.	YRC Logistics Services, Inc.	Restricted
USF Bestway Inc.	YRC Regional Transportation, Inc.	Restricted
USF Dugan Inc.	YRC Regional Transportation, Inc.	Restricted
USF Glen Moore Inc.	YRC Regional Transportation, Inc.	Restricted
USF Holland Inc.	YRC Regional Transportation, Inc.	Restricted
USF Holland International Sales Corporation	USF Holland Inc.	Restricted
USF RedStar LLC	YRC Regional Transportation, Inc.	Restricted
USF Reddaway Inc.	YRC Regional Transportation Inc.	Restricted

    24

Schedule 5.14 Labor Matters

•	IBT Agreement

•	IBT Extension Agreement

Other Collective Bargaining Agreements

Operating Company	Contract Name	Union Name	Union Type
Holland	Office and Clerical Employees Agreement	Teamsters Local Union No. 364	Teamsters
Holland	St. Louis Office Employees Rider	Teamsters Local Union No. 688	Teamsters
Holland	Office Clerical Supplemental / NMFA Agreement	Teamsters Local No. 24	Teamsters
Holland	Office and Clerical Employees Agreement	Local Union No. 20	Teamsters
Holland	USF Holland Local Cartage Agreement of General Teamsters Local 179	Local Union No. 179	Teamsters
Holland	USF Holland and Teamsters Truck Drivers Union, Local No. 407 Cleveland Office Clerical	Local Union No. 407	Teamsters
Holland	USF Holland and General Drivers, Warehousemen and Helpers Teamsters Local Union No. 89 Louisville, KY Clerical Agreement	Local Union No. 89	Teamsters
Holland	Office Employees Rider to the National Master Freight Agreement and Central States Area Local Cartage Supplemental Agreement	Teamsters Local 600	Teamsters
Holland	USF Holland & Teamsters Local Union No. 371 Office Clerical Employees Addendum	Teamsters Local Union No. 371	Teamsters
Holland	Agreement between Teamsters Local Union No. 120 and USF Holland, Coon Rapids, MN Terminal NMFA Office Personnel Addendum	Teamsters Local Union No. 120	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Holland	Addendum to the National Master Freight Agreement and the Central States Area Local Cartage Supplement Agreement between USF Holland and Chauffeurs, Teamsters and Helpers Local #26	Chauffeurs, Teamsters and Helpers Local #26	Teamsters
Holland	USF Holland Motor Express, Inc. Office and Miscellaneous Truck Terminal Employee's Agreement Rockford, IL	Teamsters Local Union No. 325	Teamsters
Holland	Kansas City Garage Addendum	Teamsters Local Union #41	Teamsters
Holland	Addendum to the National Master Freight Agreement and the Central States Area Local Cartage Supplement Agreement between USF Holland and General Drivers and Helpers Union Local No. 554	General Drivers and Helpers Union Local No. 554	Teamsters
Holland	Agreement between Central States Motor Carriers Association, Inc. and IA of M & AW District Lodge 60	IA of M & AW District Lodge 60 and Local Union No. 698	Machinists and Aerospace Workers
Holland	USF Holland, Inc. Youngstown Terminal Office Clerical Supplemental/NMFA Agreement	Teamsters Local Union 377	Teamsters
Holland	Appleton Area and Vicinity Office and Clerical Employees Supplement to the Central States Area Local Cartage Supplemental Agreement to the National Master Freight Agreement	Teamsters Local Union 662	Teamsters
Holland	Uniform Indiana Automotive Maintenance Agreement	Teamsters Joint Council 69	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Holland	Philadelphia, Pennsylvania and Vicinity Supplemental Agreement Covering Local Cartage and Over the Road	Highway Truck Drivers and Helpers Local No. 107, 676, Teamsters Locals No. 312, 326, 331, 470, Truck Drivers Chauffeurs Helpers Local 384, Food Drivers, Helpers and Warehouse Employees Local No. 500	Teamsters
Holland	Cincinnati Garage Employees Agreement	Teamsters Local Union 100	Teamsters
Holland	Agreement Between Teamsters Local Union 160 and USF Holland, Owatonna, MN Terminal	Teamsters Local Union 160	Teamsters
Holland	Addendum to the 2008 - 2013 Local 710 Dock Agreement Covering Custodial Employees	Teamsters Local 710	Teamsters
Holland	Central Region Local Cartage Supplemental Agreement	Central Region of Teamsters	Teamsters
Holland	Central Region Over-the-Road Supplemental Agreement	Central Region of Teamsters	Teamsters
Holland	Supplement to the Central Region Local Cartage Supplemental Agreement to the National Master Freight Agreement covering Milwaukee and Waukesha Areas	Local Union No. 200	Teamsters
Holland	Indiana Uniform Office Clerical Agreement	Teamsters Local Unions 135, 215, 364, 414	Teamsters
Holland	Addendum to the National Master Freight Agreement and the Central States Area Local Cartage Supplemental Agreement	Teamsters Local Union 554	Teamsters
Holland	Agreement between Mechanic's Local 701 IAM & AW and Central States Motor Carrier's Association (CSMCA) and Trucking Management Inc: For: YRC Inc; YRC Holland, Inc	Mechanic's Local 701 IAM & AW and Central States Motor Carrier's Association	Machinists and Aerospace Workers

Operating Company	Contract Name	Union Name	Union Type
Holland	Supplement to the Central Region Over-the-Road Supplemental Agreement to the National Master Freight Agreement Covering Milwaukee-based Over-the-Road Drivers	Teamsters Local Union 200	Teamsters
Holland	National Master Freight Agreement	International Brotherhood of Teamsters	Teamsters
Holland	Teamsters State of Michigan Office Workers Supplemental Agreement to the National Master Freight Agreement	Teamsters State of Michigan	Teamsters
Holland	Southern Region Local Freight Forwarding Garage Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
Holland	Southern Region Area Over-the-Road Motor Freight Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
Holland	Upstate Michigan Garage Addendum to NMFA and Central States Area Local Cartage Supplemental Agreement	Teamster Union 406	Silent
New Penn	Mechanics Areawide Agreement	Teamsters Local Union No. 677	Teamsters
New Penn	Appendix Covering the Classifications of Mechanics and Garage Employees	Local Union 707	Teamsters
New Penn	Appendix to New Jersey / New York Area General Trucking Supplement Agreement	Merchandise Drivers Local No. 641	Teamsters
New Penn	Highway and Local Motor Freight Drivers Dockmen and Helpers Local Union 707 Clerical Appendix	Local Union 707	Teamsters
New Penn	Addendum between New Penn and Teamsters Local Union No. 355	Teamsters Local Union 355	Teamsters
New Penn	Mechanics Agreement between New Penn and Teamsters Local Union No. 251	Local Union 251	Teamsters
New Penn	National Master Freight Agreement and Central Pennsylvania Supplemental Agreement	Central Pennsylvania and Local Cartage Unions 229, 401, 429, 764, 777, 773 and 776	Teamsters

Operating Company	Contract Name	Union Name	Union Type
New Penn	PPA Pension Proposal Outline	ILA Local Union 1730	Longshoremen
New Penn	General Freight Agreement Between Inland Terminal Workers 1730 and New Penn Motor Express, Inc.	ILA Local Union 1730	Longshoremen
New Penn	New York State Freight Division Supplemental Agreement Covering Over the Road and Cartage	Locals 118,118A,182, 264, 264A, 294, 317, 375, 449, 529, 687, 693	Teamsters
New Penn	Philadelphia, Pennsylvania and Vicinity Supplemental Agreement covering Local Cartage and Over the Road	Highway Truck Drivers and Helpers Local No. 107, 676, Teamsters Locals No. 312, 326, 331, 470, Truck Drivers Chauffeurs Helpers Local 384, Food Drivers, Helpers and Warehouse Employees Local No. 500	Teamsters
New Penn	Central Region Local Cartage Supplemental Agreement	Central Region of Teamsters	Teamsters
New Penn	Central Region Over-the-Road Supplemental Agreement	Central Region of Teamsters	Teamsters
New Penn	Joint Council No. 40 Freight Council Supplemental Agreement	Teamsters Local Unions 30, 110, 249 261, 397, 491, 538, 585	Teamsters
New Penn	Central Pennsylvania Mechanics and Office Employees Agreement	Teamsters Local Unions 229, 401, 429, 764, 771, 773, 776	Teamsters
New Penn	Addendum to the Central Pennsylvania Mechanics and Office Employees Agreement	Teamsters Local Unions 776	Teamsters
New Penn	National Master Freight Agreement	International Brotherhood of Teamsters	Teamsters
Reddaway	USF Reddaway Western Contract	Teamsters Local Unions Nos. 63, 70, 104, 492	Teamsters
Reddaway	Master Agreements, Supplement Agreements, and Letters of Understanding	Teamsters Local Unions 162, 206, 324, 962, 37, 174	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Reddaway	Master Agreement Supplemental Agreements and Memos of Understanding	Teamsters Local Unions 63, 70, 104, 492	Teamsters
Reddaway	USF Reddaway Negotiations Tentative Agreement on Economic Terms	International Brotherhood of Teamsters	Teamsters
Reddaway	Rider to the USF Reddaway Western Contract Regarding Freight Handler Employee Classification	Teamsters Local Unions 63, 70, 104, 492	Teamsters
Roadway Express, Inc.	Memorandum of Agreement Between Inland Terminal Workers, Local 1730, ILA, and Roadway Express, Inc.	ILA Local Union 1730	Longshoremen
Roadway Express, Inc.	Line-Haul Mechanic Maintenance Addendum to the National Master Freight Agreement and the Maryland/District of Columbia Supplemental Agreement	General Teamsters Allied Workers Local 992	Teamsters
Roadway Express, Inc.	Terminal Office Clerical Agreement Winston-Salem, NC	Teamsters Local Union 391	Teamsters
Roadway Express, Inc.	Addendum to the NMFA and the Carolina Automotive Maintenance Agreement	Teamsters Local Union 391	Teamsters
Roadway Express, Inc.	Addendum to the NMFA and MD-DC Supplemental Agreements	Teamsters Local Union 355	Teamsters
Roadway Express, Inc.	Collective Agreement between Roadway Express, Inc. and Canada Council of Teamsters represented by Teamsters Local Unions 879 & 880	Teamsters Local Unions 879 & 880	Teamsters
Roadway Express, Inc.	Roadway Express Akron Garage Employees Agreement	Local Union No. 24	Teamsters
Roadway Express, Inc.	Teamsters Local Union No. 413 Roadway Express, Inc. Columbus, OH Garage Contract	Local Union No. 413	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Roadway Express, Inc.
Garage Employees Agreement between Truck Drivers, Chauffeurs and Helpers, Public Employees Construction Division, Airlines - Greater Cincinnati / Northern Kentucky Airport and Miscellaneous Jurisdiction, Local Union No. 100
		Local Union No. 100	Teamsters
Roadway Express, Inc.	Kansas City Janitor Service Contract	Local Union No. 41	Teamsters
Roadway Express, Inc.	Office and Clerical Employees Agreement between Roadway Express, Inc. and Local Union No. 20	Local Union No. 20	Teamsters
Roadway Express, Inc.	Agreement with Teamsters Local Union No. 25	Local Union No. 25	Teamsters
Roadway Express, Inc.	Breakbulk Building Maintenance Appendix [sic]	Teamsters Local Union 707	Teamsters
Roadway Express, Inc.	Kansas City Shop Service Contract	Teamsters Local Union 41	Teamsters
Roadway Express, Inc.	Toledo Garage Employees Agreement	Teamsters Local Union 20	Teamsters
Roadway Express, Inc.	Office Employees Addendum to the Maryland-District of Columbia Supplemental Agreement National Master Freight Agreement ("NMFA")	Teamsters Local Union 992	Teamsters
Roadway Express, Inc.	Agreement Between IBT Local 677 and Roadway Express, Inc. Terminal 107 Cheshire, CT Office Employees and Rider to the New England Supplemental and Master Freight Agreement	Teamsters Local Union 677	Teamsters
Roadway Express, Inc.	Roadway Express Clerical Contract	Teamsters Local Union 701	Teamsters
Roadway Express, Inc.	Line-Haul Mechanic Maintenance Addendum to the National Master Freight Agreement (NMFA) and the Maryland/District of Columbia Supplemental Agreement	Teamsters Local Union 992	Teamsters
Roadway Express, Inc.	Joint Area Cartage Agreement Covering Local Cartage Employees of Road Carriers of Local 179, 330, 673	Teamsters Local Unions 142, 179, 301, 330, 673	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Roadway Express, Inc.	Addendum to the Terminal Maintenance Which is an Addendum to the NMFA and the Carolina Automotive Maintenance Agreement	Teamsters Local Union 391	Teamsters
Roadway Express, Inc.	Agreement between Roadway Express Inc and Office and Professional employees. International Union, Local 29, AFL-CIO	Office and Professional employees International Union, Local 29, AFL-CIO	Professional Employees International Union
Roadway Express, Inc.
Central Pennsylvania Mechanics and Office Employees Agreement Teamsters Local Unions No. 229 - Scranton Pa. No. 401 - Wilkes-Barre, Pa. No. 429 - Reading Pa. No. 764 - Milton Pa. No. 771 - Lancaster Pa. No. 773 - Allentown Pa. No. 776 - Harristown Pa. And Transport Employers Association, Inc
		Teamsters Local Unions No. 229 - Scranton Pa.; No. 401 - Wilkes-Barre, Pa.; No. 429 - Reading, Pa.; No. 764 - Milton, Pa.; No. 771 - Lancaster, Pa.; No. 773 - Allentown Pa.; No. 776 - Harristown Pa.	Teamsters
Roadway Express, Inc.	Roadway Express, Inc. Terminal Maintenance, Mechanic, and Janitor Addendum to the National Master Freight Agreement (NMFA) and the Maryland/DC Supplemental Agreement	Teamsters Local Union 992	Teamsters
Silent	Carolina Freight Council Over-the-Road Supplemental Agreement	Local Union No. __	Teamsters
Silent	Truckload Proposed Contract	Silent	Teamsters
Yellow Freight System, Inc.	Agreement between Teamsters Local Union No. 688 and St. Louis Office Employees Rider	Teamsters Local Union #688	Teamsters
Yellow Freight System, Inc.	Office Clerical Contract between Teamsters Local Union No. 651 and Yellow Freight Systems, Inc. for Lexington, KY Office	Teamsters Local Union No. 651	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Yellow Transportation
Yellow Transportation, Inc. Leadmen, Preventative Maintenance, Preventative Maintenance Helpers, Tiremen, Lubricators and Tankers, Parts Department, Washers, Janitors, and Other Garage Miscellaneous Help Employees Supplement to the Central Region Local Cartage Supplemental Agreement to the National Master Freight Agreement
		Teamsters Local Union 200	Teamsters
Yellow Transportation	Supplement to the Central Region Local Cartage Supplemental Agreement to the National Master Freight Agreement Covering Milwaukee and Waukesha Areas for the Period April 1, 2008 through March 31, 2013	Teamsters Local Union 200	Teamsters
Yellow Transportation	Buffalo Area Office Agreement	Teamsters Local Union No. 375	Teamsters
Yellow Transportation	Cleveland, OH Shop Agreement	Teamsters Local Union #964	Teamsters
Yellow Transportation	Cleveland Janitor / Dock Maintenance Employee Rider to the Central States Local Cartage Supplemental Agreement	Teamsters Local #407	Teamsters
Yellow Transportation	Cleveland Office Employees Rider to the Central States Area Local Cartage Supplemental Agreement	Teamsters Local #407	Teamsters
Yellow Transportation	Pittsburgh, PA and Local 926's Office Employees' Rider to the Teamsters Joint Council No. 40 Freight Council Supplemental Agreement and NMFA	Teamsters Local 926	Teamsters
Yellow Transportation	Richmond Office Clerical Agreement	Teamsters Local Union No. 592	Teamsters
Yellow Transportation	Office Clerical Agreement between Teamsters Local Union 71 and Yellow Transportation	Teamsters Local Union No. 71	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Yellow Transportation	Office Employees Collective Bargaining Agreement between Yellow Transportation and Local Union #639	Local Union #639	Teamsters
Yellow Transportation	Office Employees Agreement Appendix to New Jersey-New York Area General Trucking Supplemental Agreement	Teamsters Local Union No. 641	Teamsters
Yellow Transportation	Collective Agreement between Yellow Transportation, Inc. and Teamsters Local Unions No. 91, 879, 938 and Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No. 880	Teamsters Local Unions No. 91, 879, 938 and 880	Teamsters
Yellow Transportation	Tentative Agreement Yellow Freight Transportation, Inc and International Association of Machinists and Aerospace Workers, IAM and AW	International Association of Machinists and Aerospace Workers, IAM and AW	Machinists and Aerospace Workers
Yellow Transportation	Multi-States Area Agreement with the International Association of Machinists and Aero-space Workers, AFL-CIO	International Association of Machinists and Aerospace Workers, ALF-CIO and participating Local Unions (Districts 9, 10, 71, Lodge 778, 77 IAMAW)	Machinists and Aerospace Workers
Yellow Transportation	International Association of Machinists and Aerospace Workers Yellow Transportation, Inc Western States Trucking Maintenance Agreement April 1, 2008 through March 31, 2013	International Association of Machinists and Aerospace Workers	Machinists and Aerospace Workers
Yellow Transportation	Office and Clerical Employees Agreement between Teamsters Local Union No. 325 and Yellow Transportation	Teamsters Local Union No. 325	Teamsters
Yellow Transportation	Local 618 White Paper Agreement with Yellow Transportation	Local 618	Silent
Yellow Transportation	Cleveland Office Employees Rider to the Central States Area Local Cartage Supplemental Agreement	Teamsters Truck Drivers Union No. 407	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Yellow Transportation	Sioux Falls Area Office and Clerical Employees Supplement To the Central Region Local Cartage Supplemental Agreement to the NMFA	General Drivers and Helpers Union Local No. 120	Teamsters
Yellow Transportation	Middletown Office Employees Rider to the New England Supplemental Freight Agreement Rider	Teamsters Local 671	Teamsters
Yellow Transportation	Tentative Agreement between Hawaii Teamsters and Allied Workers, Local 996 and Yellow Transportation	Hawaii Teamsters and Allied Workers, Local Union 996	Teamsters
Yellow Transportation	Agreement between General States Motor Carriers Association, Inc and IA of M & AW District Lodge 60	IA of M & AW District Lodge 60; IAM Local 698	Machinists and Aerospace Workers
Yellow Transportation	Area Cartage Agreement Covering Local Cartage Employees of Road Carriers (T.M.I./C.S.M.C.A.)	Teamsters Local Union 705	Teamsters
Yellow Transportation	Highway & Local Motor Freight Drivers, Dockworkers and Helpers, Local Union 707, IBT Breakbulk Clerical Appendix	Local Union 707, IBT	Teamsters
Yellow Transportation	Springfield Office Employee's Rider to the New England Supplemental Freight Agreement [sic]	Teamsters Local Union 404	Teamsters
Yellow Transportation	Agreement by and between: Yellow Transportation Inc, Buffalo, NY and Automobile Mechanics Local Union #447 - of District 15 International Association of Machinists and Aerospace Workers AFL-CIO	Automobile Mechanics Local Union #447 - of District 15 International Association of Machinists and Aerospace Workers AFL-CIO	Machinists and Aerospace Workers
Yellow Transportation	Highway and Local Motor Freight Drivers, Dockmen and Helpers Local Union 707 I.B.T. Appendix Covering the classification of Mechanics and Garage Employees of Break Bulk Terminals	Teamsters Local Union 707	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Yellow Transportation	Office Employees Collective Bargaining Agreement By and Between Yellow Transportation, Inc. and Teamsters Local Union 355	Teamsters Local Union 355	Teamsters
Yellow Transportation	CSMCA/Yellow Transportation, Inc. Teamsters Local Union 673 Office and Clerical Employees Addendum to the Joint Area Cartage Agreement	Teamsters Local Union 673	Teamsters
Yellow Transportation	Supplement to the Central Region Over-the-Road Supplemental Agreement to the National Master Freight Agreement Covering Milwaukee-based Over-the-Road Drivers	Teamsters Local Union 200	Teamsters
Yellow Transportation	Yellow Transportation INC, Multi States Area Agreement With the International Association of Machinists and Aerospace Workers, AFL-CIO	International Association of Machinists and Aerospace Workers, AFL-CIO	Machinists and Aerospace Workers
Yellow Transportation	Yellow Transportation Inc Kansas City Addendum to the Multi States Area Agreement Local Lodge 778, International Association of Machinists and Aerospace Workers	Local Lodge 778, International Association of Machinists and Aerospace Workers	Machinists and Aerospace Workers
Yellow Transportation	Local Contract and Working Agreement Covering Office and Miscellaneous Truck Terminal Employees	Teamsters Local Union 710	Teamsters
Yellow Transportation	Yellow Transportation and Teamster Local Union 371 Office Clerical Employees Addendum	Teamsters Local Union 371	Teamsters
Yellow Transportation	Appendix Covering the Classifications of Mechanics and Garage Employees	Teamsters Local Union 707	Teamsters
Yellow Transportation	Louisville, Kentucky Clerical Agreement	Teamsters Local Union 89	Teamsters
Yellow Transportation	Cincinnati Office Agreement between Local Union No. 100 and Yellow Transportation System, Inc.	Teamsters Local Union 100	Teamsters

Operating Company	Contract Name	Union Name	Union Type
Yellow Transportation	Appendix to the Western States Trucking Maintenance Agreement for San Francisco Local Lodge 1305	Local Lodge 1305, International Association of Machinists and Aerospace Workers	Machinists and Aerospace Workers
YRC Freight	National Master Freight Agreement	International Brotherhood of Teamsters	Teamsters
YRC Freight	Upstate Michigan Garage Addendum to NMFA and Central States Area Local Cartage Supplemental Agreement	Teamster Union 406	Silent
YRC Freight	Tentative Agreement St. Louis Addendum to the Multi-States Area Agreement International Association of Machinists and Aerospace Workers, Yellow Freight Transportation, Inc.	International Association of Machinists and Aerospace Workers	Machinists and Aerospace Workers
YRC Freight	Office Agreement	Teamsters Local Union No. 251	Teamsters
YRC Freight	Agreement between Yellow Transportation Company and General Drivers and Helpers, Local Union No. 823	Local Union No. 823	Teamsters
YRC Freight	Agreement between YRC Inc. and General Drivers and Helpers, Local Union No. 696	Local Union No. 696	Teamsters
YRC Freight	Carolina Freight Council City Cartage Supplemental Agreement	Silent	Silent
YRC Freight	West Virginia Freight Council of the Eastern Region of Teamsters Supplemental Agreement	Teamsters Local Union 175	Teamsters
YRC Freight	Office Employees Agreement Appendix to New Jersey-New York Area General Trucking Supplemental Agreement	Teamsters Local Union 560	Teamsters
YRC Freight	Virginia Freight Council Over-the-Road Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
YRC Freight	Virginia Freight Council City Pickup and Delivery Over-the-Road Supplemental Agreement	Teamsters Local Unions 22, 29, 171, 592, 822	Teamsters

Operating Company	Contract Name	Union Name	Union Type
YRC Freight	Teamsters State of Michigan Office Workers Supplemental Agreement to the National Master Freight Agreement	Teamsters State of Michigan	Teamsters
YRC Freight	Southern Region Office Clerical Employees Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
YRC Freight	Addendum to the National Master Freight Agreement and the Central States Area Local Cartage Supplemental Agreement	Teamsters Local Union 554	Teamsters
YRC Freight	Southern Region Local Freight Forwarding Garage Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
YRC Freight	Mechanics Agreement Appendix to New Jersey-New York Area General Trucking Supplemental Agreement	Teamsters Local Union 641	Teamsters
YRC Freight	New Jersey-New York General Trucking Supplemental Agreement and Local 701	Teamsters Joint Council Nos. 16, 73	Teamsters
YRC Freight	New Jersey-New York Over-the-Road Supplemental Agreement Covering Employers of Private, Common and Contract Carriers	Teamsters Joint Council Nos. 16, 73	Teamsters
YRC Freight	New Jersey-New York General Trucking Supplemental Agreement	Teamsters Joint Council Nos. 16, 73	Teamsters
YRC Freight	Maintenance Employees (Porters) Agreement Appendix to New Jersey-New York Area General Trucking Supplemental Agreement	Teamsters Local Union 560	Teamsters
YRC Freight	Tentative Agreement: Yellow Freight Transportation, Inc., and International Association of Machinists and Aerospace Workers, IAM and AW	IAM District 9	Machinists and Aerospace Workers
YRC Freight	Tentative Agreement: Yellow Freight Transportation, Inc., and International Association of Machinists and Aerospace Workers, IAM and AW (Kansas City Addendum)	IAM Local Lodge 778	Machinists and Aerospace Workers

Operating Company	Contract Name	Union Name	Union Type
YRC Freight	Tentative Agreement: Yellow Freight Transportation, Inc., and International Association of Machinists and Aerospace Workers, IAM and AW (Twin Cities Addendum)	IAM District 77	Machinists and Aerospace Workers
YRC Freight	Tentative Agreement: St. Louis Addendum to the Multi-States Agreement	IAM District 9	Machinists and Aerospace Workers
YRC Freight	Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies	International Brotherhood of Teamsters	Teamsters
YRC Freight	Agreement Between Yellow Transportation, Inc. and Transportation Communications International Union	Teamsters Local Union 998, 1908	Teamsters
YRC Freight	Appendix to the Western States Trucking Maintenance Agreement for the designated Southern California Area District 947 and affiliated Lodges	District 947 and Affiliated Lodges	Machinists
YRC Freight	New York State Freight Division Supplemental Agreement Covering Over the Road and Cartage	Locals 118,118A,182, 264, 264A, 294, 317, 375, 449, 529, 687, 693	Teamsters
YRC Freight	Western States Area Supplemental Agreements	The Western Master Freight Division and Local Union	Teamsters
YRC Freight	New Jersey - New York General Trucking Supplemental Agreement and Local 701	Local 701	Teamsters
YRC Freight	Addendum to the 2008 - 2013 Local 710 Dock Agreement Covering Custodial Employees	Teamsters Local 710	Teamsters
YRC Freight	Cincinnati Office Agreement between Local Union No. 100 and Yellow Freight System, Inc.	Local Union No. 100	Teamsters
YRC Freight	Southern Region Area Over-the-Road Motor Freight Supplemental Agreement	International Brotherhood of Teamsters	Teamsters

Operating Company	Contract Name	Union Name	Union Type
YRC Reimer	Agreement Between Reimer Express Lines, Ltd. and General Teamsters Local Union 979	Teamsters Local Union 979	Teamsters
YRC Reimer	Agreement between Reimer Express Line Employees Association and Reimer Express Lines Ltd	Reimer Express Line Employees Association	Silent
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd and General Teamsters Local Union No. 979	General Teamsters Local Union No.979 - Winnipeg Terminal	Teamsters
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd and General Teamsters Local Union No. 362	General Teamsters Local Union No.362 - Edmington Terminal	Teamsters
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd and Teamsters Local Union No. 879 (Woodstock) and Teamsters, Chauffeurs, Warehousemen and Helps of America Local 880 and Teamsters Local Union 938	Teamsters Union Local 938, 880 and 879	Teamsters
YRC Reimer	Memorandum of Agreement between Reimer Express Lines Ltd and Teamsters Quebec Local 106	Teamsters Quebec Local 106	Teamsters
YRC Reimer	Agreement between Reimer Express Lines Ltd (Kenora, Dryden and Thunder Bay) and Teamster's Local Union 938	Teamsters Local Union 938	Teamsters
YRC Reimer	Collective Agreement between Reimer Express Lines Limited (Clerical) and Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No. 879 and Teamsters Canada	Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No. 879 and Teamsters Canada	Teamsters
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd Drivers and National Automobile, Aerospace, Transportation and General Workers Union of Canada (CAW-Canada) Local 4209	National Automobile, Aerospace, Transportation and General Workers Union of Canada (CAW - Canada) Local 4209	National Automobile, Aerospace, Transportation and General Workers Union of Canada

Operating Company	Contract Name	Union Name	Union Type
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd. Owner Operators and National Automobile, AeroSpace Transportation and General Workers Union of Canada (CAW-Canada) Local 4209	National Automobile, AeroSpace Transportation and General Workers Union of Canada (CAW-Canada) Local 4209	National Automobile, Aerospace, Transportation and General Workers Union of Canada
YRC Reimer	Agreement between Reimer Express Lines Ltd. Maintenance Facility Winnipeg and General Teamsters Local Union No. 979	General Teamsters Local Union No. 979	Teamsters
YRC Reimer	Collective Labour Agreement between Transport Drivers, Warehousemen and General Workers, Teamsters Quebec Section Locale 106 (FTQ) and Reimer Express Lines Ltd.	Transport Drivers, Warehousemen and General Workers, Teamsters Quebec Section Locale 106 (FTQ)	Teamsters
YRC Reimer	Collective Agreement between Roadway Express Inc. and Canada Council of Teamsters represented by Teamsters Local Unions 879 and 880	Teamsters Local Unions 879 and 880	Teamsters
YRC Reimer	Collective Agreement between Yellow Transportation, Inc. and the Teamsters Local Unions No's 91, 879, 938 and the Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No, 880	Teamsters Local Unions No's 91, 879, 938 and the Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No. 880	Teamsters
YRC Reimer	Agreement Between Reimer Express Lines Ltd Employees Association and Reimer Express Lines Ltd.	Reimer Express Lines Ltd. Employees Association	Silent
YRC Reimer	Collective Agreement between Reimer Express Lines Ltd. And Teamsters, Chauffeurs, Warehousemen and Helpers Local Union No. 879	Teamsters Local Union No. 879	Teamsters
YRC Reimer	Collective Agreement Between YellowTransportation of British Columbia, Inc. and Teamsters Local Union No. 31	Teamsters Local Union 31	Teamsters
YRC Inc.	Office Agreement Between YRC Inc. - Office, Dayton, OH and Teamsters Local Union 957	Teamsters Local Union 957	Teamsters

Operating Company	Contract Name	Union Name	Union Type
YRC Inc.	Freight Line Office Contract Supplemental Agreement to the 2008-2013 Central Region Local Cartage Supplement to the National Master Freight Agreement between Teamsters Union Local 795, Wichita, Kansas	Teamsters Union Local 795	Teamsters
YRC Inc.	Agreement between Mechanic's Local 701 IAM & AW and Central States Motor Carrier's Association (CSMCA) and Trucking Management Inc: For: YRC Inc; YRC Holland, Inc	Mechanic's Local 701 IAM & AW and Central States Motor Carrier's Association	Machinists and Aerospace Workers
YRC Inc.	Addendum to the National Master Freight Agreement and the Carolina Automotive Maintenance Agreement	Teamsters Local Union 509	Teamsters
YRC Inc.
Addendum to the National Master Freight Agreement and Carolina Supplemental Agreement for the Period April 1, 2008 through March 31, 2013 Covering Janitor Employs Domiciled at YRC Inc. Charlotte, North Carolina
		Teamsters Local Union 71	Teamsters
YRC Inc.	Upstate Michigan Garage Addendum to the National Master Freight Agreement Central States Area Local Cartage Supplemental Agreement	Silent	Silent
YRC Inc.	Philadelphia, Pennsylvania and Vicinity Supplemental Agreement covering Local Cartage and Over the Road	Highway Truck Drivers and Helpers Local No. 107, 676, Teamsters Locals No. 312, 326, 331, 470, Truck Drivers Chauffeurs Helpers Local 384, Food Drivers, Helpers and Warehouse Employees Local No. 500	Teamsters
YRC Inc.	Roadway Express Garage Office Clerical Agreement	Teamsters Local Union No. 391	Teamsters

Operating Company	Contract Name	Union Name	Union Type
YRC Inc.	Labor Contract and Working Agreement covering Office and Miscellaneous Truck Terminal Employees with Local Union No. 301	Local Union No. 301	Teamsters
YRC Inc.	Joint Area Cartage Agreement Covering Local Cartage Employees of Road Carriers with Local 301	Local Union No. 301, 142, 179, 330, 673	Teamsters
YRC Inc.	Central Region Local Cartage Supplemental Agreement	Central Region of Teamsters	Teamsters
YRC Inc.	Central Region Over-the-Road Supplemental Agreement	Central Region of Teamsters	Teamsters
YRC Inc.	Supplement to the Central Region Local Cartage Supplemental Agreement to the National Master Freight Agreement covering Milwaukee and Waukesha Areas	Local Union No. 200	Teamsters
YRC Inc.	New England Supplemental Agreement	Local Unions No. 25, 59, 170, 191, 251, 404, 443, 493, 653, 671, 677	Teamsters
YRC Inc.	Joint Council No. 7 Bay Area Local Pickup and Delivery Supplemental Agreement	Locals 70, 287, 315, 624, 890, 912, 2785	Teamsters
YRC Inc.	Carolina Freight Council Automotive Maintenance Supplemental Agreement	International Brotherhood of Teamsters	Teamsters
YRC Inc.	Northern New England General Freight Supplemental Agreement to the National Master Freight Agreement	International Brotherhood of Teamsters	Teamsters
YRC Inc.	Mechanics Agreement	Teamsters Local Union 560	Teamsters
YRC Inc.	Multi-Employer Kansas City City Office Contract	Teamsters Local Union 41	Teamsters
YRC Inc.	Norfolk Office Agreement	Teamsters Local Union 822	Teamsters
YRC Inc.	Milwaukee Area Office and Clerical Employees Supplement to the Central Region Local Cartage Supplemental Agreement to the National Master Freight Agreement	Teamsters Local Union 200	Teamsters

Operating Company	Contract Name	Union Name	Union Type
YRC Inc.	Office Employee's Rider to the New York State Supplemental Freight Agreement	Teamsters Local Union 294	Teamsters
YRC Inc.	Roadway Addendum to the 710 Custodial Addendum to Cover Maintenance Employees	Teamsters Local Union 710	Teamsters
YRC Inc.	Labor Contract and Working Agreement	Teamsters Local Union 710	Teamsters
YRC Inc.	Addendum to the National Master Freight Agreement Between YRC Inc. - Office Personnel and Teamsters Local Union 120	Teamsters Local Union 120	Teamsters
YRC Inc.	Indiana Uniform Office Clerical Agreement	Teamsters Local Unions 135, 215, 364, 414	Teamsters
YRC Inc.	Indiana Maintenance Agreement	Teamsters Local Union 135	Teamsters
YRC Inc.	Sacramento Janitor	Teamsters Local Union 150	Teamsters
YRC Inc.	Mason City Office Contract	Teamsters Local Union 238	Teamsters
YRC Inc.	Albuquerque Shop	Teamsters Local Union 492	Teamsters
YRC Inc.	Albuquerque Janitor	Teamsters Local Union 492	Teamsters
YRC Inc.	Denver Shop	Teamsters Local Union 961	Teamsters
YRC Inc.	Denver Janitor	Teamsters Local Union 691	Teamsters
YRC Inc.	Charlotte Clerical	Teamsters Local Union 71	Teamsters
YRC Inc.	Albany Office Clerical	Teamsters Local 294	Teamsters
YRC Inc.	Scranton Office Clerical	Teamsters Local 401	Teamsters
YRC Inc.	Scranton Garage Mechanics	Teamsters Local 401	Teamsters
YRC Inc.	Union City Mechanics	Teamsters Local 560	Teamsters
YRC Inc.	Union City Janitorial	Teamsters Local 560	Teamsters
•

Schedule 6.13(a) Certain Collateral Documents

•
Within 60 days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, Mortgage Releases in favor of JPMorgan Chase Bank, N.A., as first lien agent, and US Bank, National Association, as second lien agent.

•
Within 30 days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, evidence reasonably satisfactory to the Agent or the Administrative Agent of the termination of that certain unauthorized lien filing against USF Glen Moore, Inc.

•
Within 60 days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, delivery of any equity interest in Newgistics, Inc., to the extent that it has not been otherwise disposed of or tendered in that ongoing tender offer by Littlejohn & Co.

•
Within 60 days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, delivery of Mortgages with respect to owned real property to the extent required by the Collateral and Guarantee Requirement.

•
Within 90 days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, evidence reasonably satisfactory to the Administrative Agent of the fulfillment by the custodial administrator of its obligations under the Custodial Administration Agreement.

•
Within 5 Business Days of the Closing Date, or such later date as the Administrative Agent may agree in its sole discretion, delivery of reasonably necessary intellectual property releases from each of JP Morgan Chase Bank, National Association, as agent, in respect of the Existing Credit Agreement and US Bank, National Association, as collateral trustee, in relation to the Existing Series A Notes and Existing Series B Notes.

•

Schedule 7.01(b) Existing Liens

•	Incorporated by reference are all capital lease obligations provided in Schedule 7.03(b).

New Penn Motor Express, Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2008121704739 12/17/2008	New Penn Motor Express, Inc. 625 s 5th Ave Lebanon, PA 17042	Toyota Material Handling, U.S.A., Inc. P.O. Box 17419 Irvine, CA 92623-74419	Inventory of all new Toyota.
Secretary of the Commonwealth, Pennsylvania	CONT 11/19/2013	2013091204428 09/12/2013			Continuation.
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2009030605236 03/06/2009	New Penn Motor Express, Inc. 625 S. 5th Avenue Lebanon, PA 17042	RBS Asset Finance, Inc. 71 S. Wacker Drive 28th Floor Chicago, IL 60606	Lease of specific equipment.
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2012032103205 03/20/2012	NEW PENN MOTOR EXPRESS, INC. 625 S. 5TH AVENUE LEBANON, PA 17042	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2012050301334 05/02/2012	NEW PENN MOTOR EXPRESS, INC. 625 S. 5TH AVENUE LEBANON, PA 17042	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2012091300672 09/11/2012	NEW PENN MOTOR EXPRESS, INC. 625 S. 5TH AVENUE LEBANON, PA 17042	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	2012092509194 09/25/2012		UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317	Secured Party assignment to: UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317
Secretary of the Commonwealth, Pennsylvania	UCC 02/03/2014	2014010301188 12/31/2013	NEW PENN MOTOR EXPRESS, INC. 625 S. 5TH AVENUE LEBANON, PA 17042	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association 1310 Madrid Street Marshall, MN 56258	Lease of specific equipment.

Roadway, LLC

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Kansas	FTL 12/05/2013	6714554 07/16/2010	ROADWAY CORPORATION, a Corporation 10990 ROE AVE OVERLAND PARK, KS 66211-1213	Internal Revenue Service	$10,413.73
Secretary of State, Kansas	Release of FTL 12/05/2013	677901 03/04/2011			Release of Federal Tax Lien in the amount of $10,413.73.

USF Glen Moore Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	33030586 09/05/2000	USF Glen Moore Inc. P.O. Box 760 Carlisle, PA 17013	Financial Federal Credit Inc. 201 McCullough Drive Suite 320 Charlotte, NC 28262	Blanket lien.
Secretary of the Commonwealth, Pennsylvania	CONT 11/19/2013	2005071900586 07/18/2005			Continuation.
Secretary of the Commonwealth, Pennsylvania	TERM 11/19/2013	2008050701369 05/05/2008			Termination by Finance Federal Credit Inc.
Secretary of the Commonwealth, Pennsylvania	CONT 11/19/2013	2010032301617 03/22/2010			Continuation.
Secretary of the Commonwealth, Pennsylvania	UCC 11/19/2013	33030589 09/05/2000	USF Glen Moore Inc. P.O. Box 760 Carlisle, PA 17013	Financial Federal Credit Inc. 201 McCullough Drive Suite 320 Charlotte, NC 28262	Blanket lien.
Secretary of the Commonwealth, Pennsylvania	CONT 11/19/2013	2005071900574 07/18/2005			Continuation.
Secretary of the Commonwealth, Pennsylvania	TERM 11/19/2013	2008050701371 05/05/2008			Termination by Financial Federal Credit Inc.
Secretary of the Commonwealth, Pennsylvania	CONT 11/19/2013	2010032301605 03/22/2010			Continuation.

USF Holland Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
US District Court, Kansas	LIT 12/03/2013	2:13-cv-02205-EFM-GLR 05/02/2013	Defendant: USF Holland, Inc.	Plaintiff: Zachary Alden	Wrongful termination. Family Medical Leave Act.
US District Court, Kansas	LIT 12/03/2013	2:13-cv-02575-EFM-JPO 11/05/2013	Defendant: Ronald Beckham USF Holland, Inc. YRC Worldwide, Inc.	Plaintiff: Mary Eastwood	Wrongful Death Seeking damages in excess of $75,000
Department of State, Michigan	UCC 12/09/2013	2008194256-2 12/22/2008	USF Holland, Inc. 750 E 40th St Holland, MI 49423	Toyota Material Handling, U.S.A., Inc. P.O. Box 17419 Irvine, CA 92637419
Inventory of all new Toyota, manufactured industrial, construction and agricultural equipment and all similar used equipment, whether now owned or hereafter acquired and wherever located, including in transit trucks that have been delivered by or on behalf of Toyota Material Handling, USA, Inc. and that have not yet been paid for in whole.

Department of State, Michigan	CONT 12/09/2013				Continuation.
Department of State, Michigan	UCC 12/09/2013	2012042144-1 03/20/2012	USF HOLLAND, INC. 750 EAST 40TH STREET HOLLAND, MI 49423	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Department of State, Michigan	UCC 12/09/2013	2012052055-4 04/06/2012	USF HOLLAND, INC. 750 EAST 40TH STREET HOLLAND, MI 49423	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Department of State, Michigan	UCC 12/09/2013	2012095428-6 07/02/2012	USF HOLLAND, INC. 750 EAST 40TH STREET HOLLAND, MI 49423	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Department of State, Michigan	UCC 12/09/2013	2012129194-0 09/11/2012	USF HOLLAND, INC. 750 EAST 40TH STREET HOLLAND, MI 49423	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Department of State, Michigan	AMEND 12/09/2013	2012133070-4 09/19/2012	YRC, INC. 10990 ROE AVE OVERLAND PARK, KS 66211		Debtor change to: YRC, INC. 10990 ROE AVE OVERLAND PARK, KS 66211
Department of State, Michigan	ASSGN 12/09/2013	2012140129-8 10/03/2012		Utica Leaseco, LLC 44225 UTICA ROAD UTICA, MI 48317	Secured Party assignment to: Utica Leaseco, LLC 44225 UTICA ROAD UTICA, MI 48317

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Department of State, Michigan	UCC 12/09/2013	2012179056-8 12/27/2012	USF HOLLAND INC. 750 E. 40TH STREET HOLLAND, MI 49423	Oce Financial Services, Inc. 5450 North Cumberland Chicago, IL 60656	All of Debtor's rights in all equipment subject to a lease between Debtor and Secured Party.
Department of State, Michigan	UCC 2/5/2014	2013177855-2 12/17/2013	USF HOLLAND INC. 750 E. 40TH STREET HOLLAND, MI 49423	Canon Financial Services, Inc. 158 Gaither Drive Suite 200 Mt. Laurel, NJ 08054	All equipment subject to lease and other rights arising from lease equipment

USF Reddaway Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Oregon	UCC 11/22/2013	8154506 12/17/2008	USF REDDAWAY, INC 16277 SE 130TH AVE CLACKAMAS, OR 97015	TOYOTA MATERIAL HANDLING, U.S.A., INC. P.O. BOX 17419 IRVINE, CA 92623-7419
INVENTORY OF ALL NEW TOYOTA, MANUFACTURED INDUSTRIAL, CONSTRUCTION AND AGRICULTURAL EQUIPMENT AND ALL SIMILAR USED EQUIPMENT, WHETHER NOW OWNED OR HEREAFTER ACQUIRED AND WHEREVER LOCATED, INCLUDING IN TRANSIT TRUCKS THAT HAVE BEEN DELIVERED BY OR ON BEHALF OF TOYOTA MATERIAL HANDLING, USA, INC. AND THAT HAVE NOT YET BEEN PAID FOR IN WHOLE.

Secretary of State, Oregon	CONT 11/22/2013	8154506-1 09/12/2013			Continuation.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Oregon	UCC 11/22/2013	8433679 01/04/2010
USF REDDAWAY INC.

PO BOX 1035
CLACKAMAS, OR 97015

USF REDDAWAY, INC.

16277 SE 130TH AVE
CLACKAMAS, OR 97015

USF REDDAWAY INC.

12250 SE FORD DRIVE
CLACKAMAS, OR 97015

USF REDDAWAY INC.

10990 ROE AVENUE MS A515
OVERLAND PARK, KS 66211

				FLUID CONNECTOR PRODUCTS, INC. PO BOX 10308 PORTLAND, OR 97296	Specific equipment.
Secretary of State, Oregon	UCC 11/22/2013	89146492 03/20/2012	USF REDDAWAY, INC. 16277 S.E. 130TH AVENUE CLACKAMAS, OR 97015	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Oregon	UCC 11/22/2013	89162685 04/09/2012	USF REDDAWAY, INC. 16277 S.E. 130TH AVENUE CLACKAMAS, OR 97015	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Oregon	UCC 11/22/2013	89210013 06/01/2012	USF REDDAWAY, INC. 16277 S.E. 130TH AVENUE CLACKAMAS, OR 97015	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Oregon	UCC 11/22/2013	89283578 08/22/2012	USF REDDAWAY, INC. 16277 S.E. 130TH AVENUE CLACKAMAS, OR 97015	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Oregon	UCC 11/22/2013	89759879 06/18/2013	USF REDDAWAY INC. D/B/A REDDAWAY 7720 S.W. MOHAWK ST, BUILDING H TULATIN, OR 97062	STOUGHTON TRAILERS ACCEPTANCE BY LLC 416 S. ACADEMY STREET STOUGHTON, WI 53589	Lease of specific equipment. *Debtor name is not compliant with Article 9.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Oregon	UCC 11/22/2013	89890102 11/19/2013	USF REDDAWAY INC. D/B/A REDDAWAY 7720 S.W. MOHAWK ST, BUILDING H TULATIN, OR 97062	STOUGHTON TRAILERS ACCEPTANCE BY LLC 416 S. ACADEMY STREET STOUGHTON, WI 53589	Lease of specific equipment. *Debtor name is not compliant with Article 9.

USFreightways Corporation

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	31630311 06/26/2003	US FREIGHTWAYS CORPORATION 630 E KENMOOR, STE 200 GRAND RAPIDS, MI 49546	DELL FINANCIAL SERVICES, L.P. 12234 N. IH-35 BLDG B AUSTIN, TX 78753	Lease of specific equipment.
Secretary of State, Delaware	CONT 12/03/2013	20081862471 06/01/2008			Continuation.
Secretary of State, Delaware	AMEND 12/03/2013	20083248935 09/24/2008		DELL FINANCIAL SERVICES L.L.C. 12234 N. IH-35 BLDG B AUSTIN, TX 78753.	Secured Party change to: DELL FINANCIAL SERVICES L.L.C. 12234 N. IH-35 BLDG B AUSTIN, TX 78753.
Secretary of State, Delaware	CONT 12/03/2013	20131370056 04/10/2013			Continuation.

YRC Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20102884538 08/18/2010	YRC INC. 200 N BELTLINE RD IRVING, TX 75061	GENERAL ELECTRIC CAPITAL CORPORATION PO BOX 35701 BILLINGS, MT 59107-570	Lease of specific equipment
Secretary of State, Delaware	UCC 12/03/2013	20121040460 03/19/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20121537473 04/20/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20123708577 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20122075275 05/30/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20122075648 05/30/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20123708825 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920
Secretary of State, Delaware	UCC 12/03/2013	20122680124 07/12/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20122922427 07/30/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20123001106 08/03/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20123708890 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920
Secretary of State, Delaware	UCC 12/03/2013	20123241256 08/21/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20123592468 09/18/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20123819424 10/03/2012		UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317	Secured Party assignment to: UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20123667005 09/13/2012	YRC INC. 10990 Roe Avenue Overland Park, KS 66211	Nations Fund I, Inc. 101 Merritt Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20124032142 10/03/2012		PMC FINANCIAL SERVICES GROUP, LLC 3816 EAST LA PALMA AVE ANAHEIM, CA 92807	Secured Party assignment to: PMC FINANCIAL SERVICES GROUP, LLC 3816 EAST LA PALMA AVE ANAHEIM, CA 92807
Secretary of State, Delaware	UCC 12/03/2013	20125096484 12/31/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	NATIONS FUND I, INC. 1201 MERRITT SEVEN NORWALK, CT 06851	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20131036327 03/18/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	CIT FINANCE LLC 10201 CENTURION PARKWAY N. JACKSONVILLE, FL 32256	Specific equipment.
Secretary of State, Delaware	TERM 12/03/2013	20131074971 03/20/2013			Termination by CIT Finance LLC.
Secretary of State, Delaware	UCC 12/03/2013	20131074690 03/20/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	CIT FINANCE LLC 10201 CENTURION PARKWAY N. JACKSONVILLE, FL 32256	Specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20132927771 07/18/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. PO Box 203106 Dallas, TX 75320-3106	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20134021334 10/08/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. PO Box 203106 Dallas, TX 75320-3106	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20134369279 11/04/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. PO Box 203106 Dallas, TX 75320-3106	Lease of specific equipment.
Secretary of State, Delaware	UCC 1/30/2014	20135162830 12/30/2014	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merritt Seven 5th Floor Norwalk, CT 06851	All equipment subject to lease and other rights arising from lease equipment.
Secretary of State, Kansas	UCC 12/05/2013	6887905 03/20/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Kansas	UCC 12/05/2013	6896716 04/23/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	ASSGN 12/05/2013	71253509 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920
Secretary of State, Kansas	UCC 12/05/2013	6909386 06/01/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	UCC 12/05/2013	6909402 06/01/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	ASSGN 12/05/2013	71253780 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Kansas	UCC 12/05/2013	6920961 07/13/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	UCC 12/05/2013	6924781 07/31/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	UCC 12/05/2013	6926026 08/06/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	ASSGN 12/05/2013	71253798 09/26/2012		MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920	Secured Party assignment to: MILESTONE EQUIPMENT CORPORATION 1660 TIBURON BLVD, SUITE E TIBURON, CA 94920
Secretary of State, Kansas	UCC 12/05/2013	6930549 08/22/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Kansas	UCC 12/05/2013	6933816 09/07/2012	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	ASSGN 12/05/2013	6939532 10/03/2012		PMC FINANCIAL SERVICES GROUP, LLC 3816 EAST LA PALMA AVE ANAHEIM, CA 92807	Secured Party assignment to: PMC FINANCIAL SERVICES GROUP, LLC 3816 EAST LA PALMA AVE ANAHEIM, CA 92807
Secretary of State, Kansas	UCC 12/05/2013	6936462 09/19/2012	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.
Secretary of State, Kansas	ASSGN 12/05/2013	71258987 10/03/2012		UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317	Secured Party assignment to: UTICA LEASECO, LLC 44225 UTICA ROAD UTICA, MI 48317
Secretary of State, Kansas	UCC 12/05/2013	6959944 01/02/2013	YRC, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. 101 Merrit Seven Norwalk, CT 06851	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Kansas	UCC 12/05/2013	6999189 05/28/2013	YRC INC. D/B/A YRC FREIGHT 10990 ROE AVENUE OVERLAND PARK, KS 66211	STOUGHTON TRAILERS ACCEPTANCE COMPANY, LLC 416 S. ACADEMY STREET STOUGHTON, WI 53589	Lease of specific equipment. *Debtor name is not compliant with Article 9.
Secretary of State, Kansas	UCC 12/05/2013	7008287 07/01/2013	YRC INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	Nations Fund I, Inc. PO Box 203106 Dallas, TX 75320-3106	Lease of specific equipment.

YRC Enterprise Services, Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20103749383 10/26/2010	YRC ENTERPRISE SERVICES, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	COMSOURCE, INC. 8104 CAZENOVIA ROAD MANLIUS, NY 13104	Lease of specific equipment.
Secretary of State, Delaware	ASSGN 12/03/2013	20104533489 12/21/2010		MB FINANCIAL BANK, N.A. 6111 N. RIVER ROAD ROSEMONT, IL 60018	Secured Party assignment to: MB FINANCIAL BANK, N.A. 6111 N. RIVER ROAD ROSEMONT, IL 60018
Secretary of State, Delaware	ASSGN 12/03/2013	20110265101 01/24/2011		MB FINANCIAL BANK, N.A. 6111 N. RIVER ROAD ROSEMONT, IL 60018	Secured Party assignment to: MB FINANCIAL BANK, N.A. 6111 N. RIVER ROAD ROSEMONT, IL 60018
Secretary of State, Delaware	UCC 12/03/2013	20111360844 03/30/2011	YRC Enterprise Services, Inc. 10990 Roe Ave Overland Park, KS 66211	Forsythe Solutions Group, Inc. 7770 Frontage Road Skokie, IL 60077	Specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20114124858 10/26/2011	YRC ENTERPRISES SERVICES, INC. 10990 ROE AVENUE OVERLAND PARK, KS 62207	NORTH AMERICAN COMMUNICATIONS RESOURCE, INC. 3344 HWY 149 EAGAN, MN 55121	Telecommunications equipment.
Secretary of State, Delaware	TERM 12/03/2013	20130167164 01/11/2013			Termination by North American Communications Resource, Inc.

YRC Logistics Services, Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC 12/04/2013	14278044 05/08/2009	YRC LOGISTICS SERVICES, INC. 10990 ROE AVE OVERLAND PARK, KS 66211	NMHG FINANCIAL SERVICES, INC. 44 OLD RIDGEBURY ROAD DANBURY, CT 06810	All equipment now or hereafter leased by Lessor to Lessee.
Secretary of State, Illinois	CONT 12/04/2013	09270983 11/22/2013			Continuation.
Secretary of State, Illinois	AMEND 12/04/2013	09270982 11/22/2013		NMHG FINANCIAL SERVICES, INC. PO BOX 35701 Billings, MT 59107-5701	Secured Party change to: NMHG FINANCIAL SERVICES, INC. PO BOX 35701 Billings, MT 59107-5701
Secretary of State, Illinois	UCC 12/04/2013	14814787 12/02/2009	YRC LOGISTICS SERVICES, INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	GREATWIDE DEDICATED TRANSPORT, LLC 12404 PARK CENTRAL DR, STE 300 SOUTH DALLAS, TX 75251
Reference is made to (i) that certain Indemnification Escrow Agreement, dated as of November 23,2009 (the "Indemnification Escrow Agreement") between Debtor, Secured Party and JPMorgan Chase Bank, N.A. and (ii) that certain Adjustment Escrow Agreement, dated as of November 23,2009 (the "Adjustment Escrow Agreement") between Debtor, Secured Party and JPMorgan Chase Bank, N.A.

This financing statement covers (1) all of the Debtor's rights under the Indemnification Escrow Agreement, (2) the Indemnification Escrow Account, the Indemnification Escrow Amount and all investments thereof, in each case, as referred to in the Indemnification Escrow Agreement, (3) all of the Debtor's rights under the Adjustment Escrow Agreement and (4) the Adjustment Escrow Account, the Adjustment Escrow Amount and all, investments thereof, in each case, as referred to in the Adjustment Escrow Agreement.

YRC Worldwide Inc.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC 12/03/2013	20084198477 12/17/2008	YRC WORLDWIDE, INC. 10990 ROE AVE. OVERLAND PARK, KS 66211	TOYOTA MATERIAL HANDLING, U.S.A., INC. P.O. BOX 17419 IRVINE, CA 92623-741
Inventory of all new Toyota, manufactured industrial, construction and agricultural equipment and all similar used equipment, whether now owned or hereafter acquired and wherever located, including in transit trucks that have been delivered by or on behalf of Toyota Material Handling, USA, Inc. and that have not yet been paid for in whole.

Secretary of State, Delaware	CONT 12/03/2013	20133558716 09/12/2013			Continuation.
Secretary of State, Delaware	UCC 12/03/2013	20101549991 05/04/2010	YRC WORLDWIDE INC. 10990 ROE AVE OVERLAND PARK, KS 66211	GENERAL ELECTRIC CAPITAL CORPORATION PO BOX 35701 BILLINGS, MT 59107-570	Lease of specific equipment.
Secretary of State, Delaware	UCC 12/03/2013	20122122051 06/04/2012	YRC WORLDWIDE INC. 10990 ROE AVENUE OVERLAND PARK, KS 66211	MACQUARIE EQUIPMENT FINANCE, LLC 2285 FRANKLIN ROAD SUITE 100 BLOOMFIELD HILLS, MI 48302	Lease of specific equipment.

JURISDICTION	FILING TYPE/ SEARCHED THRU	FILE NUMBER/ FILE DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Register of Deeds, Johnson County, Kansas	STL 12/04/2013	20130411-0004822 04/11/2013	YRC WORLDWIDE INC. (as a corporation) 10990 Roe Ave Shawnee Mission, KS 66211-1213	State of Kansas Department of Labor Delinquent Account Unit 401 S.W. Topeka Blvd. Topeka, KS 66603-3182	$10,008.26
Register of Deeds, Johnson County, Kansas	STL 12/04/2013	20130729-0012027 07/29/2013	YRC WORLDWIDE INC. (as a corporation) 10990 Roe Ave Shawnee Mission, KS 66211-1213	State of Kansas Department of Labor Delinquent Account Unit 401 S.W. Topeka Blvd. Topeka, KS 66603-3182	$236.48
US District Court, Kansas	LIT 12/03/2013	2:11-cv-02072-KHV-JPO 02/07/2011	Defendant: YRC Worldwide Inc.	Plaintiff: Stan Better YRC Investors Group	Securities Exchange Act Plaintiffs suing in class action against YRC Worldwide Inc. for misleading conduct in company valuation.
US District Court, Kansas	LIT 12/03/2013	2:13-cv-02575-EFM-JPO 11/05/2013	Defendant: Ronald Beckham USF Holland, Inc. YRC Worldwide, Inc.	Plaintiff: Mary Eastwood	Wrongful death.

Schedule 7.02(e) Existing Investments

•	Included by reference are all Intercompany Notes listed on Schedule 7.03(b).

•	YRC Regional Transportation, Inc. owns preferred shares of Newgistics, Inc., which were converted into right to receive $3.4 million on Newgistics, Inc. merger

Wholly Owned Subsidiaries

Issuer	Issued and Outstanding Shares/Equity Interests	Record and Beneficial Owner
YRC Worldwide Inc.	28,629,938 583,334 shares of Class A Convertible Preferred Stock 1 share of Series A Preferred Stock	Publicly traded
1105481 Ontario, Inc.	100 shares	100% by YRC Worldwide Inc.
Express Lane Service, Inc.	100 shares	100% by YRC Worldwide Inc.
OPK Insurance Co. Ltd.	Unknown	100% by YRC Worldwide Inc.
Roadway LLC	100 shares	100% by YRC Worldwide Inc.
YRC Association Solutions, Inc.	10,000 shares	100% by YRC Worldwide Inc.
YRC Logistics Asia Limited	357,501,711 shares	100% by YRC Worldwide Inc.
YRC International Investments, Inc.	1,000 shares	100% by YRC Worldwide Inc.
YRC MORTGAGES, LLC	10,000 units	100% by YRC Worldwide Inc.
YRC Regional Transportation, Inc.	1,000 shares	100% by YRC Worldwide Inc.
YRC Enterprise Services, Inc.	1,000 shares	100% by YRC Worldwide Inc.
YRCW Receivables LLC	$1,000 paid in capital	100% by YRC Worldwide Inc.
YRC Inc.	200 shares	100% by Roadway LLC
Roadway Next Day Corporation	100 shares	100% by Roadway LLC
Reimer Express Lines Ltd.	100 Class B Common 7,511,100 Class A Voting Common	100% by YRC Inc.

Roadway Express International, Inc.	1,000 shares	100% by YRC Inc.
Roadway Reverse Logistics, Inc.	100 shares	100% by YRC Inc.
YRC Services S. de R.L. de C.V.	N/A	100% by YRC Transportation, S.A. de C.V.
New Penn Motor Express, Inc.	7 shares	100% by Roadway Next Day Corporation
YRC (Shanghai) Management Consulting CO., LTD.	No shares	100% by YRC Logistics Asia Limited
PT Meridian IQ Indonesia International	$50,000 paid in capital	100% by YRC Logistics Asia Limited
YRC Worldwide Pte. Ltd.	100 shares	100% by YRC International Investments, Inc.
YRC LOGISTICS SERVICES, INC.	50 shares	100% by YRC Regional Transportation, Inc.
YRC Logistics Inc.	100 shares	100% by YRC LOGISTICS SERVICES, INC.
USF Bestway Inc.	283.4 shares	100% by YRC Regional Transportation, Inc.
USF Dugan Inc.	1,000,000 shares	100% by YRC Regional Transportation, Inc.
USF Glen Moore Inc.	100,000	100% by YRC Regional Transportation, Inc.
USF Holland Inc.	1,131 Common Stock 2,610 Preferred Stock	100% by YRC Regional Transportation, Inc.
USF Holland International Sales Corporation	100,000 shares	100% by USF Holland Inc.
USF RedStar LLC	Unknown	100% by YRC Regional Transportation, Inc.
USF Reddaway Inc.	40.5 shares	100% by YRC Regional Transportation, Inc.

Less Than Wholly Owned Subsidiaries

Issuer	Issued and Outstanding Shares/Equity Interests	Record and Beneficial Owner
JHJ International Transportation	$10,000,000 paid in capital	50% by YRC Worldwide Inc. and 50% by Shanghai Jin Jiang International Industrial Investment Co., Ltd.
Roadway Express, S.A. de C.V.	9,210,800 shares	99.99% by YRC Inc. .01% by Transcontinental Lease, S. de R.L de C.V.
Transcontinental Lease, S. de R.L. de C.V.	50 shares	99.99% by YRC Inc. .01% by Roadway Express International, Inc.
YRC Transportation, S.A. de C.V.	5,000 shares	58.9% by YRC Inc. 41.1% by Reimer Express Lines Ltd.

•	.

Schedule 7.03(b) Existing Indebtedness

•	5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 and the subsidiary guarantees of them, with remaining aggregate principal amount of $177,000.

•
Indebtedness arising under contracts entered into in the ordinary course of business for the purchase of goods and services, whether or not delivered or accepted, which constitute take or pay obligations.

•	Included by reference are all liens listed on Schedule 7.01(b).

Additional Outstanding Notes

Maker	Payee	Original Principal Amount
Each Loan Party	Each Loan Party	N/A
YRC Inc. (fka Roadway Express, Inc.)	Roadway LLC	$500,000,000.00
YRC Inc. (fka Roadway Express, Inc.)	YRC Worldwide Inc.	$200,000,000.00
New Penn Motor Express, Inc.	Roadway LLC	$150,000,000.00
YRC Logistics Asia Limited	YRC Worldwide Inc.	$10,203,693.27
YRC Logistics Asia Limited	YRC Worldwide Inc.	1, 563,062.02
Reimer Express Lines Ltd.	YRC Logistics Inc.	$ 3,674,434.39 CAD
YRC Worldwide Inc.	Reimer Express Lines Ltd.	$19,000,000.00
YRC Inc.	Reimer Express Lines Ltd.	$ 5,870,361.00 CAD
Transcontinental Lease, S. de R.L. de C.V.	YRC Transportation, S.A. de C.V.	$1,047,718.92

Capital Lease Obligations

Grantor / Lessee	Lessor	Operating Company	Location/Description	Balance as of 1/31/14
YRC Worldwide Inc.	Bloomington Industrial Property Owner, LLC	YRC	NAT #1 Bloomington - Terminal C4	19,078,779.20
YRC Worldwide Inc.	1313 Grand Street Realty, LLC	YRC	NAT #1 Brooklyn - Terminal C4	5,898,925.60
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #1 Chula Vista - Terminal C4	2,074,577.49
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #1 Denver - Terminal C4	4,898,324.72
YRC Worldwide Inc.	KTR Property Trust I	URD	NAT #1 Fontana - Terminal C4	10,324,335.07
YRC Worldwide Inc.	Prologis Targeted US Logistics Fund, LP	YRC	NAT #1 Gardena - Terminal C4	4,634,586.79
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	URD	NAT #1 Henderson - Terminal C4	3,155,981.50
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	URD	NAT #1 Las Vegas - Terminal C4	2,691,607.83
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #1 Manassas - Terminal C4	1,994,214.80
YRC Worldwide Inc.	Orange Batavia I LLC	URD	NAT #1 Orange - Terminal C4	5,469,230.22
YRC Worldwide Inc.	GPT Orlando Terminal Owner LLC c/o Gramercy Capital Corp.	YRC	NAT #1 Orlando - Terminal C4	1,781,154.80
YRC Worldwide Inc.	Bel Air T.T., LLC (c/o Pacific Industrial, LLC)	YRC	NAT #1 San Diego - Terminal C4	2,197,405.00
YRC Worldwide Inc.	M4 Terminals, LLC c/o Mark IV Capital, Inc.	YRC	NAT #1 San Jose - Terminal C4	1,956,910.11
YRC Worldwide Inc.	M4 Terminals, LLC c/o Mark IV Capital, Inc.	URD	NAT #1 Santa Clara - Terminal C4	2,537,893.92
YRC Worldwide Inc.	KTR Property Trust I	YRC	NAT #1 Seattle - Terminal C4	6,450,485.73
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #1 Sparks - Terminal C4	1,732,906.54

Grantor / Lessee	Lessor	Operating Company	Location/Description	Balance as of 1/31/14
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	NPM	NAT #2 Billerica - Terminal C4	3,991,776.29
YRC Worldwide Inc.	Terreno Dell LLC	YRC	NAT #2 Carlstadt - Terminal C4	3,517,707.62
YRC Worldwide Inc.	GPT Houston Terminal Owner LLC c/o Gramercy Capital Corp.	YRC	NAT #3 - Houston - Terminal C4	3,563,775.63
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #3 Phoenix - Terminal C4	4,384,666.83
YRC Worldwide Inc.	NATMI Truck Terminals, LLC c/o NorthAmerican Terminals Management, Inc.	YRC	NAT #3 Portland - Terminal C4	7,627,074.06
YRC Worldwide Inc.	DCT Regentview Avenue LLC c/o DCT Industrial Trust Inc.	URD	NAT #4 - Downey CA v2 - Terminal C4	5,330,837.07
YRC Worldwide Inc.	DCT Eckhoff Street LLC c/o DCT Industrial Trust Inc.	YRC	NAT #4 - Orange CA v2 - Terminal C4	5,580,927.72
YRC Worldwide Inc.	DCT Peoria Street LLC c/o DCT Industrial Trust Inc.	YRC	NAT #4 - Sun Valley CA - Terminal C4	3,648,379.41
YRC Worldwide Inc.	GPT Deer Park Terminal Owner LLC c/o Gramercy Property Trust	YRC	NAT #5 - Deer Park NY - Terminal C4	2,179,445.82
YRC Worldwide Inc.	Terreno Clawiter LLC c/o Cassidy Turley	YRC	NAT #5 - Hayward/Okland CA - Terminal C4	3,756,728.40
YRC Worldwide Inc.	Prologis Targeted US Logistics Fund, LP	YRC	NAT #5 - Tacoma WA - Terminal C4	2,727,643.28
YRC Worldwide Inc.	Estes Express Lines	YRC	Estes - Charlotte, NC - Terminal C4	5,586,472.44
YRC Worldwide Inc.	Estes Express Lines	UHL	Estes - Coon Rapids - Terminal C4	4,645,616.92
YRC Worldwide Inc.	Estes Express Lines (G. I. Trucking Company)	URD	Estes - Eugene, OR - Terminal C4	1,293,636.81
YRC Worldwide Inc.	Estes Terminals LLC	UHL	Estes - Joilet - Terminal C4	7,249,164.66
YRC Worldwide Inc.	Estes Express Lines	YRC	Estes - Kearny, NJ - Terminal C4	7,446,011.87

Grantor / Lessee	Lessor	Operating Company	Location/Description	Balance as of 1/31/14
YRC Worldwide Inc.	Estes Express Lines	YRC	Estes - Lake Park, GA - Terminal C4	3,834,690.79
YRC Worldwide Inc.	Estes Express Lines, Inc.	UHL	Estes - Milwaukee - Terminal C4	4,553,172.52
YRC Worldwide Inc.	Estes Express Lines	YRC	Estes - Morrisville, NC - Terminal C4	2,166,992.91
YRC Worldwide Inc.	Estes Express Lines (G. I. Trucking Company)	URD	Estes - Redmond, OR - Terminal C4	638,874.55
YRC Worldwide Inc.	Estes Terminals LLC	UHL	Estes - Rockford - Terminal C4	3,717,940.43
YRC Worldwide Inc.	Estes Express Lines, Inc.	UHL	Estes - South Bend - Terminal C4	4,660,177.30
YRC Worldwide Inc.	Estes Terminals LLC	YRC	Estes - Sparks, NV - Terminal C4	5,104,767.77
YRC Worldwide Inc.	Estes Express Lines (G. I. Trucking Company)	URD	Estes - Tacoma, WA - Terminal C4	5,615,755.75
YRC Worldwide Inc.	Estes Express Lines	URD	Estes - Three Forks, MT - Terminal C4	309,384.59
YRC Worldwide Inc.	Estes Express Lines	UHL	Estes - Tomah Monroe County - Terminal C4	1,137,914.92
YRC Worldwide Inc.	Estes Express Lines	YRC	Estes - Wichita, KS - Terminal C4	1,190,145.94
YRC Worldwide Inc.	NATMI National San Bernardino, LP	YRC	Centerpoint - San Bernardino CA - Terminal C4	8,648,015.83
YRC Worldwide Inc.	EXOL Properties, LLC	URD	EXOL - Boise ID - Terminal C4	1,034,275.43
YRC Worldwide Inc.	EXOL Properties, LLC	YRC	EXOL - Meridian ID - Terminal C4	1,462,257.79
YRC Worldwide Inc.	Freight Line Properties LLC	YRC	Freight Line - Salt Lake City, UT - Terminal C4	2,949,166.55
YRC Worldwide Inc.	Kestrel Crossdock LLC	URD	Kestrel Crossdock - Missoula, MT - Terminal C4	1,293,227.68

Grantor / Lessee	Lessor	Operating Company	Location/Description	Balance as of 1/31/14
YRC Worldwide Inc.	Mad Acquisitions, LLC	YRC	Other - Roanoke, VA - Terminal C4	633,638.46
YRC Worldwide Inc.	RLR Investments, LLC (Attn: Corp Legal Dept)	UHL	RLR - Appleton WI - Terminal C4	3,380,468.85
YRC Worldwide Inc.	RLR Investments LLC (Attn: Corp Legal Dept)	YRC	RLR - Atlanta GA - Terminal C4	6,924,155.14
YRC Worldwide Inc.	RL Roberts LLC (Attn: Corp Legal Dept)	YRC	RLR - Chicago West IL - Terminal C4	3,796,028.10
YRC Worldwide Inc.	RLF Booth SPE, LLC	YRC	RLR - Kansas City, MO - Terminal C4	4,931,781.34
YRC Worldwide Inc.	R. L. Roberts, LLC	NPM	RLR - Scranton PA - Terminal C4	1,489,923.38
YRC Worldwide Inc.	ProLogis Targeted U.S. Logistics Fund, L.P. (Attn: Diane Obringer)	YRC	SSF - San Francisco CA - Terminal C4	6,943,267.76
YRC Worldwide Inc.	RLR Investments LLC	URD	TAC - Spokane WA (URD) - Terminal C4	1,477,082.54
YRC Worldwide Inc.	TAC Spokane, LLC	YRC	TAC - Spokane, WA - Terminal C4	975,798.60
YRC Worldwide Inc.	Thunderbolt Management Group Inc (Attn Barry Jenkins)	YRC	Thunderbolt Colorado Springs CO - Terminal C4	639,191.61
YRC Worldwide Inc.	Dauntless ULC c/o Crown Enterprises	YRC	Other - Mississauga/Toronto Canada - Terminal C4	9,229,920.84
YRC Worldwide Inc.	Price Property and Investments LLC and Green-Blue 1818 LLC	YRC	Tower and 5200 Building - Terminal C4	20,368,745.70
YRC Worldwide Inc.	GPT Elkridge Terminal Owner LLC c/o Gramercy Property Trust Inc.	NPM	SE - Elkridge/Baltimore MD - Terminal C4	5,210,767.90
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Lubbock TX - Terminal C4	946,780.16
YRC Worldwide Inc.	A. Duie Pyle, Inc.	NPM	SE - Maspeth - Terminal C4	11,049,181.97
YRC Worldwide Inc.	A. Duie Pyle, Inc.	NPM	SE - Newburgh - Terminal C4	2,734,071.72

Grantor / Lessee	Lessor	Operating Company	Location/Description	Balance as of 1/31/14
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Odessa TX - Terminal C4	557,574.47
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Amarillo, TX - Terminal C4	1,240,096.86
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - McAllen, TX - Terminal C4	1,479,453.46
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Miami, FL - Terminal C4	10,574,256.99
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Tulsa - Terminal C4	1,374,813.83
YRC Worldwide Inc.	Southeastern Freight Lines, Inc.	YRC	SE - Van Buren - Terminal C4	620,383.41
YRC Worldwide Inc.	A. Duie Pyle, Inc.	YRC	SE - Westbrook (Portland, ME) - Terminal C4	742,826.07
YRC Worldwide Inc.	A. Duie Pyle, Inc.	YRC	SE - Williston - Terminal C4	879,862.09
YRC Inc.	Clean Energy Finance, LLC	YRC	(4) 2011 Peterbuilt LNG 384 Series Tractors	231,502.46
YRC Enterprise Services, Inc.	Kronos	YRC	HRIS Workforce Software	910,335.59

Letters of Credit

Issuing Bank	LOC #	Beneficiary	Letter of Credit Total
SunTrust Bank	F844353	Old Republic Insurance Company	$132,243,850.00
SunTrust Bank	F856462	National Union Fire Insurance Company of Pittsburgh, PA, et al	$9,900,000.00

Issuing Bank	LOC #	Beneficiary	Letter of Credit Total
Wells Fargo Bank, N.A.	517615P	Hartford Fire Insurance Co.	$450,000.00
Wells Fargo Bank, N.A.	IS0014715U	QBE Insurance Corporation	$878,775.00
JPMorgan Chase Bank, N.A.	CPCS-742627	Bank of America, National Association, Canada Branch, FIA Card Services, National Association	$2,710,000.00
JPMorgan Chase Bank, N.A.	CPCS-793046	Liberty Mutual Insurance Company	$8,000,000.00
JPMorgan Chase Bank, N.A.	CPCS-918562	Safety National Casualty Corporation	$3,000,000.00
JPMorgan Chase Bank, N.A.	TFTS-239248	Westchester Fire Insurance Company	$4,060,000.00
JPMorgan Chase Bank, N.A.	TFTS-271022	ExxonMobil Oil Corporation	$150,000.00
JPMorgan Chase Bank, N.A.	TFTS-333618	Macquarie Equipment Finance, LLC	$3,860,000.00
JPMorgan Chase Bank, N.A.	TFTS-359598	Canadian National Railway Company	$100,000.00
JPMorgan Chase Bank, N.A.	TFTS-777114	Truman Arnold Companies	$480,000.00
JPMorgan Chase Bank, N.A.	TFTS-780064	Musket Corporation	$1,500,000.00
JPMorgan Chase Bank, N.A.	TFTS-780065	Southern Counties Oil Co., a CA limited partnership	$250,000.00

Issuing Bank	LOC #	Beneficiary	Letter of Credit Total
JPMorgan Chase Bank, N.A.	TFTS-796000	Mansfield Oil Company of Gainesville, Inc.	$450,000.00

•

Schedule 7.05 Asset Sales

•	Sale of property located at 2385 Route 715, Tannersville, PA 18372.

•	Sale of property located at 9711 State Avenue, Kansas City, Wyandotte County, Kansas

•	Sale of property located at 9717 State Avenue, Kansas City, Wyandotte County, Kansas

•	Sale of preferred shares of Newgistics, Inc.

Schedule 7.08 Transactions with Affiliates

Included by reference are all transactions with affiliates provided for in the 10-Q filed on November 12, 2013 and the 10-K filed on February 21, 2013 by YRC Worldwide Inc.

Schedule 7.09 Certain Contractual Obligations

Included by reference are all contractual obligations provided for in the 10-Q filed on November 12, 2013 and the 10-K filed on February 21, 2013 by YRC Worldwide Inc.